As filed with the Securities and Exchange Commission on November 26, 2008.

                                                             File No.  000-53366
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 10
                                AMENDMENT NO. ONE


                        GENERAL FORM FOR REGISTRATION OF SECURITIES
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                            CHINA VOICE HOLDING CORP.
             (Exact name of registrant as specified in its charter)

                    NEVADA                                   16-1680725

        (State or other jurisdiction of                   (I.R.S. Employer
         incorporation or organization)                  Identification No.)

327 Plaza Real, Suite 319, Boca Raton, Florida                  33432
   (Address of principal executive offices)                  (Zip Code)

                  Registrant's telephone number: (561) 394-2482

                                   Copies to:

                                  Bill Burbank
                      Chief Executive Officer and President
                            China Voice Holding Corp.
                            327 Plaza Real, Suite 319
                            Boca Raton, Florida 33432
                                 (561) 394-2482

                              Ronald L. Brown, Esq.
                                Andrews Kurth LLP
                          1717 Main Street, Suite 3700
                               Dallas, Texas 75214
                                 (214) 659-4400

        Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                         Name of each exchange on which
     to be so registered                         each class is to be registered

       Not applicable.                                   Not applicable.

        Securities to be registered pursuant to Section 12(g) of the Act:
                     Common Stock, par value $.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer                          Accelerated filer

Non-accelerated filer                            Smaller reporting company [X]
(Do not check if a smaller reporting company)

                                TABLE OF CONTENTS


ITEM 1.      BUSINESS..........................................................1


ITEM 1A.     RISK FACTORS.....................................................12



ITEM 2.      FINANCIAL INFORMATION............................................24



ITEM 3.      PROPERTIES.......................................................33


ITEM 4.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...33


ITEM 5.      DIRECTORS AND EXECUTIVE OFFICERS.................................35


ITEM 6.      EXECUTIVE COMPENSATION...........................................37


ITEM 7.      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND
               DIRECTOR INDEPENDENCE..........................................38


ITEM 8.      LEGAL PROCEEDINGS................................................40


ITEM 9.      MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
               EQUITY AND RELATED STOCKHOLDER MATTERS.........................40


ITEM 10.     RECENT SALES OF UNREGISTERED SECURITIES..........................42


ITEM 11.     DESCRIPTION OF SECURITIES........................................48


ITEM 12.     INDEMNIFICATION OF DIRECTORS AND OFFICERS........................52


ITEM 13.     FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA......................54


ITEM 14.     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                AND FINANCIAL DISCLOSURE......................................54


ITEM 15.     FINANCIAL STATEMENTS AND EXHIBITS................................55


SIGNATURES....................................................................56

FINANCIAL STATEMENTS.........................................................F-1

                                EXPLANATORY NOTE

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. You should assume that the information contained in this document is accurate as of the date of this Form 10 only.

As used in this Form 10, unless the context otherwise requires the terms "we," "us," "our," "CHVC" and the "Company" refer to China Voice Holding Corp., a Nevada corporation, and its subsidiaries.

                           FORWARD-LOOKING STATEMENTS

Except for statements of historical fact, certain information described in this document contains "forward-looking statements" that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," "would" or similar words. The statements that contain these or similar words should be read carefully because these statements discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other "forward-looking" information. China Voice Holding Corp. believes that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able accurately to predict or control. Further, we urge you to be cautious of the forward-looking statements which are contained in this Form 10 because they involve risks, uncertainties and other factors affecting our operations, market growth, service, products and licenses. The factors listed below in the section captioned "Risk Factors" within Item 1A, "Description of Business," as well as other cautionary language in this Form 10, describe such risks, uncertainties and events that may cause our actual results and achievements, whether expressed or implied, to differ materially from the expectations we describe in our forward-looking statements. The occurrence of any of the events described as risk factors could have a material adverse effect on our business, results of operations and financial position.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When our Registration Statement on Form 10 becomes effective, we will file reports, proxy statements, information statements and other information with the Securities and Exchange Commission. You may read and copy this information, for a copying fee, at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services, and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

Our internet address is www.chvc.com. Upon the effectiveness of this registration statement with the SEC, we will make available through a link to the SEC's web site, electronic copies of the materials we file with the SEC (including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors and 10% stockholders and amendments to those reports). To receive paper copies of our SEC materials, please contact us by mail addressed to China Voice Holding Corp., c/o Investor Relations, 327 Plaza Real, Suite 319, Boca Raton, Florida 33432, (561) 394-2482.

ITEM 1.           BUSINESS

General Information

Our business address is 327 Plaza Real, Suite 319, Boca Raton, Florida 33432, and our telephone number is (561)394-2482. Our website is www.chvc.com. The information contained in, or that can be accessed through, our website is not part of this registration statement.

History

China Voice Holding Corp. was incorporated in New York on August 7, 2003 under the name "Surf Franchise, Inc." On April 1, 2004, we entered into an Agreement and Plan of Reorganization with China Voice Corp., a Nevada Corporation, pursuant to which China Voice Corp. became our wholly-owned subsidiary through a reverse acquisition, whereby the former stockholders of China Voice Corp. received a controlling interest of our common stock. On April 14, 2004, we changed our name from "Surf Franchise, Inc." to "China Voice Holding Corp." On July 22, 2008, we reorganized the company from a New York corporation to a Nevada corporation.

Since the acquisition of China Voice Corp. was closed through the issuance of a controlling interest in our common stock, a subsidiary of China Voice Corp., Voium Technologies Ltd., was deemed as the survivor for accounting purposes.

Company Overview

We are a United States (Nevada) public holding company headquartered in Boca Raton, Florida with a portfolio of next-generation communications products and services doing business in the People's Republic of China and the United States. Through our subsidiaries, we provide Voice over Internet Protocol ("VoIP") telephone services, office automation, wireless broadband, unified messaging, video conferencing, prepaid calling cards and prepaid cellular as well as other advanced voice and data services primarily in China and North America. Licenses that our Chinese subsidiaries hold give us legal status as an approved and licensed telecommunications company to provide VoIP, telecommunication and office automation services throughout China.

We also provide wholesale termination, which is a service described as VoIP minutes sold on a wholesale basis utilizing the Company's telecommunications switch and terminating the call on the service provider customer's network who in turn terminates the call to the end user customer.

We further provide mobility services, which are the Company's ability to design, integrate, build, deploy and manage dynamic mobile applications; engage consulting services facilitating business development; and provide application management services for flexible deployment options. The Company's Chinese based technology and expertise enables its customers to provide business-critical information to mobile employees.

Our North American operations from time to time provide an infrastructure to support the marketing, sale and fulfillment of Asian communication products and services in the United States. In turn, our Chinese operations provide a vehicle to distribute and deploy U.S. telecommunication, wireless and next generation technology products within Asia. An example of this interaction is that Cable and Voice Corporation, one of our U.S. subsidiaries imports cable and telecommunications products from China and because of our Chinese subsidiary, Candidsoft, we were able to use their relationship with InterEdge Technologies for Cable and Voice Corporation to become the sole distributor for InterEdge VoIP devices in the United States. InterEdge VoIP products were originally acquired for the Company's Chinese contracts.

Chinese operations also provide suppliers and customer leads for the Company's U.S. subsidiary CVC International, Inc. Our U.S. operations source and acquire Dell computers, servers and technology in the United States for use in China. An example of U.S. operations providing American technology for deployment and sale in the China market are the company's exclusive sales and marketing license agreements with WRIO for their advanced wireless broadband technology and with Essential Security Software, Inc for Cypher, a patented next generation email security and encryption application.

Our Growth Strategy

Our growth strategy starts with our existing relationships with telecommunications companies and government entities. Our Chinese subsidiary, Candidsoft, has enjoyed many long-term relationships with numerous government and academic customers, such as China Foreign Trade Commission, China Telecommunication Administration Bureau, China Tourism Bureau, China National Anti-Poverty Organization (NAPO), Navigation Affair Administration Bureau of the GuangXi Autonomous Region, Guang Xi Land Transport Bureau, Beijing Normal University, and Zhong Shan University.

We have signed agreements with China's second largest telecommunications carrier, China Netcom (CNC), to provide us with preferential rates and cooperation. The agreements call for CNC to provide connectivity, network expansion, installation, billing, collection and on-going support of our government contracts. The initial phase of the agreement is for the GuangXi Autonomous Region where we have approximately half of our contracts for our SKY O/A integrated Office Automation and VoIP solution. In addition, CNC is private labeling SKY O/A to sell to the Private Sector in China under the ICT Business brand. CNC plans to market ICT following the installation of our government contracts in the GuangXi Region. China Netcom (CNC) is currently going through a merger with China Unicom (CUC) which is expected to be completed in January 2009. The name of the merged company is China Unicom (CUC).

These relationships give us the opportunity to reach large numbers of customers quickly. In China, we will continue to expand and strengthen relationships with government entities and telecommunications companies to expand our market and customer reach. In the United States we have acquired and established multiple companies that have extensive distribution and customers and as such generate significant revenue. We are currently developing higher margin products and services to sell into our customer base.

In addition, we have made multiple acquisitions and plan to continue a strategy of pursuing targeted acquisitions of synergistic companies to achieve growth in profitable businesses. We can gain quick access to a large number of customers through properly planned acquisitions.

We currently have fourteen subsidiary companies; eleven in the United States that are wholly owned, one in the Cayman Islands and two in China.

U.S. Companies

o On February 27, 2004, China Voice Corp. entered into an agreement with Hughes Corporation, Voium Technologies Ltd., Nations Corp. Limited and Integrated Performance Systems, Inc. pursuant to which Voium Technologies Ltd. became a wholly-owned subsidiary of China Voice Corp. and China Voice Corp. acquired Hughes Corporation's exclusive VoIP license issued by the Government of China. As consideration for the acquisition of Voium Technologies Ltd. and the VoIP License from Hughes Corporation, China Voice Corp. issued 50,000,000 shares of common stock to the parties to the agreement and the remaining stockholders of Voium Technologies Ltd. On April 1, 2004, we acquired China Voice Corp. in a reverse merger transaction whereby China Voice and Voium Technologies became wholly-owned subsidiaries of the Company and we issued an amount of common stock to the stockholders of China Voice Corp. representing a controlling interest in our Company.

o Effective June 30, 2005, we acquired East West Global Communications, Inc., a Florida Corporation, for the issuance of 20,028,000 shares of our common stock.

o Pursuant to the terms of the Agreement and Plan of Merger, dated August 25, 2006, DTNet Technologies became a wholly-owned subsidiary of our company in exchange for cash consideration of $325,000, a convertible promissory note in the original principal amount of $675,000, and 1,000,000 shares of our common stock. We agreed to issue up to an additional 1,000,000 shares of common stock if certain future earnings conditions are met.

o CVC International, Inc. was established in January 2007, a provider of wholesale VoIP telecommunications services located in South Florida.

o Phone House, Inc. was acquired in June 2007. Pursuant to the terms of an Agreement and Plan of Merger with the sole stockholder of Phone House we agreed to pay cash consideration of $100,000, a promissory note in the original principal amount of $180,000, and 650,000 shares of our common stock. We may also issue up to an additional 1,500,000 shares of our common stock to Phone House's former sole stockholder upon satisfaction of certain future earnings conditions.

o We acquired Dial-Tone Communication, Inc., now a Florida corporation, on July 19, 2007 pursuant to the terms of an Agreement and Plan of Merger in which we agreed to pay cash consideration of approximately $47,500, a promissory note in the original principal amount of $20,000 and 450,000 shares of our common stock. In addition, we may issue up to an additional 200,000 shares of our common stock to the former sole stockholder of Dial-Tone Communication if certain future earnings conditions are met.

o We acquired StreamJet.Net, Inc., a Texas corporation, on October 22, 2007, pursuant to the terms of an Agreement and Plan of Merger, dated as of March 15, 2007. Under the terms of the Agreement and Plan of Merger, StreamJet.Net became a wholly-owned subsidiary of our company in exchange for 4,725,000 shares of our common stock and warrants to purchase up to 16,000,000 additional shares of our common stock for $0.30 per share.

o Cable and Voice Corporation was established on June 1, 2008, a master distributor of advanced broadband products and services located in Tampa, Florida.

o StarCom Alliance, Inc. was established in January 2008, as a Master Distributor of prepaid cellular products and services.

o    Three other U.S. subsidiaries are not active.

Foreign Companies

o Voium Technologies, Ltd. is a Cayman Islands corporation that acts as the holding company for our Chinese companies.

o In China, we own 100% of Vastland Holding Beijing Co. Ltd., a Wholly-Owned Foreign Enterprise (WOFE) established in July 2007, that is an approved and registered legal entity operating within China that allows us to bank through HSBC, and Candidsoft Technologies Company Ltd. of Beijing, Inc., acquired in January 2006, of which we own 65%. As consideration, we issued 4,925,000 shares of our common stock and, subject to satisfaction of certain future earnings objectives of Candidsoft, we may issue up to an additional 2,000,000 shares of common stock to the selling Candidsoft stockholders.

An organizational chart of our Chinese operating structure is as follows:



                         China Voice Holding Corp. (US)
                         -----------------------------

                   VOIUM Technologies, Ltd. (Cayman Islands)
                   -----------------------------------------

                         100%                                            65%(1)
  Vastland Holding Beijing Co. Ltd.        Candidsoft Technologies Company, Ltd.
  ---------------------------------        ------------------------------------
            (PRC)                                       (PRC)


(1) Our ownership of Candidsoft is maintained as follows. We acquired 65% beneficial ownership from Chun Li Xing, who retained 35% and retained ownership of record and entered into the following agreements:

     1. Trust Agreement, which provides for Mr. Xing to vote the stock and elect directors for the benefit and at the direction of our subsidiary Voium Technologies Ltd. We are also holding 100% of the stock certificates of Candidsoft endorsed in blank.

     2. Technology Agreement provides for a payment to Voium of 65% of the profits of Candidsoft, thus allowing for payments to Voium which can then be remitted to us.

     3. Asset Purchase Agreement conveying all Candidsoft assets to Voium and allowing us to control the Candidsoft contracts and intellectual property.

We have obtained an opinion from Chinese counsel as to the enforceability of the trust and technology agreements, as well as the original acquisition agreement.

Products and Services

We offer a variety of next generation communications products and services to government and business entities in the United States and China through our portfolio of subsidiaries. Our business interests are separated into four segments; Communications Software Development, Telecommunications Services, Calling Card Distribution and Advanced Broadband Hardware Distribution. The following is a description of each of our subsidiaries and the products and services they provide as well as their business segment that they fit into. All subsidiaries provide monthly financial reporting to our Controller in South Florida.

As referenced above, we classify our business interests into four segments:

Communications Software Development - In China, we have developed patented Office Automation and Internet Telephony technology platforms for large enterprise and government applications. Our web-based technology was designed around the specific needs of the Chinese Government and allows multiple workers to collaborate on a singe project and enables management to effectively monitor virtually every aspect of the workers on-line and telephony experience.

Candidsoft  Technologies  Company  Ltd.  of  Beijing,  Inc.  (Candidsoft)  is an
international software company based in the Zhong-Guan-Cun Science and Technology Park in Beijing, China. CandidSoft has used local expertise to research, develop, and establish information and communication platforms for business and government applications. CandidSoft uses "SKY O/A" as the product trademark and separates products into three general categories: O/A Cooperative

Office Solutions, O/A Integrated Office Solutions, and O/A Unified Processing Solutions. The Company provides office automation and integration services to government, academic and commercial customers and has developed China's first patented Office Automation application, in large part guided by the needs of Chinese Government Agencies. This platform was designed for flexibility and may be easily modified or extended to meet the specific needs of each Chinese Government Agency or Large Enterprise Company. SKY O/A(TM) uses a web-based technology and allows multiple workers to collaborate on a single project. The SKY O/A(TM) Office Automation platform currently supports over one million users within China. We are currently installing "seats" that consist of our SKY O/A office automaton application, VoIP and telephony services to our five contracts with three large Chinese Government agencies. We are focused on delivering our voice and data solutions to Chinese Government Customers and have partnered with China Netcom to private label our services to sell to the private sector. Our service offerings are designed to generate significant cost savings on capital expenditures and ongoing expenses for customers.

Telecommunications Services - We provide VoIP telecommunications services to Carriers, Cable companies, large Call Contact Centers and other communication Service Providers. Our Network Operations Center (NOC) is based in Florida and utilizes a next generation Enhanced Services platform that is manned 24/7. Fully redundant technologies are deployed in a scalable network environment to enable the Company to compete effectively and efficiently in the ever-evolving and rapidly growing IP telecommunications marketplace. We are focused on proving high quality and large volume international routes at competitive prices.

CVC International Inc. is a wholesale provider of telecommunications services to CLEC's, ISPs, IXC's, cable companies and other communication service providers ("Carriers"). The Company's Network Operations Center (NOC) is fully manned 24 x
7. The secure location housing our NOC contains battery backup and power generators to eliminate electrical outages, and several rack-mounted servers and other equipment needed to support our network. The NOC monitors all aspects of the technical environment, from its extensive backbone to network routers, SIP proxies, numerous routing gateways and soft switches. The Company focuses on selling high volumes of international termination business. The Company has Network Operations Centers located in Tampa and Boca Raton, Florida. Currently, CVC International's network is utilized exclusively to support its VoIP wholesale termination business. In early 2009, CHVC plans to develop, market and distribute a private branded prepaid calling card line through its subsidiaries Phone House, Dial Tone and StarCom Alliance. CHVC plans to use CVC International's network, billing and switching platform to support this new product line which is expected to generate higher profit margins on cards sold through these subsidiaries. Through the licenses and relationships of CHVC's China subsidiaries, the Company has legal access to various origination and termination telecommunication services. We believe the Company can provide a vehicle for the marketing and sale of these hard-to-find China services. Effectively, the Company acts as a middleman between a phone company and a country by placing its own hardware in a telecommunications hub. It takes a fee for calls originating (made from) or terminating (final connection) through its hub based hardware. Additional information on the company may be found at www.CVCINTL.com.

Calling Card Distribution - Our calling card distribution business sells prepaid telephone and cellular calling cards purchased from various telecommunications carriers through a network of private distributors located primarily in southern California. We currently have three subsidiaries that fit into this business segment.

Phonehouse U.S.A., Inc. and Dial-Tone Communications provide discount calling cards that enable users who purchase cards in the United States to call China, India, Mexico, Africa, South America, Brazil, Bangladesh, and other countries throughout the world at significant savings. We do not resell calling cards that provide long-distance minutes in restricted areas such as Cuba, Syria, Sudan or Iran. These calling cards may be used to call from the United States to other countries, to call from other countries to the United States, or to call between countries outside the United States. Although the communications business is changing everyday, there will always be a place for selling discount calling cards to a very large population which has little or no access to credit, or are unable to establish a bank account or a postpaid telephone services account. We plan to leverage the special termination rates that we have negotiated through our CVC International, Inc and China subsidiaries to develop profitable private-labeled calling cards that will be marketed to targeted ethnic populations within the United States. The Company's calling cards are currently sold through a network of over 90 private distributors. Through this network, the Company estimates that its calling cards are sold through over 10,000 retail outlets in the United States, of which more than 5,000 retail outlets are located in Southern California.

StarCom Alliance, Inc. was established in January 2008 as a master distributor of prepaid cellular products. StarCom's products provide customers with reduced calling rates for both national and international destinations. The Company's prepaid products include cellular phones, sim cards, cellular calling cards and refill pins. While there will always be a demand for the traditional prepaid calling cards, currently major growth is on prepaid cellular products. This growth is fueled by the desire of customers to better manage their mobile costs and to have certain features and flexibility that the "contract" (or post-paid) services do not offer.

Advanced Broadband Hardware Distribution - The hardware distribution line supplies broadband, WIFI, and VoIP components hardware to broadband service providers.

As referenced above, on June 1, 2008 we established Cable and Voice Corporation, a Florida Corporation to better take advantage of the opportunities in the Cable industry.

Cable and Voice Corporation is a value-added distributor of advanced broadband products and services. This operation also provides centralized, cost-effective and efficient warehousing, shipping, receiving and fulfillment for all U.S.
operations.  For over nine years  Cable and Voice  Corporation  (formerly  DTNet
Technologies) has delivered quality broadband, VoIP and wireless products to enterprise, government, and service provider customers throughout the world. The
Company's products include cable modems,  DSL/ADSL modems, cables, UPS units, AV
Powerline and Homeplug adapters, WIFI and cellular wireless hardware and software applications, Intelligent Telephone Adapters (ITA) and IP Telephones for VoIP services and other customer premise equipment. Working closely with its international partners, the company has been able to provide excellent quality at very competitive prices. Cable and Voice Corporation also sells an enhanced residential VoIP broadband private label services offering to complement its customers' core services. Cable and Voice Corporation's clients include many of the top 10 largest cable operators, as well as regional and local providers. The
Company was awarded one of the first Platinum Vendor designations from the National Cable Television Cooperative (NCTC), which gives the Company access to more than 1000 independent cable companies with over 15 million subscribers throughout the United States. We believe that good service, knowledgeable salespeople and capable technical support have given the Company our edge over its competition. Additional information on the company may be found at www.CableandVoice.com.

Each of these segments has contributed the following in revenues during the last two fiscal years and first quarters:

                             Communications        Telecommunication         Calling Card
         Period                 Software                Services             Distribution       Hardware Distribution
         ------                 --------                --------             ------------       ---------------------
YE 06-30-07               $         184,116      $         626,397       $         719,124      $         811,533
YE 06-30-08                         309,343              3,521,385              31,446,244              1,156,775
Q1 09-30-07                         136,081                581,634               5,051,339                304,456
Q2 09-30-08                          95,985                669,453              14,746,421                457,493


Total revenues by such periods were derived from operations in the United States and China, respectfully, as follows:

         Period               US Operations         China Operations

YE 06-30-07               $       1,626,153      $         716,070
YE 06-30-08                      35,486,367                947,380
Q1 09-30-07                       5,655,763                417,747
Q2 09-30-08                      15,868,367                 95,985

Distribution and Marketing

Our marketing strategy in China is based on our existing relationships with government agencies and China's number two telecommunications carrier, China Netcom, (CNC). CHVC will utilize CNC for sales of the Company's services to the private sector through Sky O/A software licensing. CNC has also entered into an agreement to provide Data Center hosting, broadband services, installation, first level support, billing and collection of Candidsoft's services for its Chinese Government Contracts. Our business model in China is recurring, whereas we typically bill for our services on a monthly basis and our technology solutions are licensed and not sold.

Our United States marketing strategy builds on our established customer base and business relationships of DTNet Technologies/Cable and Voice Corporation, CVC International, Phone House, Dial Tone Communications and StarCom Alliance described above.

Technology and Intellectual Property

We employ a number of technologies, some of them proprietary, to deliver our next-generation communications services. Through our China subsidiary, Candidsoft, we have developed China's first patented groupware/office automaton with integrated VoIP, which can be easily customized to meet specific needs of customers to provide a web-based collaborative work venue.

In China, we have assembled a substantial and valuable collection of next generation technology licenses to operate and deploy our services. The Chinese government does not own any proprietary rights in any of the Company's technology.

Our licenses consist of:

     (1) Value-added Telecom Services Operating License -- reissued on March 31, 2006 -- expires on May 7, 2010 -- for: Value-added Telecom Information Services (limited to VAS on Mobile network), Fax storage and forwarding services, Internet Connection Services, Call Center Services -- Renewable upon request This license enables the Company to deploy its services throughout China directly to private sector customers.

     (2) Telecom and Information Service Operating License -- issued on March 21,2006 -- expires on June 1, 2010 -- for: Internet Content Service -- All services except news, publication, education, health care, medication, and medical equipment -- Renewable upon request. This license enables the Company to deploy its services throughout China directly to private sector customers

     (3) Our China subsidiary, Candidsoft is able to use, under its contract partner -- China Netcom's "Facilities Based Operator", a license which grants the right to operate and provide basic telecom services for much of the companies' current deployments. This also enables us to sell and deploy its application software to China Netcom on a private label basis.

The core technology for our advanced hosted services platform consists of both licensed and open source softswitch technology. We have developed a number of supplemental processes to enhance the platform, enabling us to offer multiple platform features and seamlessly integrate the platform with customer office automation systems.

The equipment necessary to run the platform is connected by a private IP network, which helps to eliminate the poor latency, high jitter, and high packet loss often found in Chinese internet and IP networks. Our network is fully connected to public land lines and mobile networks in China, major internet service providers in China and international call carrying systems. Our technical infrastructure is fully scalable, needing only additional hardware to support new contracts.

Through Candidsoft, the company has developed China's first patented and copyrighted groupware/office automaton application now with integrated VoIP, which can be easily customized to meet specific needs of customers to provide a web-based collaborative work venue. The Company's patents and copyrights protect CHVC's China operations from competition.

 Our software patents and copyrights consist of the following:

(1)  Software Patent:  Guo Li Xin Office Automation System - China - Issue Date:
     March 6, 2006

(2) Software Patent: National Anti-Poverty Organization Integrated Information System for Counties and Villages - China - Issue Date: March 6, 2006

(3) Software Patent: National Anti-Poverty Organization Integrated Information System - Training system for labor movement, Anti-Poverty system, and digital library subsystem - China - Issue Date: March 6, 2006

(4)  Software Patent: CoMaster VoIP System for Virtual Area Networks - Singapore
     - Issue Date March 8, 2004

(5)  SkyOA Office Automation  Groupware - National  Copyright  Administration of
     The  People's   Republic  of  China  -  This  is  the  original   copyright
     certification issued in 2001, SKY O/A no telephony component

(6) SkyOA Unified Communications Groupware - National Copyright Administration of The People's Republic of China - This is the certification issued in December 2006 for SKY O/A with telephony

(7) SkyOA Unified Communications Groupware - Beijing Municipal Science and Technology Commission - This the latest license that was issued by Beijing City, essentially the same as (2) but from a different issuing body.

All certificates are valid for 5 years and they are renewable.

StreamJet.Net holds the exclusive sales and marketing license for China from Essential Security Software for a patented next generation email security and encryption application.

WRIO Wireless Broadband Technology has awarded us with exclusive sales and marketing rights in China.

From time to time, we may be subject to proceedings or claims alleging infringement of intellectual property rights of third parties or where we initiate claims to protect the intellectual property rights of our technology. Such matters may require us to expend significant sums in litigation and/or in licensing fees. Moreover, such claims could result in significant damages being awarded, and/or the requirement to develop non-infringing technology, or acquire additional licenses to the technology that is the subject of the asserted infringement, any of which could have a material adverse effect on our business. We rely upon copyright, trademark, patents and trade secret protection to protect our proprietary rights in our products and processes; however, there can be no assurance that these protections will be adequate to deter misappropriation of our technologies or independent third-party development of potentially infringing technologies.

The business telecommunications industry is characterized by rapid technological change. Industry participants often find it necessary to develop products and features similar to those introduced by others, with incomplete knowledge of whether patent protection may have been applied for or may ultimately be obtained by competitors or others. The telecommunications industry has historically witnessed numerous allegations of patent infringement and considerable related litigation among industry participants. As noted above, we may receive claims of patent infringement from third parties seeking substantial sums and may be sued in federal court for patent infringement. In response to prior infringement claims, we may pursue settlements and/or obtain nonexclusive licenses entitling us to utilize the patented technologies or processes that are widely licensed and used in the telecommunications industry. These licenses may either expire at the end of the patent license or the end of an agreed-to period.

During the most recent two years ended June 30, 2008, we spent $155,315 on the research and development of our SKY O/A office automation and VoIP system in China.

The Company's Essential Security Software and WRIO agreements do not currently impact the Company's revenue nor are they the focus of the Company. CHVC does however expect them to make a significant contribution to the Company's revenue and profitability in the future. The Company expects to commit resources to these technologies in the third or fourth quarter of 2009.

Customers and Certain Contracts

We serve primarily the China and United States market, with a focus on established communications companies, cable television providers and government entities. Our customers have been acquired primarily through the acquisition of existing companies. We are also leveraging our relationships with established telephone companies and government entities to reach new customers. In China, our Communications Software Development company, Candidsoft, has sold its Office Automation application, SKY O/A to agencies such as the China Foreign Trade Commission, China Telecommunication Administration Bureau, China Tourism Bureau, China National Anti-Poverty Organization, Beijing Normal University, Zhongshan University, Ningxia Population Control Bureau, Chong Wen Education
Administration, Xiag Jiang Military Division, He Bei Province Economic Development Bureau, Qin Zhong Merchant Bank, Chang Sha Navigation Affair Administration Bureau, China Cotton Network, Beijing Engine Manufacturer, Beijing Language School and the Shang Xi Province School of Chemical Engineering. In the past, Candidsoft's sales model was to sell the use of SKY O/A to its customers and configure, integrate and customize each installation to meet each customer's specific needs on a contract per contract basis. During the last 18 months Candidsoft has transitioned to an Application Service Provider
(ASP) model sometimes referred to as "hosted" or a rental model to provide reoccurring monthly revenue rather than the one time contract sale model used in the past. The Company currently has five Contracts with three Government Agencies that call for 103,000 Office Automation with VoIP telephony services (Seats). The National Anti-Poverty Organization (NAPO) is an existing customer of the Company's Office Automation applications. They have contracted the Company to integrate voice applications into its Office Automation platform so that data and voice communications can be truly unified. The integrated solution is specially designed to meet NAPO's unique needs as a multi-level and multi-location Chinese government agency. In addition, the Navigation Affairs Administration Bureau of the GuangXi Autonomous Region is a relatively new customer that has entered into an agreement to purchase Candidsoft's integrated office automation system and voice applications. This agency wants to provide end users the ability to combine video, voice, and data services, convert information from different networks and present to the users in a unified format. End users are able to access different functions of the platform easily no matter what time it is, where they are, and what access media they use. The government agencies that make up most of Candidsoft's current contracts and revenue are the National Anti-Poverty Organization (NAPO), Navigation Affairs Administration, and the Guang Xi Land Transport Bureau (GXT). Another government entitiy and partner, China Unicom is also a customer for Candidsoft's new SCDMA cellular for application for SKY O/A that enables teleconferencing and IM Chat. In addition, the Company also has a contract with a private company called GuangXi ChaoDa Group ("ChaoDa"). ChaoDa is recognized as a member of the Chinese Service Industry 500, the Chinese Transportation 100, the Chinese Land Transportation 100 and the GuangXi Enterprise 50 Companies.

In the United States, our Advanced Broadband Hardware subsidiary, Cable and Voice Corporation, customers include the National Cable Television Cooperative, which gives us access to more than 1,000 independent cable companies. Our
Telecommunications Services subsidiary, CVC International, customer's are service providers, Call Centers and Telecommunications Carriers and VoIP Providers. Calling Card Distribution subsidiaries, Phone House, Dial Tone, and StarCom Alliance, sell wholesale prepaid calling cards and prepaid cellular products and services to distributors that typically service convenience stores in Southern California.

We expect our revenue concentration in China vs. the U.S. to be greater in the U.S. during the next six months. In the United States, through our StarCom Alliance Inc and Phone House Inc subsidiaries, we have signed Exclusive Supplier Agreements with two large distributors; Prepaid Power Distribution and Sarah Enterprises. Approximately 37% of our total revenue during fiscal 2008 was derived through the Prepaid Power contract, and an additional 4% through the Sarah Enterprises contract.

Most of our government contracts in China are for periods of five or ten years and generally have the right to cancel ongoing or planned orders. If any of these contracts were canceled or there were significant reductions in expected orders under any of the contracts, our current and projected revenues could decrease significantly and our business could be severely harmed.

In the U.S. we are dependant upon the continuation of our Exclusive Supplier Agreements with the companies referenced above. If any of these contracts were discontinued or there are significant reductions in expected orders under any of the contracts, our current and projected revenues could decrease significantly, and our business could be severely harmed.

Backlog

We currently have five contracts with three large government agencies in China that call for the installation of 103,000 seats. The Company has installed approximately 1,000 seats, trained two groups of CNC personnel for installation and customer support and we are increasing installations at a rapid pace. A seat consists of a SKY O/A office automation license and configuration and IP Phone or ITA end devices to deliver VoIP telephone services.

Competition

We are subject to significant competition that could impact our ability to gain market share, win business and increase the price pressure on our products. We face strong competition from a wide variety of firms, including large, national and international telecommunications companies. Many of our competitors have considerably greater financial, marketing and technological resources, which may make it difficult to win new contracts and compete successfully. Certain competitors operate larger facilities and have longer operating histories and presence in key markets, greater name recognition, larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources. As a result, these competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sale of their products. Moreover, we may not have sufficient resources to undertake the continuing research and development necessary to remain competitive.

We  believe  the  principal   factors  that  generally   determine  a  company's
competitive advantage in Communications Software Development products and services market include the following:

o applications developed in China around the specific needs and requirements of the Chinese Government and large enterprise companies;

o    patented, copyrighted and licensed technology in China;

o well established relationships that make opportunities available to the company and protect our interests in China;

o    engineering and design capabilities;

o    broad functionality, durability and reliability of products and services;

o proven record of products and service with over 1 million users on Sky O/A platform in China;

o    investment in research and development;

o    broad understanding of the availability of products in the industry;

o    flexibility and configurability to meet complex customer requirements;

o    commonality of parts, hardware and transparency;

o    ease of integration with existing equipment; and

o    competitive sales and marketing capabilities.

The Company has different competition in each of its subsidiary companies. In the U.S., the primary competitors for Cable and Voice Corporation are Motorola, Arris Telewire, Westel, Comtrends, VoIP Supply, Scott Cable, Adams Global, and SMC. In addition some of Cable and Voice Corporation's suppliers have the ability to make direct sales to our customers. CVC International competes with all telecommunications carriers and suppliers. Most of CVC's Sales Agreements are reciprocal, meaning that both companies can either buy or sell to each other. Phone House and Dial Tone's primary competition in Southern California are Base Communications, Krossland International, NPR Telecommunications and NSI/TSI. Starcom Alliance, Inc.'s primary competitors are Lunes Telecommunications, Vincent Communications and Universal One Distribution.

In China, the Company has very little competition at this time primarily because the Company's product was developed in Chinese, by Chinese Nationals, around the specific needs of the Government and large Enterprise companies. In addition because of the Company's business relationship with China Netcom (soon to be China Unicom), where they provide connectivity and installation of the Company's Government contracts and will also private label our platform for sale to the private sector, the Company believes that this partnership provides a strong validation of our technology. The closest product to the Company's technology is IBM's Lotus 8, however, it was designed and manufactured in the U.S. in English and therefore, it does not pose any competitive threat to the Company's business in China.

Employees

As of September 30, 2008, we had approximately 49 full-time employees, 27 of which are located in China working with Candidsoft, our Communications Software Development subsidiary. Employees working in the U.S. include corporate administrative and executive personnel. Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. We believe we have good relations with our employees. To continue expanding our revenues we will require additional staffing and support, particularly in the areas of administrative, engineering, sales and administration.

Future Prospective Operations

We have a number of plans for operations and prospects we intend to pursue in the future after we develop a substantial base of operations and cash flow. Many of these will require additional capital funding and will depend upon market conditions for equity and debt financing, which are not possible to predict.

These future plans may include one or more of the following. Our ability to implement these plans will depend upon having adequate resources from financing sources or cash flow from operations:

o Pursue targeted acquisitions of companies that complement our business. We may finance future activities through the sale of our equity securities, borrowings from lending institutions or through the issuance of our equity securities as consideration for the sale of an acquisition target. If we finance future acquisitions through the sale of our equity securities or issue equity securities as consideration, our stockholders may experience dilution of their ownership percentage in our company. If we make borrowings through lending institutions, we may be subject to restrictions that may inhibit our ability to take certain corporate actions, may be required to pledge all or substantially all of our assets as collateral or may issue additional securities to our lenders that may further dilute our current stockholders. We can provide no assurances that financing for future activities will be available at all, or on terms that are acceptable to the Company. There are no acquisitions pending as of the date of this report.

o East West Global Communications Inc. has acquired licenses allowing us to offer advanced communications services in China. This Subsidiary opened the door to China to the Company with established relationships and licenses to support next generation technologies. Our operations in China are discussed elsewhere in this Item 1.

o StreamJet.Net holds the exclusive sales and marketing license from Cypher, a patented next generation email security and encryption application owned by Essential Security Software, Inc. for China. The Company is currently developing a project plan to localize, sell and market this product in China through Candidsoft.

o Develop, market and deploy private branded prepaid calling cards utilizing the Company's Network and Enhanced Services Platform. Implementation of this project will require funding, and is a longer-term objective.

o Commit time and resources to the business of selling pre-paid cellular calling cards and other products through our StarCom Alliance subsidiary. This has begun.

o Supply a wireless broadband network built upon the patent-pending Hybrid Digital Video Broadcast (HDVB(TM)) technology developed by WRIO Wireless Broadband Technology, which utilizes a proprietary, centralized, long-range, high-data rate forward link based on the Digital Video Broadcast (DVB) international standard. The technology provides very high-speed transmission of voice, data, and video information at an infrastructure cost which is less than 20% of competitive technologies. In addition, due to its unique topology and its full quality of service support, WRIO's network supports a wide variety of applications, such as video broadcasting, Voice over IP (VoIP), video conferencing, and digital radio. This allows the Company to provide VoIP services on its own network. It also allows flexible configuration for secure, inter-office virtual private networks and custom, high-data rate applications.

o Increase our Chinese revenues upon the implementation of our government contracts and the launch of our SKY O/A solution on a private label basis through China Netcom to private companies. We expect these results during 2009.

o Enter into new contracts to provide telecom solutions to the Chinese government. These are being pursued.

ITEM 1A.          RISK FACTORS

You should consider carefully the following risk factors before you decide to purchase our common stock. Investing in our securities is speculative and involves a high degree of risk.

Risks Related to Our Business

We depend on key management personnel and the loss of their services could adversely affect our business.

We rely substantially on the efforts and abilities of our executive officers, Bill Burbank, Chief Executive Officer and President, D. Ronald Allen, Chief Financial Officer, Chun Lin Xing, President of China Operations, Jose Ferrer, Chief Operating Officer, Rafael Zambrano, Chief Technology Officer, John Iacovelli, Chief Information Officer, and Jason H. B. Lim, Chief Operating Officer--Asia Operations. The loss of the services of any of our executive officers may have a material adverse effect on our business, operations, revenues or prospects.

Also, we believe that our future success will depend in large part on our ability to attract and retain highly skilled, knowledgeable, sophisticated and qualified managerial, professional and technical personnel. We have experienced significant competition in attracting and retaining personnel who possess the skills that we are seeking. As a result of this significant competition, we may experience a shortage of qualified personnel.

We need to successfully manage the integration of our acquired businesses to maximize our potential growth and achieve expected revenues, and our failure to do so will disrupt our growth and affect our ability to generate revenue.

Our growth strategy is based on pursuing targeted acquisitions of synergistic companies to achieve growth in profitable niches. Our financial condition and growth depend upon the successful integration of these acquired businesses. Successful integration will depend on our ability to efficiently and effectively combine operations, realize opportunities for revenue growth presented by strengthened capabilities and expanded geographic markets and eliminate redundant and excess costs. Also, difficulties in combining geographically distant operations may add to existing integration challenges. Our failure to efficiently and effectively integrate recently acquired operations may negatively affect our ability to realize the anticipated benefits from such acquisitions and may ultimately prevent us from generating the revenues we expect.

If we are unable to manage the many risks associated with integrating our acquisitions our business and financial condition will be adversely affected.

The integration of our acquired businesses and any future businesses that we may acquire involves a number of risks, including, but not limited to:

o demands on management related to the significant increase in size after the acquisition;

o the disruption of ongoing business and the diversion of management's attention from the management of daily operations to the integration of operations;

o    loss of key personnel of the recently acquired operations;

o    loss of customers post-integration;

o    higher integration costs than anticipated;

o    failure to fully achieve expected synergies and costs savings;

o difficulties in the assimilation and retention of highly qualified, experienced employees;

o resistance to the assimilation of different cultures and practices, and complexity in the assimilation of personnel and operations which are broadly geographically dispersed; and

o unanticipated impediments in the integration of departments, systems, including accounting systems, technologies, books and records and procedures, as well as in maintaining uniform standards, controls, including internal control over financial reporting required by the Sarbanes-Oxley Act of 2002, procedures and policies.

Our inability to efficiently and effectively manage these risks as they arise will have a material adverse effect on our business, financial condition, results of operations and future prospects.

We may be unable to successfully identify, manage and assimilate future acquisitions, investments and strategic alliances, which could adversely affect our results of operations.

We continually evaluate potential investments and strategic opportunities to expand and add traffic to our network and enhance connectivity. In the future, we may seek additional investments, strategic alliances or similar arrangements, which may expose us to various risks, including:

o    difficulty  identifying  appropriate   investments,   strategic  allies  or
     opportunities;

o    the   possibility   that  senior   management  may  be  required  to  spend
     considerable time negotiating agreements and monitoring these arrangements;

o    the possibility that definitive agreements will not be finalized;

o    regulatory issues related to the telecommunications business;

o    loss or reduction in value of our capital investments;

o inability of management to capitalize on the opportunities presented by these arrangements; and

o    the possibility of a strategic ally becoming insolvent.

There can be no assurance that we will successfully overcome these risks or any other problems encountered in connection with our investments, strategic alliances or similar arrangements.

Our recurrent inability to continue as a going concern may require us to cut back operations which would have a negative effect on our business.

Our independent registered public accounting firm's opinion regarding our 2008 and 2007 financial statements, included herein expresses doubt regarding our ability to continue as a going concern. For the past two years or more we have operated with limited operating capital, we continue to face immediate and substantial cash needs, and there is a risk we may continue to require more investment capital to fund our business plan.

Our plans to become cash flow positive may not be successful, and other actions by the Company may become necessary. We have been successful raising capital in the past and we may need to raise additional capital in the future or reduce the level of our operations. Cutting back our operations will result in a material adverse effect on our business and revenue.

We must be able to increase the volume of traffic on our network to become profitable.

Certain aspects of our business depend on the increased volume of traffic on our network. In order to realize our targets for sales and revenue growth, cash flow, operating efficiencies and other network benefits, we must continue to increase the volume of Internet, data, voice and video transmissions on our communications network at acceptable prices. If we do not maintain or improve our current relationship with existing customers and develop new large-volume and enterprise customers, we may not be able to substantially increase traffic on our network. The failure to increase network traffic will adversely affect our ability to become profitable.

Intellectual property and proprietary rights of others may prevent us from using the technology necessary to provide our services and may subject us to expensive intellectual property litigation.

If a court determines that the technology necessary for us to provide our services infringes a patent held by another person, and if that person is unwilling to grant us a license on acceptable terms, we may be ordered not to use the technology. We may also be ordered to pay significant monetary damages to the patent-holder. If we are ordered not to use the technology, we may be forced to cease offering services that depend on such use. In the event that a claim of infringement is brought against us based on the use or sale of our technology, or against any of our customers based on the use of our technology which we have agreed to indemnify our customers against, we may be subject to litigation to determine whether there is an infringement. Such litigation is expensive and distracting to our business and operations, regardless of the outcome of the suit.

Our business depends on our ability to continue to develop effective business support systems, and the failure to do so would have a negative effect on our achievement of financial goals and objectives.

Developing effective business support systems is a complicated undertaking requiring significant resources and expertise and support from third-party vendors. Business support systems are needed to:

o    implement customer orders for services;

o    provision, install and deliver these services; and

o    bill monthly for these services.

Because our business provides for continued rapid growth in our number of customers and our volume of services we offer, we need to continue to develop our business support systems on an accelerated schedule. Our failure to continue to develop effective business support systems and meet proposed service rollout dates will materially adversely affect our ability to implement our plans for growth and meet our financial goals and objectives.

Termination of relationships with key suppliers could cause delay and increased costs which may adversely affect our business.

Our business is dependent on third-party suppliers for computers, software, transmission electronics and related components that are integrated into our network. If any of these relationships is terminated or a supplier fails to provide reliable services or equipment and we are unable to reach suitable alternative arrangements quickly, we may experience significant additional costs. If that happens, our business may be materially adversely affected. We depend on our contractual relationship with Prepaid Power Distribution for approximately 37% of our revenue, and the loss of that contract could have a material adverse effect on us.

We will depend upon our relationship with China Netcom for the development of a major portion of our business in China.

We depend greatly on China Netcom's ability to provide timely broadband and standard telephone connectivity, installation, first level support and the monthly billing of our Government contracts. If this relationship was lost, the Company's Chinese business could be materially adversely affected.

We may lose customers if we experience system failures that significantly disrupt the availability and quality of the services that we provide.

Our operations depend on our ability to avoid and mitigate interruptions in service. It is possible that we may experience a failure of the equipment or facility on our network could result in a significant interruption. Our network is subject to a number of events that could affect its ability to transfer information, including power outages, security breaches and computer viruses. Many of these events may be due to forces beyond our control, such as weather conditions, natural disasters and terrorist attacks. As a result, our network may experience information delays or require costly modifications that could interrupt service to our customers or significantly harm our business.

Interruptions in service undermine consumer confidence in our services and affect our ability to retain existing customers and attract new ones. Also, because many of our services are critical to our customers' businesses, any interruption will result in loss to our customers. Although we disclaim liability for loss arising from interruptions in service beyond our control in our service agreements, a court may not enforce such limitations. As a result, we may be exposed to financial loss if a court orders us to pay monetary damages.

During our history we have generated substantial losses, which we expect will continue.

The development of our communications business has required, and may continue to require, significant expenditures. These expenditures may result in substantial negative cash flow from operating activities and substantial net losses in the near future. For the fiscal years ended June 30, 2008 and June 30, 2007, we incurred net losses of approximately $5.3 million and $4.7 million, respectively. We may continue to experience losses and may not be able to achieve or sustain operating profitability in the future. Continued operating losses may limit our ability to obtain the cash needed to expand our network, make interest and principal payments on our debt and fund our other business needs.

Risks Related to Our Industry

If we are unable to fund the expansion and adaptation of our network to stay competitive in the communications industry, our business will be adversely affected.

The communications industry is subject to rapid and significant changes in technology. In addition, the introduction of new services and technologies, as well as further development of existing services and technologies, may reduce the cost or increase the supply of those we provide. As a result, our most significant competitors in the future may be new entrants to the communications industry. These new entrants may not be burdened by an installed base of outdated equipment and may be better able to respond to the demands of our industry, such as:

o    growing number of customers;

o    development and launching of new services;

o    increased demands by customers to transmit larger amounts of data;

o    changes in customers' service requirements;

o    technological advances by competitors; and

o    governmental regulations.

In order to stay competitive in our industry we must expand and adapt our network according to these demands. This will require substantial additional financial, operational and managerial resources, which may not be available when needed. If we are unable to fund the expansion or adaptation of our network quickly and at a commercially reasonable cost, our business will be materially adversely affected.

Failure to complete development, testing and introduction of new services, including VoIP services, could negatively affect our ability to compete in the industry.

We continuously develop, test and introduce new communications services that are delivered over our communications network. These new services are intended to allow us to address new segments of the communications marketplace and to compete for additional customers. In certain instances, the introduction of new services requires the successful development of new technology. To the extent that upgrades of existing technology are required for the introduction of new services, the success of these upgrades may depend on successful dealings with our vendors and on our vendors fulfilling their obligations in a timely manner. If we are not able to successfully complete the development and introduction of new services in a timely manner, our business could be materially adversely affected.

In addition, new service offerings may not be widely accepted by our customers. If our new service offerings are not widely accepted by our customers, we may discontinue those services and impair any assets or information technology used to develop or offer them.

The prices we charge for our communications services may decrease over time resulting in lost revenue.

Over the past few years the prices telecommunications providers have been able to charge for certain services have decreased. This decrease results from downward market pressure and other factors, including:

o increased transmission capacity by telecommunications companies on their existing and new networks;

o customer agreements containing volume-based pricing or other contractually agreed upon price decreases during the term of the agreement; and

o    technological advances or otherwise.

If we are unable to increase traffic volume through additional services and derive additional revenue as prices decrease, our operating results will decline. Declining operating results may lead to lost revenue.

The success of our VoIP services depends on the public acceptance of VoIP telephony and there is no guarantee that our VoIP services will garner broad market appeal.

The success of our Voice over Internet Protocol (or VoIP) services depends on future demand for VoIP telephony services in general in the marketplace. In order for the IP telephony market to continue to grow, several industry developments must take place, including:

o    telephone  and  cable  service  providers   continuing  to  invest  in  the
     deployment of high speed broadband networks to residential and commercial customers;

o VoIP networks continuing to improve quality of service for real-time communications, managing effects such as packet jitter, packet loss and unreliable bandwidth, so that toll-quality service can be provided;

o VoIP telephony equipment and services achieving a similar level of reliability that users of the public switched telephone network have come to expect from their telephone service, including emergency calling features and capabilities; and

o VoIP telephony service providers offering cost and feature benefits to their customers that are sufficient to cause the customers to switch from traditional telephony service providers.

If any or all of these developments fail to occur, our VoIP services business may not continue or grow as expected.

In addition, our VoIP services are a relatively new offering and we have limited experience implementing the related programs. As a result, we may encounter many difficulties, including regulatory hurdles, technological issues, intellectual property matters, developmental constraints and other problems that we may not anticipate. We can provide no assurances that we will be successful in generating significant VoIP revenues.

We are subject to significant regulation which may adversely affect our business and profitability.

The telecommunications industry is subject to significant regulation at the national, state, local and international levels. These regulations affect our business and our existing and potential competitors. Obtaining required regulatory approvals, including those related to acquisitions or financing activities, performing under agreements with local carriers or the enactment of adverse regulation may have a material adverse effect on our business. In addition, future legislative and judicial actions could have a material adverse effect on our business.

Federal legislation provides for a significant deregulation of the U.S. telecommunications industry, including the local exchange, long distance and cable television industries. This legislation remains subject to judicial review and additional Federal Communications Commission (or FCC) rulemaking. As a result, we cannot predict the legislation's effect on our future operations. Many regulatory actions are under way or are being contemplated by federal and state authorities regarding important items. These actions could have a material adverse effect on our business.

The FCC has, to date, treated Internet service providers as enhanced service providers. In addition, Congress has not, to date, sought to heavily regulate intellectual property (or IP) based services. Both Congress and the FCC are considering proposals that involve greater regulation of IP-based service providers. Depending on the content and scope of proposed legislation, the imposition of new regulations could have a material adverse effect on our business and the profitability of our services.

Increased scrutiny of financial disclosure, particularly in the telecommunications industry, may adversely affect our investor confidence and any restatement of earnings may increase litigation risk and limit our ability to access the capital markets.

Congress, the SEC, other regulatory authorities and the media pay very close attention to financial reporting practices. Particular attention has been focused on the telecommunications industry and companies' interpretations of generally accepted accounting principles. If we were required to restate our financial statements as a result of a determination that we had incorrectly applied generally accepted accounting principles, that restatement could adversely affect our ability to access the capital markets or the trading price of our securities. The recent scrutiny regarding financial reporting has also resulted in an increase in litigation in the telecommunications industry. There can be no assurance that any such litigation against us would not materially adversely affect our business or the trading price of our securities.

Our ability to withstand competition in the communications industry may be impeded by participants with greater resources and a greater number of existing customers.

The communications industry is highly competitive. Many of our existing and potential competitors have resources that are significantly greater than ours with respect to finances, personnel, marketing and other business aspects. Many of these competitors have the added advantage of a larger existing customer base. In addition, significant new competition could arise as a result of:

o the consolidation in the industry led by AT&T and Verizon in the United States and China Telecom and China Netcom in China;

o    allowing foreign carriers to compete in the U.S. and Chinese market;

o    further technological advances; and

o    further deregulation and other regulatory initiatives.

If we are unable to compete successfully, our business could be significantly harmed.

Our international operations and investments expose us to risks that could materially adversely affect the business.

We have operations and investments outside of the United States that expose us to risks inherent in international operations, including:

o    general economic, social and political conditions;

o difficulty enforcing agreements and collecting receivables through certain foreign legal systems;

o    tax rates in foreign countries exceeding those in the U.S.;

o foreign currency exchange rate fluctuations, which may adversely affect our results of operations and the value of our international assets and investments;

o foreign earnings subject to withholding requirements or tariffs, exchange controls or other restrictions;

o difficulties and costs of compliance with foreign laws and regulations imposing restrictions on our investments and operations, with penalties for noncompliance, including loss of licenses and monetary fines;

o    difficulties   obtaining  licenses  or   interconnection   arrangements  on
     acceptable terms, if at all; and

o changes in U.S. laws and regulations relating to foreign trade and investment.

Risks Related to Doing Business in China

Changes in Chinese political and economic policies may have a material adverse effect on the overall economic growth of China, which may reduce the demand for our products and materially and adversely affect our competitive position.

A portion of our business operations is conducted in China, and a significant portion of our sales will be made in China. Accordingly, our business, financial condition, results of operations and customer and acquisition prospects are sensitive to economic, political and legal developments in China. Aspects of Chinese economic development that may be difficult to predict and which may affect our ability to maintain our competitive position include:

o    amount of government involvement;

o    level and acceleration of development;

o    growth rate;

o    control of foreign exchange; and

o    allocation and availability of resources.

While the Chinese economy has grown significantly in the past 20 years, its growth has been uneven, both geographically and across various sectors. The
Chinese government has implemented various measures to encourage growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy but my have a negative effect on our ability to develop our products and services there. We cannot predict the future direction of economic reforms or the effects reform measures may have on our business, financial condition or results of operations.

Moreover, regardless of predictability, any adverse change in the economic conditions, government policies or laws and regulations in China may have a material adverse effect on overall economic growth, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business.

We may be unable to enforce our legal rights due to the volatility of and our unfamiliarity with certain aspects of the Chinese legal system.

Unlike the common law system prevalent in the United States, the Chinese civil law system is based on written statutes and decided legal cases have little value as precedents. China does not have a well developed, consolidated body of law governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies and the judiciary are largely subject to the discretion of the Chinese government. Certain government decisions may also be subject to influence by external forces unrelated to the legal merits of a particular matter.

Additionally, China's regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies regarding aspects of foreign investment, such as the permissible percentages and rates of equity returns, have not yet been published. As a result, we may not be aware that we have violated these policies until we are notified of the violation. It is difficult for us to avoid violations because statements regarding the evolving policies have been conflicting and if administered are likely subject to broad interpretation. These uncertainties present risks that may affect our ability to achieve our business objectives. If we are unable to enforce our legal rights our ability to compete with other companies in our industry may be materially adversely affected. Moreover, litigation in China may be protracted and result in substantial cost and the diversion of our resources and management's attention. The relative inexperience of China's judiciary in many cases creates additional uncertainty as to the outcome of disputes and may make it difficult to obtain enforcement of a judgment by a court of another jurisdiction in China.

We will rely on dividends and other distributions from our Chinese subsidiaries to meet our cash needs, and Chinese regulations may prevent our subsidiaries from making the necessary distributions.

We are a holding company and conduct all of our China revenue through our subsidiaries and affiliates in China. The Company has focused on building and leveraging the strengths, relationships, licenses and technology of Candidsoft Technologies Co Limited of Beijing . In July, 2007, CHVC formed Vastland Holdings (Beijing) Co Ltd a Wholly Owned Foreign Enterprise to enable the Company to legally move profits out of China when available. We rely on dividends and other distributions paid by our Chinese subsidiaries for our cash needs to service any debt we may incur and pay our operating expenses.

Current regulations in China permit payment of dividends only out of accumulated profits in accordance with Chinese accounting standards. Also, if our Chinese subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us, which in turn will adversely affect our available cash.

Governmental control of currency conversion may affect our ability to satisfy our non-RMB obligations.

The Chinese government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all revenues for our China operations in RMB. Under our current corporate structure, income from our Chinese operations is primarily derived from dividend payments from our Chinese subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our Chinese subsidiaries and affiliated entity to make payments and otherwise satisfy their foreign currency denominated obligations. Under existing Chinese foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (or SAFE) by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and sent out of China to pay capital expenses. The Chinese government may also, in its sole discretion, restrict future access to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our stockholders.

Fluctuation in the value of the RMB may result in foreign currency translation losses or in increased costs to us.

The value of the RMB is affected by changes in political and economic conditions and its value against the U.S. dollar and other currencies may fluctuate. On July 21, 2005, the Chinese government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 9.3% appreciation of the RMB against the U.S. dollar between July 21, 2005 and September 30, 2007.

While the international reaction to the RMB revaluation has generally been positive, there is significant international pressure on the Chinese government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the RMB against the U.S. dollar. Our revenues and costs are mostly denominated in the RMB, as are a significant portion of our financial assets. We rely entirely on dividends and other fees paid to us by our subsidiaries in China. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenues and overall financial position, in addition to the value of dividends payable on common stock in U.S. dollars. For example, an appreciation of the RMB against the U.S. dollar would make any new RMB-denominated investments or expenditures more costly to us, to the extent such cost would be converted to U.S. dollars.

An appreciation of the RMB against the U.S. dollar would also result in foreign currency translation losses in our financial reports when we translate our U.S. dollar denominated assets into the RMB.

Future inflation in China may inhibit our ability to conduct business profitably in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

An outbreak of a pandemic avian influenza, SARS or other contagious disease may have an adverse effect on the Chinese economy which may adversely affect our results of operations.

During the past four years, large parts of Asia experienced unprecedented outbreaks of avian influenza. Currently, no fully effective avian flu vaccines have been developed and there is evidence that the H5N1 virus is evolving. An effective vaccine may not be discovered in time to protect China against an avian flu pandemic. Also, in the first half of 2003, certain countries in Asia experienced an outbreak of severe acute respiratory syndrome, or SARS, a highly contagious form of atypical pneumonia, which seriously interrupted the economic activities in the affected regions.

An outbreak or perceived outbreak of avian flu, SARS or other contagious disease may seriously interrupt our production operations or those of our suppliers and customers in China, which may have a materially adverse effect on the result of our operations.

Uncertainty regarding the impact of implementing China's new corporate income tax law on our financial position and operating results may adversely affect our business.

On January 1, 2008, China's new corporate income tax law was implemented to unify the application scope, tax rate, tax deduction and preferential policy for both domestic and foreign-invested enterprises. According to the new law, the applicable income tax rate for our operating subsidiaries is subject to change. Because implementation details have not yet been announced, we cannot be sure of the potential impact of this new corporate income tax law on our financial position and operating results.

Failure to comply with Chinese regulations governing the establishment of offshore special purpose companies by Chinese residents may subject our Chinese resident stockholders to personal liability and may limit our ability to acquire Chinese companies or to inject capital into our Chinese subsidiaries.

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China (or Circular 75). Circular 75 requires Chinese residents to register with the local SAFE branch before establishing or acquiring control over an offshore special purpose vehicle (or SPV) and engaging in equity financing outside of China on the strength of domestic assets that were originally held by those residents. The guidelines issued by SAFE in June 2007 (or Notice 106), expanded the reach of Circular 75 and added requirements relating to the source of the Chinese resident's funds used to establish or acquire control.

In addition, Notice 106 imposed burdensome filing requirements which, among other things, hold the domestic SPV affiliate responsible for accurately reporting aspects of foreign operations that it may not be familiar with. Failure to comply with the requirements of Circular 75 in accordance with Notice 106, may result in fines and other penalties for evasion of foreign exchange restrictions under Chinese laws. Failure to comply may also result in the SPV's affiliates being impeded or prevented from distributing profits and proceeds and from engaging in other transfers of funds into or out of China.

We believe our stockholders who are Chinese residents under Circular 75 have registered with a SAFE branch as required; however, we cannot provide any assurances that existing registrations have fully complied with Circular 75. Moreover, because of uncertainty regarding how Circular 75 will be interpreted and implemented in the future and whether SAFE will apply to us, we cannot predict how it will affect our business operations or future strategies.

For example, it is possible that our present and prospective Chinese subsidiaries' ability to conduct foreign exchange activities, such as paying dividends and making payments in foreign currency, may be subject to our Chinese resident holders' compliance with Circular 75. However, these residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little or no control over our present and prospective direct or indirect stockholders' compliance with Circular 75 or SAFE. The failure of any of our Chinese resident holders to comply may subject them to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries' ability to make distributions or pay dividends and affect our ownership structure.

It may be difficult for investors to enforce foreign judgments or bringing original actions in China based upon U.S. law violations.

A portion of our current operations are conducted in China. Moreover, a number of our current directors and officers are nationals or residents of China. All or a substantial portion of the assets of these persons are located outside the United States and in China. As a result, it may not be possible to effect service of process upon these individuals within the United States or outside China. In addition, uncertainty exists as to whether the courts of China would recognize or enforce the judgments of U.S. courts or be competent to hear original actions brought in China arising from violations of U.S. or state securities law by us or our officers and directors.

Our unfamiliarity with recent changes in Chinese property rights law and its impact on our assets and financial position may affect our interests in our properties.

The Chinese Law on Property Rights went into effect on October 1, 2007. It is the first piece of mainland Chinese legislation that comprehensively regulates the different types of rights which can be created or acquired over tangible property. We are currently evaluating the impact of the Property Rights Law on our assets and financial position.

We may be unable to complete a business combination  transaction  efficiently or
on  favorable   terms  due  to  complicated   Chinese  merger  and   acquisition
regulations.

On September 8, 2006, the Chinese Ministry of Commerce, or "MOFCOM," together with several other government agencies, promulgated a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or equity interests and pursue public trading of its securities foreign exchange. Depending on the structure of the transaction, these regulations require Chinese parties to submit to a complicated application process with governmental agencies. Due to the lengthy application process and strict reporting requirements, compliance with these regulations is likely to be time consuming and expensive. This is particularly concerning to us considering we have to maintain the compliance of two businesses.

The  regulations  also  limit our  ability  to  negotiate  various  terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. As a result, we may not be able to negotiate and complete a business combination transaction on financial terms that satisfy our investors and protect our stockholders' economic interests

Risks Relating to Our Common Stock

Our stockholders' ability to dispose of their stock is limited because there is currently a limited public trading market for it.

Our common stock is currently quoted on the "Pink Sheets" and is not publicly traded on any stock exchange. As a result, our stockholders may find it more difficult to dispose of or obtain accurate market value quotations. Also, our common stock may be substantially less attractive for margin loans, investment by financial institutions, or as consideration in future capital raising transactions. An active public market for shares of our common stock may not develop, or if one should develop, it may not be sustained. Therefore, our stockholders may not be able to find purchasers for their shares of our common stock. Further, prior to our approval for trading on an exchange, the liquidity of our shares of common stock will be reduced, which could adversely affect our business and results of operations by making it more difficult for us to raise equity financing if necessary.

Volatility of our stock price could adversely affect stockholders.

The market price of our common stock could fluctuate significantly as a result of:

o    quarterly variations in our operating results;

o    interest rate changes;

o    changes in the market's expectations about our operating results;

o our operating results failing to meet the expectation of investors in a particular period;

o operating and stock price performance of other companies that investors deem comparable to us;

o    news reports relating to trends in our markets;

o    changes in laws and regulations affecting our business;

o    the climate for doing business in China;

o    the state of the Chinese economy;

o    material announcements by us or our competitors;

o sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

o general economic and political conditions such as recessions and acts of war or terrorism.

Fluctuations in the price of our common stock could contribute to the loss of all or part of an investor's investment in the company.

We may never issue dividends.

We currently do not plan to declare dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors. Agreements governing future indebtedness will likely contain similar restrictions on our ability to pay cash dividends. See "Dividend Policy" for more information. Consequently, an investor's only opportunity to achieve a return on investment will be if the market price of our common stock appreciates and the shares are sold for a profit.

Additional issuances of equity securities by us would dilute the ownership of our existing stockholders

We have issued a significant amount of equity securities in the past and will continue to do so pursuant to certain strategic transactions, to fund expansion of our operations or for other purposes. In connection with previous acquisitions, we have agreed to issue up to 3,598,750 shares of our common stock in the future subject to the financial performance of the acquired businesses. We may issue shares of our common stock in the future for consideration that is greater than or less than the prevailing market price. To the extent we issue additional equity securities, our shareholders' ownership percentage may be reduced, perhaps substantially.


ITEM 2.           FINANCIAL INFORMATION

                      SELECTED CONSOLIDATED FINANCIAL DATA

Balance Sheet Data
                                            September 30, 2008        June 30, 2008         June 30, 2007
                                            ------------------        -------------         -------------
Total assets                                      $21,987,902               $24,043,271           $16,162,786
Long-term liabilities, net                             50,000                 1,550,000               218,750
Total liabilities                                   3,566,815                 4,642,403             3,847,348
Shareholders' equity                               18,630,373                19,400,868            12,315,438


                                                  Year Ended                    Three Months Ended
                                                   June 30,                        September 30,
                                       --------------------------------- ----------------------------------
Statements of Operations Data:              2008             2007              2008             2007
                                       --------------- ----------------- ----------------- ----------------

     Revenue                               $36,433,747    $2,342,223       $15,964,352        $6,073,510
     Operating (loss)                       (5,371,711)   (2,768,410)       (1,110,685)         (344,869)
     Net (loss)                             (5,277,203)   (4,746,446)         (869,581)         (486,675)
     Net (loss) per common share                  (.04)         (.05)             .006              .005


See "Financial Statements" beginning on Page F-1.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this registration statement. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this registration statement, particularly in "Risk Factors" in Item 1A.

General

The following discussion should be read in conjunction with the Consolidated Financial Statements and the notes thereto and the other financial information appearing elsewhere in this Registration Statement. Certain statements contained in this Registration Statement and other written material and oral statements made from time to time by us do not relate strictly to historical or current facts. As such, they are considered "forward-looking statements" that provide current expectations or forecasts of future events. Such statements are typically characterized by terminology such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "strategy" and similar expressions. Our forward-looking statements generally relate to the prospects for future sales of our products, the success of our marketing activities, and the success of our strategic corporate relationships. These statements are based upon assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factor our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including the following: our ability to achieve profitable operations and to maintain sufficient cash to operate its business and meet its liquidity requirements; our ability to obtain financing, if required, on terms acceptable to it, if at all; the success of our research and development activities; competitive developments affecting our current products; our ability to successfully attract strategic partners and to market both new and existing products; exposure to lawsuits and regulatory proceedings; our ability to protect our intellectual property; governmental laws and regulations affecting operations; our ability to identify and complete diversification opportunities; and the impact of acquisitions, divestiture, restructurings, product withdrawals and other unusual items. A further list and description of these risks, uncertainties and other mattes can be found elsewhere in this Registration Statement. Except as required by applicable law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Plan of Operation

We were incorporated on August 7, 2003 and began business as China Voice Holding Corp after a reorganization and name change on April 1, 2004. The Company obtained licenses to provide telecommunications services in The People's Republic of China in 2005 and acquired its Chinese operating subsidiary, Candidsoft Technologies Co. Ltd. of Beijing ("Candidsoft") effective January 18, 2006. Candidsoft had developed its patented SKY O/A (TM) office automation platform, which is currently supporting over one million users in China, and during 2006 we began to develop the SKY O/A (TM) platform into an Office Automation with VOIP and Telephony services platform capable of providing fully integrated voice and data telephony solutions to Government Agencies and large enterprises. This service offering proved to be very popular and we were awarded five contracts with three large Chinese government agencies.

During the years ended June 30, 2007 and 2008 our focus in China has revolved around improving the SKY O/A (TM) Enhanced Services Platform and establishing the infrastructure to support our Chinese government contracts. As a result of the narrowed focus, the Company completed the abandonment of an unsuccessful operation in China and bought and then sold another Chinese company which proved to be incompatible with our plans. Candidsoft's revenues also stagnated, as its efforts were concentrated on developing the SKY O/A (TM) product and transitioning to an application service provider (ASP) reoccurring revenue model. The Company also gained a significant partner to provide connectivity, installation, first level customer support and billing to Candidsoft's customers with China Netcom (CNC), which recently merged with China Unicom, a major Chinese telco. CNC has also agreed to license and private-label Sky O/A under the ICT Business brand and sell our solution to the private sector. Financially, the years ended June 30, 2007 and 2008 in China were years of development for our products, and we incurred losses while in the development stage. Our products are currently being installed in China and we expect to begin realizing significant sales by January 2009 and achieve profitability in China for the year ended June 30, 2009.

In addition to our business in China, during the years ended June 30, 2007 and 2008, we have established businesses in the United States in telecommunications services, prepaid calling card distribution, prepaid cellular products and services distribution and advanced broadband hardware distribution. The Company acquired and established companies operating in the broadband and VoIP hardware and VoIP telecommunication services and calling card distribution segments to provide infrastructure to cross market Asian products as well as to provide profits to cover U.S. corporate overhead. Using these companies as a base, the Company entered the telecommunications services segment and greatly expanded its prepaid calling card and cellular distribution business. As a result, the Company has realized substantial sales growth from the year ended June 30, 2007 to June 30, 2008. However, these businesses have low margins and they were barely out of the start up phase by June 30, 2008, so the Company has not yet realized an overall profit on its U.S. businesses. We anticipate that we can increase our margins in the year ending June 30, 2009 by utilizing our telecommunications network and platform to develop private label products for the calling card distribution business as well as an additional cash infusion of working capital into our U.S. businesses, and expect our U.S. business segments to be profitable for the year ended June 30, 2009.

Because we were in the development phase of our Chinese business and have just started our U.S. business, the Company reported substantial losses during the years ended June 30, 2007 and 2008. We funded these losses by selling common stock in both years, and we expect the Company will raise additional funds to continue the execution of its business plan in China and the U.S. as it moves toward profitability in its year ended June 30, 2009.

As noted in the reports on our 2007 and 2008 financial statements by our registered independent public accounting firm, there is substantial doubt regarding our inability to continue as a going concern. For the year ended June 30, 2008, we posted a net loss of $5,277,203 and negative cash flow of $4,170,590. For the past two years or more we have operated with limited operating capital, we continue to face immediate and substantial cash needs, and there is a risk we may continue to require more investment capital to fund our business plan. Our plans to become cash flow positive may not be successful, and other actions by the Company may become necessary. We have been successful raising capital in the past and we may need to raise additional capital in the future or reduce the level of our operations. Cutting back our operations will result in a material adverse effect on our business and revenue.

Comparisons by Period

Years Ended June 30, 2008 and 2007

Revenues. Revenues for the year ended June 30, 2008 were $36,433,747, a $34,091,524 increase as compared to $2,342,223 for the year ended June 30, 2007. A portion of the increase in revenues for the year, $18,117,612, can be attributed to the acquisitions made during the prior year. The remainder of the increase, $15,973,912, is primarily attributable to growth in the prepaid calling card business.

Gross Profit. Gross profit for the year ended June 30, 2008 was $204,723, a decrease of $260,665 versus a gross profit of $465,388 for the year ended June 30, 2007. The decrease in gross profit is attributed to the increase in Company revenues in lower margin businesses and start up costs.

Operating Expenses. For the year ended June 30, 2008 expenses were $5,576,434, a $2,808,024 increase versus the $2,768,410 reported for the year ended June 30, 2007. The largest portion of this increase, $2,260,039, was caused by increases in corporate expenses in China and the U.S. as the Company has been adding employees and capacity to roll out its Chinese contracts. Included in these expenses is $268,923 incurred in legal and accounting expenses relating to the Company's audits and the filing of its Form 10. The remainder of increase in expense, $547,985 is attributed mostly to the inclusion of business expenses from the companies acquired during the previous year.

Other Income and Expenses. The Company's other income net of other expenses for the year ended June 30, 2008 was $94,508 compared to a loss of $1,978,036 for the year ended June 30, 2007, a net change of $2,072,544. The increase in other income was primarily attributable to an increase in interest income of $73,033, a gain on sale of the Company's Techview subsidiary $505,733, and a federal telephone excise tax refund of $361,182, for a total of $939,948. The decrease in net expense was caused by a decrease in the write down of $572,339 from impairment of $69,240 in software development costs, $433,099 in investments in minority interests in businesses, and $70,000 of goodwill and a decrease of $585,128 in interest and other financial charges, for a total of $1,157,467. Several other smaller changes produced a net decrease of $24,871 to bring the total change to $2,072,544.

Net Loss. For the year ended June 30, 2008 the Company reported a net loss of $5,277,203 compared to $4,746,446 for the prior year. The increase in net loss is primarily the result of the changes in operating expense and other income expenses.

Quarter Ended September 30, 2008 and 2007

Revenues. Revenues for the quarter ended September 30, 2008 were $15,964,352, a 162.9% increase as compared to $6,073,510 for the quarter ended September 30, 2007. The increase in revenues for the quarter can be attributed to a $9,690,082 increase in the calling card distribution segment, which accounted for 98% of the revenue increase in the quarter ended September 30, 2008.

Gross Profit. Gross profit for the quarter ended September 30, 2008 was $194,411, a $175,552 decrease versus a gross profit of $369,963 for the quarter ended September 30, 2007. The decrease in gross profit is attributed to increased costs associated with the Company's advanced broad band hardware distribution segment and the calling card distribution segment.

Operating Expenses. For the quarter ended September 30, 2008 expenses were $1,305,096 versus the $714,832 reported for the quarter ended September 30, 2007. The $590,264 increase in expense is attributed primarily to additional costs incurred in preparing to roll out the Company's Chinese government contracts, and a ramp-up in staffing to accommodate expansion of the Company's business in China and the U.S.

Non Operating Income and Expenses. The Company's other income net of other expenses for the quarter ended September 30, 2008 was $243,058 compared to a net loss $141,806 for the quarter ended September 30, 2007. The decrease in net loss was caused primarily by a federal telephone excise tax refund of $384,583, a decrease in interest expense of $106,532, and an increased loss from disposal of assets of $164,224.


Net Loss. For the quarter ended September 30, 2008 the Company reported a net loss of $869,581 compared to $486,675 for the quarter ended September 30, 2007.
The increase in net loss is primarily the result of the increases in operating expenses.

The following is a breakdown of revenues and net loss by segment:
                                                                                 Advanced
                      Communications                                            Broadband
Year ended               Software       Tele-Communications   Calling Card       Hardware      Corporate and
June 30, 2008          Development            Service         Distribution     Distribution     Eliminations     Consolidated

Revenues               $309,343             3,521,385        31,446,244        1,156,775              ---       36,433,747
Impairment of               ---                   ---               ---              ---              ---              ---
assets
Net income (loss)      (534,786)             (288,239)          324,040       (1,112,603)      (3,665,615)      (5,277,203)

                                                                                 Advanced
                      Communications                                            Broadband
Year ended June          Software       Tele-Communications   Calling Card       Hardware      Corporate and
30, 2007               Development            Service         Distribution     Distribution     Eliminations     Consolidated

Revenues               $184,116               626,397           719,124          811,533            1,053        2,342,223
Impairment of           (69,240)             (503,099)              ---              ---              ---         (572,339)
assets and
investments
Net income (loss)       (60,659)             (338,712)              (10)        (301,695)      (4,045,370)      (4,746,446)

                                                                                 Advanced
   Three Months       Communications                                            Broadband
      Ended              Software       Tele-Communications   Calling Card       Hardware      Corporate and
September 30, 2007     Development            Service         Distribution     Distribution     Eliminations     Consolidated

Revenues                 $136,081             581,634            5,051,339         304,456                --       6,073,510
Net income (loss)
                           19,429             (83,806)              79,646         (99,205)         (402,738)       (486,673)


                                                                                 Advanced
   Three Months       Communications                                            Broadband
      Ended              Software       Tele-Communications   Calling Card       Hardware      Corporate and
September 30, 2008     Development            Service         Distribution     Distribution     Eliminations     Consolidated

Revenues                $95,985               669,453           14,741,421         457,493                --      15,964,352
Net income (loss)
                        (47,758)              (80,815)             429,914        (162,196)       (1,008,726)       (869,581)

Year Ended June 30, 2008 and 2007

The largest increase in sales, $30,727,120, occurred in the calling card distribution segment as the Company realized a full year of revenue from its prior year acquisitions and generated substantial additional revenue. Because of these sales increases, the segment was also the first to become profitable, showing a $324,040 profit as opposed to a $10 prior year loss.

The second largest sales increase, $2,894,988 occurred in the telecommunication service segment where the Chinese subsidiary which produced the sales reported in the year ended June 30, 2007 was sold and the Company started its U.S. based telecommunication services Company. The loss for the segment was reduced to $288,239 from $338,712 in the prior year primarily because of the decrease of the $503,099 in investments impairment loss, with the loss in the current year reflecting the start up phase of the new U.S. business. -

The advanced hardware distribution segment showed an increase in sales of $345,242 primarily because of the inclusion of a full year of activity in the current year as opposed to six months of activity in the prior year. The loss increased by $810,908 because of an increase of $337,500 in non-cash financing charges and the lack of sales growth in this segment, which was the result of the Company's decision to deploy capital to expand other segments.

The communications software development segment showed a small increase in revenue of $125,227 because of increased activity in China. However, this segment continues to be a development stage operation and as a result showed an increased loss of $474,127 over the prior year.

Quarter Ended September 30, 2008 and 2007
-----------------------------------------

The largest increase in sales, $9,690,082, occurred in the calling card distribution segment as the Company generated substantial additional revenue. Because of these sales increases, the segment profits grew to $429,914 from $79,646 in the prior period.

A sales increase of $87,819 occurred in the telecommunication service segment where the Chinese subsidiary which produced $281,666 the sales reported in the quarter ended September 30, 2007 was sold and the Company started its U.S. based telecommunications services Company. The loss for the segment was reduced to $80,815 from $83,806 in the prior period, reflecting the start up phase of the new U.S. business.

The advanced hardware distribution segment showed an increase in sales of $153,037 primarily because of increase capital deployment and management changes in the quarter ended September 30, 2008. The loss increased by $62,991 because of a write off of inventory and cost on sale of assets totaling $164,224.

The communications software development segment showed a small decrease in revenue of $40,096 because of a focus on rolling out the Company's government contracts in China. However, this segment continues to be a development stage operation and as a result showed an increased loss of $67,187 over the prior year.

Liquidity and Cash Resources

Year Ended June 30, 2008 and 2007
---------------------------------

For the year ended June 30, 2008 the Company reported a net loss of $5,277,203 compared to $4,746,446 for the prior year. The Company's cash balances at June 30, 2008 were $2,096,070.

The Company had an increase in cash of $1,829,641 for the year ended June 30, 2008, compared to an increase in cash of $140,357 for the comparable period of 2007. Cash resources of $4,170,590 were used in operations for the year ended June 30, 2008 as compared to $1,714,219 used in operations for the same period of 2007. Cash used in investing activities was $138,146 for the year ended June 30, 2008 as compared to $184,390 used in investing activities for the same period of 2007. Cash provided by financing activities was $6,078,197 for the year ended June 30, 2008 as compared to $2,026,314 for the same period in 2007.

Our principal sources of cash during the year were the proceeds from the sale of common stock.

Quarter Ended September 30, 2008 and 2007
-----------------------------------------

For the quarter ended September 30, 2008 the Company reported a net loss of $869,581 compared to $486,675 for the quarter ended September 30, 2007. The Company's cash balances at September 30, 2008 were $976,049.

The Company had a decrease in cash of $1,120,021 for the quarter ended September 30, 2008, compared to a decrease in cash of $51,091 for the comparable period of 2007. Cash resources of $796,468 were used by operations for the quarter ended September 30, 2008 as compared to $1,297,816 used by operations for the same period of 2007. Cash used by investing activities was $197,323 for the quarter ended September 30, 2008 as compared to $258,317 used in investing activities for the same period of 2007. Cash used by financing activities was $126,230 for the quarter ended September 30, 2008 as compared to cash provided of $1,505,042 for the same period in 2007. Our principal sources of cash during the quarter were the proceeds from the sale of common stock.

The company projects that it will report sales of approximately $88 million and a positive cash flow from operations during the year ended June 30, 2009. The major source of the projected cash flow increases are expected to be produced by the roll out of our existing Chinese contracts through China Unicom, which are anticipated to generate sales of $4,563,449 and operating profits of $2,115,201 for the year ended June 30, 2009, beginning in January 2009. In the U.S. we anticipate increased margins on the sales from private label calling cards beginning in January 2009, with sales increasing to $79,008,324 and operating profits increasing to $962,533 for the year ended June 30, 2009. We also project that the Company's advanced hardware distribution sales will increase to $1,979,445 with an operating profit of $288,312 for the year ended June 30, 2009 because of additional sales generated by additional working capital beginning in the quarter ended September 30, 2008. The Company has focused on building and leveraging the strengths, relationships, licenses and technology of Candidsoft Technologies Co Limited of Beijing . In July, 2007, CHVC formed Vastland Holdings (Beijing) Co Ltd a Wholly Owned Foreign Enterprise to enable the Company to legally move profits out of China when available. In addition, we expect our start up costs to lessen, our research and development to be nominal, and we do not anticipate that we will be required to make material purchases of property, plants, or equipment.

However, the Company anticipates that it will continue to raise money to fund its working capital needs and cover its operating losses during the first half of its 2009 fiscal year as it deploys its products in China and expands its U.S. businesses. The additional funding required is expected to be raised through sales of common stock, although the Company may also pursue asset based financing. During the quarter ended September 30, 2008 the Company raised equity financing of $512,636 from stock sales. The Company projects that it will need to raise an additional $600,000 to continue operating at current levels.

Critical Accounting Practices

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements, and revenues and expenses during the periods reported. Actual results could differ from those estimates. We believe the following are the critical accounting policies, which could have the most significant effect on our reported results and require the most difficult, subjective or complex judgments by management.

         Ownership in China Operations
         -----------------------------

CHVC  through  its   subsidiaries   offers  network  design  and   international
office-automation software and technology services to government agencies in the People's Republic of China ("PRC").

To meet ownership requirements under Chinese laws that restrict a foreign company from operating in certain industries such as value-added telecommunication services, CHVC has entered into technology service and ownership trust agreements with two of CHVC's affiliates that are incorporated in China: Candidsoft Technologies Co, Ltd of Beijing ("Candidsoft") and Beijing

Techview System Engineering Co. Ltd. ("BTSE"). Management periodically evaluates its effective legal control over its Chinese subsidiaries on an ongoing basis in accordance with new developments in China and/or laws passed by the PRC. Based on this review, it believes it has the ability to effectively maintain control of the operations of the subsidiaries and consolidates them accordingly.

         Capitalized Software Development Costs
         --------------------------------------

The Company accounts for software and development costs under SFAS 86, Accounting for the Costs of Software to be Sold, Leased, or Otherwise Marketed. All of the Company's Software related costs pertained to the communications software development segment of the business. The Company capitalized software costs of $72,250 related to the Company's interest in Candidsoft. In 2007, the Company performed an impairment review on its software costs and recorded an aggregate impairment of $69,240 for the software development costs.

         Business Combinations
         ---------------------

The Company accounts for business combinations in accordance with Statement of Financial Accounting Standard No. 141, "Business Combinations" (SFAS No. 141). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations. SFAS No. 141 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually by comparing carrying value to the respective fair value in accordance with the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). This pronouncement also requires that the intangible assets with estimated useful lives to amortized over their respective estimated useful lives.

         Goodwill and Other Intangible Assets
         ------------------------------------

In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," the Company tests its goodwill for impairment at least annually by comparing the fair value of these assets to their carrying values. As a result of such tests, the Company may be required to record impairment charges for these assets if in the future their carrying values decrease in their fair values.

Other intangible assets are amortized using the straight-line method over their estimated useful period of benefit. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

         Stock-Based Compensation
         ------------------------

The Company applies for the fair value method of Statement of Financial Accounting Standards No. 123R, "Accounting for Stock Based Compensation" (SFAS No. 123R) in accounting for its stock options. This standard states that compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The fair value for each option granted is estimated on the date of the grant using the Black-Scholes option pricing model. The fair value of all vested options granted has been charged to salaries, wages and benefits in accordance with SFAS No. 123R. Common stock granted to employees, directors, and consultants is charged to operating expense based on the fair value of the stock at the date the stock purchase rights are granted.

         Impairment of Long-Lived Assets and Other Intangible Assets
         -----------------------------------------------------------

The Company reviews the carrying value of its long-lived assets, including indefinite-lived intangible assets consisting primarily of goodwill and telecommunications licenses in China, whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the assets by estimating the future net cash flows expected to result from the assets, including eventual disposition. If the future net cash flows are less than the carrying value of the assts, an impairment loss is recorded equal to the difference between the asset's carrying value and its fair value. As of June 30, 2008 and 2007, management determined that no impairment was indicated.

         Revenue Recognition
         -------------------

Revenue from calling cards, prepaid cellular products and broadband hardware sales are recognized upon delivery or shipment of the hardware to broadband service providers at which time title is passed; there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exists; the sales price is fixed and determinable; and collectability is deemed probable. The Company recognizes revenues based on gross revenues reporting pursuant to EITF 99-19.

Revenue from telecommunications services is recognized when the services are provided.

Revenue from installation contracts is recognized on the completed contract method. A contract is considered complete when all costs except insignificant items have been incurred and the installation is operating according to specifications and has been accepted by the customer.

Revenue from software communications development is recognized upon completion of installation and delivery to customers at which time title is passed; there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exists; the sales price is fixed and determinable; and collectability is deemed probable.

         Convertible Debt
         ----------------

Convertible debt with beneficial conversion features, whereby the conversion feature is "in the money" are accounted for in accordance with guidance supplied by Emerging Issues Task Force ("EITF") No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF No. 27, "Application of Issue 98-5 to Certain Convertible Instruments".

For convertible debt and related warrants, the recorded debt discount is calculated at the issuance date as the difference between the conversion price and the relative fair value of the common stock into which the security is convertible or exercisable.

         Net Loss per Share
         ------------------

The Company follows the guidelines of Statement of Financial Accounting Standards No. 128, "Earnings per share" ("SFAS No. 128") in calculating its loss per share. SFAS No. 128 states basic and diluted earnings per share are based on the weighted average number of common shares and equivalent common shares outstanding during the period. Common stock equivalents for purposes of determining diluted earnings per share include the effects of dilutive stock options, warrants and convertible securities. The effect on the number of shares of such potential common stock equivalents is computed using the treasury stock method or the if-converted method, as applicable. The Company has excluded all outstanding stock options and warrants as well as shares issued upon conversion of debt from the calculation of diluted loss per share because these securities are anti-dilutive.

Payments Due by Period

The future maturities of the notes payable to third parties and related parties are as follows:

2008                        $469,075
2009                          50,000
2010                            --
2011                            --
                            --------

Total                       $519,075
                            ========

Operating Leases

The Company's rent expense amounted to $190,016 and $77,883 for the years ended June 30, 2008 and 2007, respectively. The Company has various long-term non-cancelable lease commitments for its offices, warehouse and other facilities which expire though 2011. The minimum rental commitments under non-cancelable long-term operating leases during the next five years are as follows:

2009                         113,531
2010                         114,847
2011                          50,215
2012                          50,215
                            --------

Total                       $328,808
                            ========

Qualitative and Quantitative Disclosure About Market Risk

In the ordinary course of our business, we could be subjected to a variety of market risks which include, but are not limited to foreign currency fluctuations as we have operations in China. We continuously assess these risks and have established policies and procedures to protect against the adverse effects of these and other potential exposures. Although we do not anticipate any material losses in these risk areas, no assurance can be made that material losses will not be incurred in these areas in the future.

         Foreign Exchange Rate Risk
         --------------------------

Our functional currency is the U.S. Dollar. The financial statements of our Company's operating subsidiaries with a functional currency other than U.S. dollars are translated into U.S. dollars using the current rate method. Accordingly, assets and liabilities are translated at period-end exchange rates, while revenues and expenses are translated at the period's average exchange rates. Adjustments resulting from these translations are accumulated and reported as a component of accumulated other comprehensive loss in stockholders' equity.

We neither hold nor issue financial instruments for trading purposes and we do not currently engage in any hedging activities designed to stabilize the risks of foreign currency fluctuations. Such fluctuations could adversely affect the value of our revenues and the results of our operations stated in U.S. Dollars.

         Effects of Inflation
         --------------------

The Company maintains operations in both China and the U.S. which could be adversely effected by an increase in inflation in either country. Inflation could cause the Company's gross profits margins to erode if the Company is not able to raise prices to compensate for cost increases. Similarly, net profits can be adversely impacted if gross margins cannot be increased to cover increases in operating expenses.

We have attempted to minimize the impact of inflationary price increases by maintaining short-term pricing commitments in our U.S. business segments. We have reduced the inflation risk in China by contracting with third parties to provide the majority of our operating expenses as a percentage of revenues. However, we cannot guarantee that these measures will prove effective against the risks of inflation.

         Capital Funding Risk
         --------------------

The Company has funded its capital needs since June 30, 2006 primarily through issuance of common stock. The Company's ability to raise equity capital in the future depends on many variables outside of the Company's control such as the strength of the equity markets in the U.S. and worldwide, the perceived favorability of investments in Chinese business, changes in investor preference for equity securities, and possible changes in laws and regulations effecting equity funding. No assurance can be given that there will not be adverse changes in the ability of the Company to obtain capital funding by issuing equity securities.

The Company does not engage in significant asset based borrowing at the current time, but no assurance can be given that the Company would not borrow funds from asset based lending or other institutional lenders if funds could not be provided through equity issuances. However, the Company cannot give assurance that such financing would be available if sought by the Company.

The Company does anticipate that it will continue to raise funds through sales of common stock as it ramps up its operations in China.

ITEM 3.           PROPERTIES

Our headquarters are located at 327 Plaza Real, Suite 319, Boca Raton, Florida 33432, where our executive and administrative offices are located. We also lease offices spaces in Dallas, Texas for investor relations and some accounting functions; in Tampa, Florida we lease offices for Cable and Voice Corporation; in Los Angeles, California we lease offices our subsidiaries; Phone House, Inc and Dial Tone Communications, Inc. in Singapore we lease an office for accounting and administration of Vastland Holdings and Beijing and Nanning, China we lease offices for Candidsoft . We do not own any real property.

We believe that our current facilities are suitable and adequate to meet our current needs, and that suitable additional or substitute space will be available as needed to accommodate expansion of our operations. It is possible, however, that we will acquire additional facilities by the end of 2008. Our growth strategy includes acquisition of additional business to complement and strengthen our current offering of products and services. If our current or planned efforts in this regard are successful, we may obtain additional leased or owned property in connection with an acquisition.

ITEM 4.           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information concerning beneficial ownership of our common stock as of August 31, 2008, by:

o all persons (including any "group" as that term is used in section 13(d)(3) of the Exchange Act) who are known to us to be the beneficial owner of more than five percent of our common stock;

o    each of our named executive officers;

o    each of our directors; and

o    all of our directors and executive officers as a group.

The following table lists the number of shares and percentage of shares beneficially owned based on 161,098,956 shares of common stock outstanding as of September 30, 2008.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of September 30, 2008, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Unless otherwise indicated, the principal address of each of the persons below is c/o China Voice Holding Corp., 327 Plaza Real, Suite 319, Boca Raton, Florida 33432.


Beneficial Ownership of Common Shares

                        Name                            Address                       Shares         Percentages

        Hin Hiong Khoo                   126A Rangoon Rd.                        10,663,000 (1)          6.62
                                         Singapore 218404

        Bill Burbank                     327 Plaza Real, Ste 319                  5,030,856 (2)          3.12
                                         Boca Raton, Florida 33432

        D. Ronald Allen                  17300 N. Dallas Parkway, Ste 2040       29,684,905 (3)         18.43
                                         Dallas, Texas 75248

        Chun Li Xing                     No. 40 Xue Yuan Lu                       4,615,000              2.86
                                         Datang Telecom Campus, Ste 101
                                         Research Building 7, Haidan District
                                         Beijing, PR of China 100083

        Jose Ferrer                      327 Plaza Real, Ste 319                    175,000              0.11
                                         Boca Raton, Florida 33432

        Rafael Zambrano                  164 Horizon Towers                         750,000              0.47
                                         Tanjon Bungar Pk.
                                         11200 Tanjon Bungar
                                         Penang, Malaysia

        John Iacovelli                   327 Plaza real, Ste 319                    210,000              0.13
                                         Boca Raton, Florida 33432

        Han Boon (Jason) Lim             126A Rangoon Rd.                           500,000              0.31
                                         Singapore 218404

        Other Stockholders owning over 5%                                              None

        All Directors and Officers as a Group                                    51,628,761             32.05


(1) Mr. Khoo has voting control of these shares as an officer and director of International Christian Mission, owning 900,000 shares and Nations
         Corp. Ltd., owning 8,060,000 shares. In addition, 1,703,000 shares owned by Nutripharm Ltd., owned by his wife, are attributed to him. Mr.
         Khoo has no ownership interest in these entities.

(2)      Mr. Burbank's shares are held by the William F. Burbank Trust.

(3) Mr. Allen has voting control of these shares as an officer and director of Touchstone Enterprises, Inc., owning 2,009,000 shares, Associates
         Funding Group Inc.,  Trustee,  owning 212,000  shares,  and Winterstone
         Equities Inc., owning 27,465,905 shares. Mr. Allen has no ownership in these entities.

                                       34

Beneficial Ownership of Series A Preferred Stock

                        Name                      Address                        Shares         Percentages

1       D. Ronald Allen                  17300 N. Dallas Parkway                 3,304 (1)        100%
                                         Suite 2040
                                         Dallas, Texas 75248

(1) Mr. Allen has voting control of these shares as an officer and director of Caleb Development Corp., owning 1,670 shares, Associates Funding Group Inc., owning 784 shares, Associates Funding Group Inc., Trustee, owning 350 shares, and Integrated Performance Business Systems, Inc., owning 500 shares. Mr. Allen has an ownership interest only in Associates Funding Group Inc. Each share of Series A Preferred Stock is entitled to vote the equivalent of 2,500 shares of common stock, or a total of 8,260,000 shares, representing 4.88% of all voting power outstanding.

ITEM 5.           DIRECTORS AND EXECUTIVE OFFICERS

The directors, executive officers and certain significant employees of CHVC are set forth below. None of such persons has been involved in any legal proceeding enumerated in Securities and Exchange Commission Regulation S-K, Item 401, within the time periods described in that regulation.

Executive Officers, Directors and Certain Significant Employees

The following table contains information with respect to our directors and executive officers:

Name                         Age        Position

Hin Hiong Khoo               68         Chairman of the Board
Bill Burbank                 50         Chief Executive Officer, President and
                                        Director
D. Ronald Allen              58         Chief Financial Officer and Director
Chun Lin Xing                46         President of China Operations
Jose Ferrer                  53         Chief Operating Officer
Rafael Zambrano              45         Chief Technology Officer
John Iacovelli               53         Chief Information Officer
Han Boon (Jason) Lim         33         Chief Operating Officer, Asia Operations

Hin Hiong Khoo has served as our Chairman of the Board since April 2004. Mr. Khoo, as an International Business Advisor and entrepreneur, has assisted many companies in their public floatation in several exchanges around the globe during the last 40 years. He was Chairman of VoIUM Technologies from November 2002 to April 2004. Mr. Khoo was a partner of Softgen, a telecom software company that was purchased by a US public company in 1999, from 1997 to 2002. Prior to Softgen, he worked as an attorney, an international business advisor, and held a seat on Far East exchange in Hong Kong. He is currently a Board Member of China Access 2008, an economic "legacy" initiative for the Beijing 2008 Olympics Games, backed by the Beijing Government. He is also a Board Member of Pacific Rim Forum, a consortium of international businesses and governments involved in Asia Pacific business and corporate strategies.

Bill Burbank has served as our Chief Executive Officer, President and a Director since September 2006. Mr. Burbank brings more than 25 years of success in business development and operations experience to the company. He has extensive experience in working with both private and public emerging technology development companies in the U.S., Canada and Asia. He was Chief Executive Officer of DTNet Technologies from April 2006 until we acquired that company and he became our Chief Executive Officer. Prior to that, Mr. Burbank was Chief Operating Officer of VoIP, Inc. from December 2004 to February 2006, where he managed the operations of multiple subsidiaries in the telecommunications market with combined annual revenues over $40 million. Mr. Burbank was Vice President of Business Development and Chief Marketing Officer for Pony Express U.S.A., Inc., a package delivery company, from October 2002 to November 2004.

D. Ronald Allen has served as our Chief Financial Officer and a director since January 2004. As co-founder of our company, he has held the positions of Chairman, CEO, President and Secretary of the Company. From 1999 to November 2004 Mr. Allen served as CEO and Chairman of Global Innovation Corp. (OTCBB symbol: GINV), an electronics manufacturer formerly known as Performance Systems, Inc. serving the high-speed wireless communications industry, the digital electronics market and the broadband communications industry with applications in both commercial and military markets. Mr. Allen was an officer and director of a former subsidiary of GINV, Performance Interconnect Corp. which, after several years of inactivity, petitioned for bankruptcy under Chapter 7 of The U. S. Bankruptcy Code in October of 2006. He was a partner of KPMG Peat Marwick from 1981 to 1984 and is a Certified Public Accountant. After leaving public accounting in 1984, Mr. Allen has worked as a financial consultant and manages investments in real estate and small businesses.

Chun Lin Xing has served as our President of China Operations since 01/18/2006. Mr. Xing manages our China Operations. He has over 14 years experience in IT businesses in China and has founded four start-up companies. He was the founder and Chief Executive Officer of Beijing CandidSoft Beijing, China from 2002. Prior to this, Mr. Xing was the Managing Director of IBC China Co. (International Business Center), a venture between investors from the United States and Singapore and China's National Information Center, from 1997 to 2000. He is also a world renowned expert and innovator in the office automation software industry, having won several technology prizes and Innovation Awards granted by the State Government and the Ministry of Science and Technology of China.

Jose Ferrer has served as our Chief Operating Officer since January 7 2008. Mr. Ferrer has extensive international experience in leading people and project team, implementing and overseeing technology programs and administering budgets and operations. Mr. Ferrer served as Executive Vice President of MacroVoice Networks from 07/2001to 12/2002 where he managed OEM relations with major companies such as LG Electronics and Dell amongst others for the supply of innovative voice and data platforms. During his tenure at this company, he was instrumental in sourcing, contracting and launching a leading edge VoIP hardware/software solution which connected to existing legacy PBX's to provide low cost LD service to corporate clients.

Rafael Zambrano has served as our Chief Technology Officer since March, 2008. Mr. Zambrano has as over 19 years experience in senior level international project management, engineering, product development, and strategic business development in the telecommunications industry. Most recently Mr. Zambrano served as CEO of InterEdge Technologies a Company that he co-founded in November, 2004. At InterEdge he was responsible for all aspects of the company including the development and manufacturing of advanced Internet Telephony products. Previously, during his tenure at several companies in the US and Malaysia, Mr. Zambrano was responsible for overseeing the development and deployment of VoIP services in South East Asia and China, the design and implementation of a VoIP network to provide global telephone services, development of analog and digital gateways, softswitches and other leading products and services. He received a Bachelor of Science in Electrical Engineering from The University of Alabama Birmingham in 1988.

John Iacovelli has served as our Chief Information Officer since October , 2006. Previously, he was Director of Special Projects, for VoIP, Inc. from October 2004 to February 2006, where he was responsible for a variety of technical initiatives. Mr. Iacovelli was Chief Information Officer of Pony Express from July 2002 to September 2004, where he oversaw a network infrastructure spanning nine locations in Florida, and personally developed Microsoft Windows(TM) and Internet-based software for customers such as the State of Florida. From May 1998 to August 2001 Mr. Iacovelli worked as a marketing manager in the speech recognition field for Registry Magic and Foresight Technologies. Mr. Iacovelli worked at Clarion Software as its Director of Marketing from March 1994 to May 1998, where he launched the first Rapid Application Development environment to produce compiled executables for Microsoft Windows(TM), and later the first 32 bit executables, and as Vice President of Marketing at its successor corporation, SoftVelocity, from July 2001 to July 2002. Before that, he was Senior Product Manager at Expert Software from January 1990 to March 1994 where he produced many best selling software titles in the retail market such as Expert Home Design.

Han Boon (Jason) Lim has served as our Chief Operating Officer, Asia Operations since 03/01/2004. Prior to joining the Company, he was Chief Operating Officer of WBC Pte Ltd, a joint venture with IBC Corp. of Dallas, Texas from 04/01/2003 to 02/28/2004, where he led operations of the DVB IP-Casting division. Mr. Lim was Director of Product Development for VoIUM Technologies from 10/01/2001 to 02/28/2004, where he was responsible for designing and managing the development of wireless products and directed the regional expansion of VoIUM's  operations.
Mr. Lim served as Vice President, Information Technologies of AirGateway Pte Ltd
from  06/01/2000  to  09/30/2001,   Chief  Infrastructure  Officer  of  WAPworkz
Technologies  Pte Ltd. from 10/01/1999 to 05/31/2000,  and as lead IT Consultant for Webpoint Technologies from 05/01/1996 to 09/30/1999. Jason holds a Microsoft
Certified  Professional   Certification  and  a  Bachelors  Degree  in  Computer
Engineering  with  Specialization  in Networks and Database Systems from Nanyang
Technological  University.  He is a commissioned  officer in the Singapore Armed
Forced holding the rank of Captain.

ITEM 6.           EXECUTIVE COMPENSATION

Executive Compensation in Fiscal Year 2008

The following  table sets forth the  compensation  earned by our Chief Executive
Officer and the other executive officers who, based on their total compensation, received more than $100,000 and were the most highly compensated in the fiscal year ended June 30, 2008. We refer to these individuals collectively as the named executive officers.

                           Summary Compensation Table


                                                                                        All Other
  Name and Principal                                           Stock       Option        Annual
       Position         Year       Salary         Bonus       Awards     Awards((2))  Compensation(1)     Total
Hin Hiong Khoo            2008   $120,000         $--            $--          $--        $25,000          $145,000
Chairman of the Board
Bill Burbank              2008    186,000          --             --           --         25,000           211,000
Chief Executive
Officer, President
and Director
D. Ronald Allen           2008    120,000          --             --           --         25,000           145,000
Chief Financial
Officer and Director
Chun Lin Xing             2008    100,000          --             --           --             --           100,000
President of China
Operations
Jose Ferrer               2008    125,000          --        177,250(3)        --             --           302,250
Chief Operating
Officer
Rafael Zambrano           2008    150,000          --        172,500(3)        --             --           322,500
Chief Technology
Officer

1. Consists of $25,000 to each of Messrs. Khoo, Burbank and Allen for their service on our board of directors.

2.   The Company does not issue stock options to its officers.

3. The Stock awards consist of vested shares of common stock valued at the closing stock price on the date issued, consistent with the amounts reported in the Company's financial statements.

The following table sets forth certain information concerning outstanding equity awards held by our named executive officers at June 30, 2008:

                  Outstanding Equity Awards at Fiscal Year-End


                                             Option Awards
            Number of Securities                Option                 Option
           Underlying Unexercised              Exercise              Expiration
Name     Options Unexerciserable(1)         Price per share             Date

None


Employment Arrangements with Named Executive Officers

The Company's only employment contract is with its president, Bill Burbank. Such agreement is for a term of three years beginning August 31, 2006, and will automatically renew for subsequent six monthly periods unless terminated by either party at least 90 days prior to end of a term. Compensation to Mr. Burbank is $15,500 per month; in addition, he received a grant of 250,000 shares of common stock.

Equity Compensation Plan

The Company does not currently have a formal Equity Compensation Plan or 401K Plan but does use its restricted securities to entice key employees and to provide additional performance based compensation. A former Equity Compensation Plan was terminated and currently has one participant.

                    Director Compensation in Fiscal Year 2008

                    Fees Earned or      Stock
                     Paid in Cash       Awards      Option Awards        Total
Name                      ($)           ($)(5)          ($)(5)            ($)
Hin Hiong Khoo           25,000                                         $25,000
Bill Burbank             25,000                                         $25,000
D. Ronald Allen          25,000                                         $25,000


ITEM 7.           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR
                  INDEPENDENCE

Related Party Receivables
-------------------------

One of the Company's subsidiaries has advanced funds to certain non-officer employees. Such advances are not interest bearing and are unsecured. Management believes that these assets are collectible as they relate to relationships with continuing employees.

Related Party Payables
----------------------

Certain companies owned or controlled by D. Ronald Allen, a major stockholder, director and officer of CHVC, has loaned funds to the Company secured by all of the assets of the Company. These advanced funds are due on demand and bear interest at 18%. The balance as of June 30, 2008 and 2007 was $303,790 and $326,786, respectively.

Certain individuals who are employees and/or directors of the Company have advanced funds to the Company on unsecured terms bearing interest at 8%. The balance on these advances was $13,900 and $100,685 as of June 30, 2008 and 2007.

An employee of one of the Company's China subsidiaries has advanced funds to the Company on unsecured terms. This advance does not bear interest. The balance due on this advance was $72,761 and $87,040 as of June 30, 2008 and 2007.

Related Party Notes
-------------------

In connection with the Company's acquisition of its PhoneHouse subsidiary, the Company is indebted to the former owner of that company, who remains an employee of PhoneHouse. The note bears interest at 12% and mature on December 14, 2007. The balance on that note was $-0- and $149,179 as of June 30, 2008 and 2007, respectively.

In connection with the Company's acquisition of its DTNet subsidiary, the Company is indebtedness to a Company controlled by the former owners of DTNet. One of those owners, Bill Burbank, remains a major stockholder, director, officer and employee of CHVC. The convertible note is secured by all of the common stock of DTNet and bears interest at 8% and matures on December 31, 2008. The balance on that note was $310,423 and $675,000 as of June 30, 2008 and 2007, respectively.

Joint Ventures
--------------

The Company has entered into a joint venture with WRIO, Corp., dated May 31, 2006, wherein WRIO , Corp. and the Company, through contribution of $1,000 each, are 50/50 partners in the exploitation of wireless broadband technology owned by WRIO, Corp. in China. WRIO, Corp. is controlled by D. Ronald Allen, an officer and director of the Company. No revenues were earned under this joint venture during 2008 and 2007, accordingly, no revenues or expense have been reflected in these financial statements.

Preferred Stock
---------------

All of the Company's preferred stock shares are directly or indirectly owned by entities that are owned or controlled by D. Ronald Allen. As such, Mr. Allen has all voting rights relating to this class of stock.

We have issued the following shares of our Series A Preferred Stock to Affiliates of our CFO, D. Ronald Allen:

May 31, 2006 - 1,124 shares issued in exchange for the assumption of $984,300 of debt to third parties.(1)

August 30, 2006 - 500 shares issued for net proceeds of $250,000. (1)

September 30, 2006

o 2,100 shares issued in exchange for the assumption of $200,000 debt to affiliates of Mr. Allen and $850,000 of debt to third parties. (1)

o    500 shares issued as additional collateral for debt to third parties. (1)

March 31, 2008

o 848 shares issued in exchange for the assumption of $424,000 of debt to third parties. (1)

o 194 shares issued in exchange for $194,000 of accumulated preferred dividends. (1)

June 30, 2008

o 450 shares issued in exchange for the assumption of $225,000 of debt to third parties. (1)

o    48  shares  issued  in  exchange  for  $48,000  of  accumulated   preferred
     dividends. (1)

October 1, 2008

o    2,000 shares issued in exchange for the assumption of $1,000,000 debt. (1)

We redeemed the following shares of our Series A Preferred Stock from affiliates of our CFO D. Ronald Allen:

During the year ended June 30, 2007, the Company redeemed 500 shares of the Company's Series A Preferred Stock for $410,300 paid to a third party. (1)

During the year ended June 30, 2007, certain common stock warrants owned by third parties were exercised which resulted in an exchange of common stock shares for 450 shares of preferred stock. (1)

On September 30, 2007, certain common stock warrants were exercised which resulted in an exchange of 442,963 common stock shares to a third party for 152 shares of preferred stock. (1)

On December 31, 2007, the Company redeemed 448 shares of the Company's Series A Preferred Stock for $822,000 cash and the issuance of 620,000 shares of common stock to a third party. (1)

On March 31, 2008, the Company redeemed 625 shares of the Company's Series A Preferred Stock in exchange for 3,245,000 shares of company common stock, 500,000 of which shares were issued to an affiliated entity and the balance to third party. (1)

On June 30, 2008, the Company redeemed 425 shares of Series A Preferred stock for $400,000 and 105,000 shares of common stock to a third party. (1)

(1) Shares of Preferred Stock held to collateralize obligations to third parties assumed by affiliates of CFO D. Ronald Allen.

Guarantees
----------

Certain of the Company's notes payable due to third parties have been guaranteed by companies owned or controlled by D. Ronald Allen.

ITEM 8.           LEGAL PROCEEDINGS

From time to time we are involved in various claims and other legal proceedings which arise in the normal course of our business. Such matters are subject to many uncertainties and outcomes that are not predictable. However, based on the information available to us and after discussions with legal counsel, we do not believe any such proceedings will have a material adverse effect on our business, results of operations, financial position or liquidity. We cannot provide assurance, however that damages that result in a material adverse effect on our financial position or results of operations will be not be imposed in these matters.

On July 17, 2008, the Securities and Exchange Commission issued an Order Directing Private Investigation and Designating Officers to Take Testimony In the matter of China Voice Holding Corp., File No. HO-10827. The investigation is inquiring into sales of unregistered shares of stock and representations and publications made in connection therewith. Officers of the Company have met with the SEC to discuss the matter and the Company is cooperating fully in the inquiry.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price

While there is no established trading market for our common stock, our common stock is currently quoted on the Pink Sheets (www.pinksheets.com) include the symbol CHVC.PK. The following table shows the range of high and low bid prices for our common stock as reported by the Pink Sheets, as the case may be, for each quarter since the beginning of fiscal year 2006. The quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.


    Quarter Ended                   High          Low
 June 30, 2005                      0.95         0.95
 September 30, 2005                 1.10         0.45
 December 31, 2005                  1.10         0.44
 March 31, 2006                     1.13         0.75
 June 30, 2006                      1.08         0.95
 September 30, 2006                 1.15         0.85
 December 31, 2006                  1.16         0.85
 March 31, 2007                     1.54         0.74
 June 30, 2007                      0.91         0.34
 September 30, 2007                 0.60         0.36
 December 31, 2007                  2.56         0.51
 March 31, 2008                     1.21         0.86
 June 30, 2008                      1.16         0.46
 September 30, 2008                 0.54         0.35

On October 24, 2008, the bid and ask prices for our common stock as reported on the Pink Sheets were $0.35 and $0.37 per share, respectively.

As of October 15,  2008,  approximately  563,200  shares of our common stock are
subject  to  outstanding   options  or  warrants  to  purchase,   or  securities
convertible  into, our common  shares.  Approximately  82,439,473  shares of our outstanding common stock could be sold pursuant to Rule 144 under the Securities
Act of 1933. Of the balance of our 78,658,983 shares outstanding, 32,315,160 are free  trading and  remainder,  46,343,823,  were issued in the  previous  twelve months and will be  eligible  to be sold  pursuant  to Rule 144 after the shares have been held for one year.

We have not agreed to register any shares of our common stock that are currently outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock and do not expect to pay any cash dividends for the foreseeable future. We intend to retain future earnings, if any, in the operation and expansion of our business. Any future determination to pay cash dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors deems relevant. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Stockholder Matters

As of September 30, 2008, a total of 161,098,456 shares of common stock were outstanding and held of record by 1,121 persons.

As of June 30, 2008, the following equity securities of our company are authorized for issuance, aggregated as follows, pursuant to our company's Equity
Compensation Plan. Such Plan has been terminated and covers only one former employee.

                                            Equity Compensation Plan Information

                                          Number of
                                       securities to be                                    Number of securities
                                         issued upon                                      remaining available for
                                         exercise of             Weighted-average           future issuance under
                                         outstanding             exercise price of        equity compensation plans
                                      options, warrants        outstanding options,         (excluding securities
          Plan Category                   and rights            warrants and rights        reflected in column(a))

Equity compensation plans
approved by security holders

Equity compensation plans not
approved by security holders                48,551                     $0.4892                       None

Total

ITEM 10.          RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of transactions by our company within the past three years involving sales of its securities that were not registered under the Securities Act of 1933 (the "Act"). For each transaction we relied upon the following exemption(s) from registration under the Act, and each such issuance is noted at the end to correspond to one of these exemptions:

     (1) Exempt under Section 4(2) of the Act as a sale for cash to a small group of accredited or otherwise sophisticated investors not involving any public offering.

     (2) Exempt under Section 4(2) of the Act as an issuance of securities as consideration for an acquisition of a company or block of assets from a small group of sophisticated sellers.

     (3) Exempt under Regulation S promulgated under the Act as issuances of restricted shares to non-US persons who provided subscription representations in private transactions without any advertising or public solicitation.

     (4) Exempt under Regulation D promulgated under the Act and Rule 506 thereof as sales to all accredited investors who provided subscription representations in offerings that were not subject to public solicitation and in which Form D notices were filed.

     (5)  Exempt   under   Section  4(2)  as  issuances  of  stock  in  lieu  of
          compensation or consulting fees to a small member of sophisticated persons not involving any public offering.

     (6) Exempt under such 3(a)(9) of the Act as an exchange of securities for other outstanding securities of the Registrant.

     (7) Exempt under Section 4(2) of the Act as issuance of shares as additional consideration for loans to the Registrant or in lieu of interest on loans, to institutional and other accredited investors.

Common Stock

On April 1, 2004, we issued 50,000,000 shares of our common stock to the stockholders of China Voice Corp. in exchange for all of the issued and outstanding common stock of China Voice Corp. pursuant to an Agreement and Plan of Reorganization, dated as of April 1, 2004 between China Voice Corp., certain stockholders of China Voice Corp. and Surf Franchise, Inc. (2)

Effective June 30, 2005, we issued an aggregate of 23,582,987 shares of our common stock.

     o We issued 20,028,000 shares of our common stock to the stockholders of East West Global Communications, Inc. in exchange for all of the issued and outstanding shares of East West Global Communications, valued at $5,007,000. (2)

     o We issued 525,000 shares of our common stock to the stockholders of Network Zone PTE Ltd. in connection with the acquisition of a 75% equity interest in Network Zone PTE Ltd., valued at $210,000. (2)

     o We issued and sold 1,846,320 shares of our common stock to 12 non-US persons for net proceeds of $430,840. (3)

     o We issued an aggregate of 1,008,667 shares of our common stock to 7 non-US persons for consulting services rendered by such individuals. The aggregate value of such issued shares for services rendered was $252,167. (3)

     o We issued 180,000 shares of our common stock to a third-party lender in respect of loans totaling $475,000. The aggregate value of such issued shares for the loan costs was $45,000. (7)

On October 7, 2005, we issued 200,000 shares of our common stock for the acquisition of all of the assets of Call Gateway Corp, valued at $100,000. (2)

From October 1, 2005 to December 31, 2005, we issued an aggregate of 244,625 shares of our common stock for net proceeds of $71,885, to four non-US persons.
(3)

From October 1, 2005 to December 31, 2005, we issued an aggregate of 954,000 shares of our common stock to three individuals pursuant to the exercise of certain warrants that had been previously issued to 24 individuals in May and June of 2005 in exchange for cancellation of $349,000 of our debt and accrued interest obligations. (6)

From January 1, 2006 to March 31, 2006, we issued a total of 986,000 shares.

     o We issued 670,000 shares to one non-US person and two US persons upon the exercise of warrants issued in 2005, for consideration consisting of the cancellation of debt and accrued interest in the amount of $262,700. (6)

     o We issued 20,000 shares to one non-US person for net proceeds of $10,000. (3)

     o We issued 296,000 shares to six non US persons and two US persons in exchange for consulting fees valued at $310,800. (5)

From April 1, 2006 to June 30, 2006, we issued a total of 552,000 shares.

     o We issued 532,000 shares upon the exercise of warrants issued August 19, 2006 by a non US person in exchange for $21,874 of debt and accrued interest, a warrant issued May 31, 2005 by a non US person in exchange for $112,116 debt and accrued interest, and a warrant issued June 30, 2006 by a non US person in exchange for $77,710 debt and accrued interest. (3)

     o We issued 20,000 shares to four note holders as consideration for extending the maturity of $325,000 of notes due May 31, 2006. (7)

From July 1, 2006 to September 30, 2006, we issued an aggregate of 260,000 shares, as follows:

     o    250,000 shares were issued to two non US persons for $225,000. (3)

     o 10,000 shares were issued to two non US persons for consulting services issued at $10,000. (3)

On September 14, 2006, we issued 4,925,000 shares of our common stock to certain stockholders of Candidsoft Technologies Company Ltd. of Beijing pursuant to an Agreement between us, certain stockholders of Candidsoft, Beijing CVC Communications Co. Ltd. (an affiliate of our company) and Candidsoft in exchange for a sixty-five percent (65%) interest in the capital stock of Candidsoft.
(2)(3)

From October 1, 2006 to December 31, 2006, we issued an aggregate of 762,485 shares of our common stock, as follows:

     o    351,500 shares were issued to eleven  persons for consulting  services
          valued  at  $369,075,   including  285,000  shares  to  our  executive
          officers. (5)

     o We issued 314,000 shares to thirteen non-US persons for cash of $56,893. (3)

     o We issued 96,985 shares in exchange for $103,209 of interest due on five loans aggregating $475,000. (7)

On December 31, 2006, we issued 1,000,000 shares of our common stock valued at $1,160,000 to the stockholders of VCG Technologies, Inc. doing business as DTNet Technologies and the members of DTNet Technologies, LLC pursuant to an Agreement and Plan of Merger, dated as of August 25, 2006, by and among our company, DTN Acquisition Corp. and DTNet Technologies, LLC (both wholly-owned subsidiaries of our company), VCG Technologies, Inc. and VCG Technologies, LLC in connection with the acquisition of VCG Technologies, Inc. and VCG Technologies, LLC. The sellers also received a debenture convertible into 1,566,000 common shares at $0.50 per share for two years. (2)

On December 31, 2006, we issued 2,100,000 shares of our common stock valued at $2,310,000 to certain stockholders of Beijing Techview System Engineering Co. Ltd. pursuant to an Agreement between us, certain stockholders of Beijing Techview, Beijing Vastland Investment Consultancy and Management Co. Ltd. (an affiliate of our company) and Beijing Techview in exchange for a seventy percent (70%) interest in the capital stock of Beijing Techview. (2)

From January 1, 2007 to March 31, 2007, we issued an aggregate of 7,890,603 shares of our common stock.

     o 95,000 shares were issued to two persons for consulting services valued at $118,200. (5)

     o 400,000 shares were issued to one non-US person and one US person for $180,532 cash. (3)(1)

     o 250,000 shares were issued to one US person in exchange for a $125,000 promissory note. (1)

     o 2,340,603 shares were issued upon the exercise of warrants issued in 2005 by a non-US person in exchange for $585,151 of debt and accrued interest. (3)(6)(7)

     o 80,000 shares were issued as compensation to two lenders holding notes in the principal amount of $500,000. (7)

     o 4,725,000 shares were issued on March 21, 2007, for the acquisition of StreamJet.Net, valued at $2,929,500. The sellers also received options to purchase 16,000,000 shares for $0.30 per share for 30 days after closing. (2)

From April 1, 2007 to June 30, 2007 we issued 11,556,013 shares, as follows:

     o    2,200,000  shares were issued to one non-US person for $656,000  cash.
          (3)

     o    35,000 shares were issued to a former employee as compensation. (5)

     o 79,500 shares were issued to one US persons in exchange for $26,500 of debt and accrued interest. (6)

     o 1,347,776 shares were issued to six persons in exchange for 450 shares of Series A Preferred Stock plus $44,267 in accumulated dividends, for a total value of $494,267. (6)

     o 6,942,308 shares were issued to 155 non-US persons in a Regulation S offering, yielding net proceeds of $947,790. (3)

     o 230,000 shares were issued upon the exercise for cash of $45,000 by three persons of options granted in the StreamJet.Net acquisition. (6)

     o 71,429 shares were issued to former stockholders of DTNet pursuant to earn-out provisions of the acquisition agreement, including 30,964 shares issued to our CEO, Bill Burbank. (2)

     o On June 17, 2007, we issued 650,000 shares of our common stock to Deepak Hiranandani, the former sole stockholder of Phone House, Inc. pursuant to an Agreement and Plan of Merger, dated as of June 14,

          2007, by and among our company, Phone House Acquisition Corp. (a wholly owned subsidiary of our company), Mr. Hiranandani and Phone House, Inc. in connection with the acquisition of Phone House by our company. (2)

From July 1, 2007 to September 30, 2007, we issued an aggregate of 8,262,420 shares of our common stock.

     o 71,829 shares were issued to former stockholders of DTNet pursuant to earn-out provisions of the acquisition agreement, including 30,964 shares issued to our CEO, Bill Burbank. (2)

     o 254,000 shares were issued to five persons for consulting services valued at $139,190. (5)

     o    500,000  shares were issued to a non-US  person for cash of  $176,000.
          (3)

     o 6,459,031 shares were issued to 152 non-US person in a Regulation S offering for net cash proceeds of $812,792. (3)

     o 40,000 shares were issued upon the exercise of options granted to sellers of StreamJet.Net, for cash of $10,000. (2)(6)

     o 442,960 shares were issued to three holders of Series A Preferred Stock in exchange for such shares, valued at $152,000. (6)

     o On July 19, 2007, we issued 495,000 shares of our common stock to Abdul Kalejaiye, the former sole stockholder of Dial-Tone Communication, Inc., a Florida corporation, pursuant to the terms of an Agreement and Plan of Merger, dated as of July 19, 2007 between our company, Dial-Tone Acquisition Corp. (a wholly owned subsidiary of our company), Mr. Kalejaiye and Dial-Tone Communication, Inc. in connection with the acquisition of Dial-Tone Communication by our company. (2)

From October 1, 2007 to December 31, 2007, we issued 23,151,932 shares.

     o    258,929  shares  were  issued  to  former  stockholders  of DTNet  and
          PhoneHouse   pursuant  to  earn-out   provisions  of  the  acquisition
          agreements, including 30,964 shares to our CEO, Bill Burbank. (2)

     o    150,000 shares were issued in exchange for equipment. (2)

     o 384,000 shares were issued to two non-US persons and five US persons in exchange for consulting services valued at $375,620. (5)

     o 620,000 shares were issued to one person in exchange for 115 shares of Series A Preferred Stock valued at $115,000. (6)

     o 10,064,927 shares were issued to 417 non US persons in a Regulation S offering, for net proceeds of $2,199,852. (3)

     o 8,251,000 shares were issued to 45 former stockholders and option holders of StreamJet.Net upon the exercise of options for $1,834,587.
          (2)

     o 1,423,076 shares were issued to 31 US persons in a Regulation D offering for net proceeds of $536,500. (4)

     o 2,000,000 shares were issued to three non-US persons for net proceeds of $500,000. (3)

From January 1, 2008 to March 31, 2008, we issued 13,217,714 shares.

     o 671,000 shares were issued to 10 persons for consulting services valued at $726,530. (5)

     o 1,018,429 were issued to former stockholders of DTNet pursuant to earn-out provisions in the acquisition agreement, including 977,964 shares to our CEO Bill Burbank. (2)

     o 3,346,500 shares were issued to nine persons in exchange for 625 shares of Series A Preferred Stock valued at $337,875. (6)

     o 3,746,536 shares were issued to 176 non-US persons in a Regulation S offering for net proceeds of $922,383. (3)

     o 215,249 shares were issued to four US persons for $135,500 net proceeds. (4)

     o 220,000 shares were issued to five former stockholders and option holders of StreamJet.Net upon the exercise of options for $55,000. (2)

     o 1,000,000 shares were issued in connection with the acquisition of the assets of Brilliant Telecom LLC, valued at $1,150,000. On August 1, 2008, CVC International Inc. filed a lawsuit against Brilliant Telecom LLC and an individual claiming damages arising from breaches of the asst acquisition agreement. The lawsuit also claims rescission of the asset purchase agreement as an alternative remedy. (2)

From April 1, 2008 to June 30, 2008 we issued 7,068,668 shares.

     o 126,000 shares were issued to three persons for consulting services valued at $96,260. (5)

     o 100,000 shares were issued to one person in exchange for 25 shares of Series A Preferred Stock valued at $25,000. (6)

     o 3,546,669 shares were issued to 84 non-US persons in a Regulation S offering for net proceeds of $710,586. (3)

     o 823,999 shares were issued to 17 US persons in a Regulation D offering for net proceeds of $215,400. (4)

     o    72,000 shares were issued to one non-US person for $50,000 cash. (3)

     o    2,025,000   shares  were  issued  to  one  non-US  person,   a  former
          shareholder in Candidsoft, pursuant to the earnout agreement. (2)

     o 375,000 shares were issued to one US person, a former shareholder in PhoneHouse, pursuant to the earnout agreement. (2)

From July 1, 2008 to September 30, 2008, we issued 3,189,509 shares.

     o 85,000 shares were issued to two persons for consulting services valued at $42,500. (5)

     o 27,200 shares were issued to one person in exchange for cancellation of a $5,000 Note payable and accrued interest. (7)

     o 2,058,144 shares were issued to 43 non-US persons in a Regulation S offering for net proceeds of $305,136. (3)

     o 731,665 shares were issued to 10 US persons in a Regulation D offering for net proceeds of $207,500. (4)

     o 100,000 shares were issued to one non-US person for patent rights valued at $49,000. (2)

     o 187,500 shares were issued to on US person, a former shareholder in PhoneHouse, pursuant to the earnout agreement. (2)

Preferred Stock

We have issued the following shares of our Series A Preferred Stock:

May 31, 2006 - 1,124 shares issued to an affiliate of our CFO D. Ronald Allen in exchange for the assumption of $984,300 of debt. (1)

August 30, 2006 - 500 shares  issued to one person for net proceeds of $250,000.
(1)

September 30, 2006

     o 2,100 shares issued to an affiliate of our CFO D. Ronald Allen in exchange for the assumption of $1,050,000 of debt. (1)

     o    500 shares issued as additional collateral for debt. (1)

March 31, 2008

     o 848 shares issued to an affiliate of our CFO D. Ronald Allen in exchange for the assumption of $424,000 of debt. (1)

     o 194 shares issued in exchange for $194,000 of accumulated preferred dividends to two affiliates of Mr. Allen. (1)

June 30, 2008

     o 450 shares issued to an affiliate of our CFO, D. Ronald Allen in exchange for the assumption of $225,000 of debt. (1)

     o 48 shares issued in exchange for $48,000 of accumulated preferred dividends to two affiliates of our CFO, D. Ronald Allen. (1)

Warrants

From January 2005 to January 2006, we issued warrants to purchase 10,300,400 shares of common stock for exercise prices ranging from $0.25 to $0.50, to the holders of loans to the company aggregating $2,875,000. (7)

On May 31, 2006, we issued warrants to purchase 2,547,020 shares of common stock to eleven persons at an exercise price of $0.40 per share, in connection with the assumption of $984,300 company debt by an affiliate of our CFO D. Ronald Allen. (7)

On January 23, 2008, we issued warrants to purchase 313,200 shares of common stock to one person at an exercise price of $0.40 per share, in connection with the assumption of $124,000 debt by an affiliate of Mr. Allen. (7)

In the case of all issuances other than pursuant to Regulation D or Regulation S, the Company believes the investor or its purchase representative was reasonably believed to have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment, (b) the investor or its purchaser representative were provided with required information and an opportunity to obtain additional information a reasonable period of time prior to the transaction, (c) the investor or its purchaser representative were advised of the limitations on resale of the Common Stock, (d) the investor represented its intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof, and (e) appropriate legends were affixed to the instruments issued in the transactions.

ITEM 11.          DESCRIPTION OF SECURITIES

The following is a summary of certain significant provisions related to our outstanding securities and is qualified in its entirety by reference to the Company's Articles of Incorporation ("Articles") and its Bylaws, which are filed as exhibits to this registration statement. The Company's authorized capital stock consists of 400,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share. Only the shares of Common Stock are being registered hereby.

Common Stock

As of September 30, 2008, 161,098,456 common shares of the Company's common stock are held of record by approximately 1,121 holders. Each share of common stock entitles the holder of record thereof to cast one vote on all matters acted upon at the Company's stockholder meetings. Directors are elected by a plurality vote. Because holders of common stock do not have cumulative voting rights, holders or a single holder of more than 50% of the outstanding shares of common stock present and voting at an annual meeting at which a quorum is present can elect all of the Company's directors. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities. All of the outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued in connection with the exercise of options under the Option Plan will be fully paid and non-assessable when issued.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors in its sole discretion from funds legally available there for. In the event the Company is liquidated, dissolved or wound up, holders of common stock are entitled to share ratably in the assets remaining after liabilities and all accrued and unpaid cash dividends are paid.

Preferred Stock

The Board of Directors of the Company has the authority to divide the authorized preferred stock into series, the shares of each series to have such relative rights and preferences as shall be fixed and determined by the Board of Directors. The provisions of a particular series of authorized preferred stock, as designated by the Board of Directors, may include restrictions on the payment of dividends on common stock. Such provisions may also include restrictions on the ability of the Company to purchase shares of common stock or to purchase or redeem shares of a particular series of authorized preferred stock. Depending upon the voting rights granted to any series of authorized preferred stock, issuance thereof could result in a reduction in the voting power of the holders of common stock. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the preferred stock will receive, in priority over the holders of common stock, a liquidation preference established by the Board of Directors, together with accumulated and unpaid dividends. Depending upon the consideration paid for authorized preferred stock, the liquidation preference of authorized preferred stock and other matters, the issuance of authorized preferred stock could result in a reduction in the assets available for distribution to the holders of common stock in the event of the liquidation of the Company.

As of October 15, 2008, there were authorized 10,000,000 shares of preferred stock, of which one series was designated, consisting of 20,000 authorized shares of Series A Preferred Stock, of which 3,231 shares were issued and outstanding.

The Series A Preferred Stock have the following terms:

     o    12% cumulative dividends

     o    Each share entitles the holders vote 2,500 shares of common stock

     o    Issue and liquidation value of $1,000 per share

     o    Redeemable by Company at the liquidation value

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
     o    Not convertible

     o    Senior to common stock

     o Company has a first right of refusal to buy any shares proposed to be sold

Certain Rights of Holders of Common Stock

The Company is a Nevada corporation organized under Chapter 78 of the Nevada Revised Statutes ("NRS"). Accordingly, the rights of the holders of common stock are governed by Nevada law. Although it is impracticable to set forth all of the material provisions of the NRS or the Company's Articles and Bylaws, the following is a summary of certain significant provisions of the NRS and/or the Company's Articles and Bylaws that affect the rights of securities holders.

Anti Takeover Provisions

Special Meetings of Stockholders; Director Nominees

The Company's Bylaws and Articles provide that special meetings of stockholders may be called by stockholders only if the holders of at least 66-2/3% of the common stock join in such action. The Bylaws and Articles of the Company also provide that stockholders desiring to nominate a person for election to the Board of Directors must submit their nominations to the Company at least 60 days in advance of the date on which the last annual stockholders' meeting was held, and provide that the number of directors to be elected (within the minimum - maximum range of 3 to 15 set forth in the Articles and Bylaws of the Company) shall be determined by the Board of Directors or by the holders of at least 66-2/3% of the common stock. While these provisions of the Articles and Bylaws of the Company have been established to provide a more cost-efficient method of calling special meetings of stockholders and a more orderly and complete presentation and consideration of stockholder nominations, they could have the effect of discouraging certain stockholder actions or opposition to candidates selected by the Board of Directors and provide incumbent management a greater opportunity to oppose stockholder nominees or hostile actions by stockholders. The affirmative vote of holders of at least 66-2/3% of the common stock is necessary to amend, alter or adopt any provision inconsistent with or repeal any of these provisions.

Removal of Directors

The Articles of the Company provide that directors may be removed from office only for cause by the affirmative vote of holders of at least 66-2/3% of the common stock. Cause means proof beyond the existence of a reasonable doubt that a director has been convicted of a felony, committed gross negligence or willful misconduct resulting in a material detriment to the Company, or committed a material breach of such director's fiduciary duty to the Company resulting in a material detriment to the Company. The inability to remove directors except for cause could provide incumbent management with a greater opportunity to oppose hostile actions by stockholders. The affirmative vote of holders of at least 66-2/3% of the common stock is necessary to amend, alter or adopt any provision inconsistent with or repeal this provision.

Control Share Statute

Sections 78.378 - 78.3793 of the Nevada statutes constitute Nevada's control share statute, which set forth restrictions on the acquisition of a controlling interest in a Nevada corporation which does business in Nevada (directly or through an affiliated corporation) and which has 200 or more stockholders, at least 100 of whom are stockholders of record and residents of Nevada. A controlling interest is defined as ownership of common stock sufficient to enable a person directly or indirectly and individually or in association with others to exercise voting power over at least 20% but less than 33.3% of the common stock, or at least 33.3% but less than a majority of the common stock, or a majority or more of the common stock. Generally, any person acquiring a controlling interest must request a special meeting of stockholders to vote on whether the shares constituting the controlling interest will be afforded full voting rights, or something less. The affirmative vote of the holders of a majority of the common stock, exclusive of the control shares, is binding. If full voting rights are not granted, the control shares may be redeemed by the Company under certain circumstances. The Company does not believe the foregoing provisions of the Nevada statutes are presently applicable to it because it does not presently have more than 100 stockholders of record in Nevada.

Business Combination Statute

Sections 78.411 - 78.444 of the NRS set forth restrictions and prohibitions relating to certain business combinations and prohibitions relating to certain business combinations with interested stockholders. These Sections generally prohibit any business combination involving a corporation and a person that beneficially owns 10% or more of the common stock of that company (an "Interested Stockholder") (A) within five years after the date (the "Acquisition Date") the Interested Stockholder became an Interested Stockholder, unless, prior to the Acquisition Date, the corporation's board of directors had approved the combination or the purchase of shares resulting in the Interested Stockholder becoming an Interested Stockholder; or (B) unless five years have elapsed since the Acquisition Date and the combination has been approved by the holders of a majority of the common stock not owned by the Interested Stockholder and its affiliates and associates; or (C) unless the holders of common stock will receive in such combination, cash and/or property having a fair market value equal to the higher of (a) the market value per share of common stock on the date of announcement of the combination or the Acquisition Date, whichever is higher, plus interest compounded annually through the date of consummation of the combination less the aggregate amount of any cash dividends and the market value of other dividends, or (b) the highest price per share paid by the Interested Stockholder for shares of common stock acquired at a time when he owned 5% or more of the outstanding shares of common stock and which acquisition occurred at any time within five years before the date of announcement of the combination or the Acquisition Date, whichever results in the higher price, plus interest compounded annually from the earliest date on which such highest price per share was paid less the aggregate amount of any cash dividends and the market value of other dividends. For purposes of these provisions, a "business combination" is generally defined to include (A) any merger or consolidation of a corporation or a subsidiary with or into an Interested Stockholder or an affiliate or associate; (B) the sale, lease or other disposition by a corporation to an Interested Stockholder or an affiliate or associate of assets of that corporation representing 5% or more of the value of its assets on a consolidated basis or 10% or more of its earning power or net income; (C) the issuance by a corporation of any of its securities to an Interested Stockholder or an affiliate or associate having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of that corporation; (D) the adoption of any plan to liquidate or dissolve a corporation proposed by or under an agreement with the Interested Stockholder or an affiliate or associate; (E) any receipt by the Interested Stockholder or an affiliate, except proportionately as a stockholder, of any loan, advance, guarantee, pledge or other financial assistance or tax credit or other tax advantage; and (F) any recapitalization or reclassification of securities or other transaction that would increase the proportionate shares of outstanding securities owned by the Interested Stockholder or an affiliate. Sections 78.411-78.444 of the Nevada statutes are presently applicable to the Company.

Special Meetings

The Company's Bylaws and Articles provide that special meetings of the stockholders of the Company may be called by the Chairman of the Board, the Board of Directors or upon written request of stockholders holding not less than 66 2/3% of the common stock.

Mergers, Consolidations and Sales of Assets

Nevada law provides that an agreement of merger or consolidation, or the sale or other disposition of all or substantially all of a corporation's assets, must be approved by the affirmative vote of the holders of a majority of the voting power of a corporation (except that no vote of the stockholders of the surviving corporation is required to approve a merger if certain conditions are met, unless the articles of incorporation of that corporation states otherwise, and except that no vote of stockholders is required for certain mergers between a corporation and a subsidiary), but does not require the separate vote of each class of stock unless the corporation's articles of incorporation provides otherwise (except that class voting is required in a merger if shares of the class are being exchanged or if certain other rights of the class are affected). The Company's Articles do not alter these provisions of Nevada law.

Directors; Removal of Directors

Under Nevada law, the number of directors may be fixed by, or determined in the manner provided in the articles of incorporation or bylaws of a corporation, and the board of directors may be divided into classes as long as at least 25% in number of the directors are elected annually. Nevada law further requires that a corporation have at least one director. Directors may be removed under Nevada law with or without cause by the holders of not less than a majority of the voting power of the corporation, unless a greater percentage is set forth in the articles of incorporation. The Articles of the Company provide that directors may be removed only for cause by a two-thirds majority of stockholders.

Amendments to Bylaws

The Company's Bylaws may be amended by the Board of Directors or stockholders, provided, however that certain provisions can only be amended by the affirmative vote of holders of at least 66 2/3% of the common stock. These provisions relate to special meetings of stockholders, actions by written consent of stockholders, nomination of directors by stockholders, proceedings for the conduct of stockholder's meetings and the procedures for fixing the number of and electing directors.

Limitation on Liability of Directors

Section 78.037 of the NRS provides that a Nevada corporation may limit the personal liability of a director or officer to a corporation or its stockholders for breaches of fiduciary duty, except that such provision may not limit liability for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or payment of dividends or other distributions in violation of the Nevada statutes. The Company's Articles provide that no director shall be personally liable to the Company or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability
(A) for any breach of the director's duty of loyalty to the Company or its stockholders, (B) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (C) liability under the Nevada statutes, or (D) for any transaction from which the director derived an improper personal benefit.

In the opinion of the Securities and Exchange Commission, the indemnification and limitation of liability provisions described above would not eliminate or limit the liability of directors and officers under the federal securities laws.

Appraisal Rights

The Nevada statutes provide dissenting or objecting security holders with the right to receive the fair value of their securities in connection with certain extraordinary corporate transactions. These appraisal rights are available with respect to certain mergers and share exchanges and in connection with the granting of full voting rights to control shares acquired by an interested stockholder. However, unless the transaction is subject to the control share provisions of the Nevada statutes, a stockholder of a Nevada corporation may not assert dissenters' rights, in most cases, if the stock is listed on a national securities exchange or held by at least 2,000 stockholders of record (unless the articles of incorporation of the corporation expressly provide otherwise or the security holders are required to exchange their shares for anything other than shares of the surviving corporation or another publicly held corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders). The Company's Articles do not alter these provisions of Nevada law.

Distributions

Dividends and other distributions to security holders are permitted under the Nevada statutes as authorized by a corporation's articles of incorporation and its board of directors if, after giving effect to the distribution, the corporation would be able to pay its debts as they become due in the usual course of business and the corporation's total assets would exceed the sum of its total liabilities plus (unless the articles of incorporation provide otherwise) the amount needed to satisfy the preferential rights on dissolution of holders of stock whose preferential rights are superior to those of the shares receiving the distribution.

Preemptive Rights

Under the Nevada statutes, stockholders of Nevada corporations organized prior to October 1, 1991 have preemptive rights unless the articles of incorporation expressly deny those rights or the stock issuance is among those described in
Section 78.265. A stockholder who has preemptive rights is entitled, on terms and conditions prescribed by the board of directors, to acquire proportional amounts of the corporation's unissued or treasury shares in most instances in which the board has decided to issue them. The Company's Articles expressly deny the availability of preemptive rights to the Company's stockholders.

Cumulative Voting

Under the Nevada statutes, the articles of incorporation of a corporation may provide for cumulative voting, which means that the stockholders are entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and then cast the product for a single candidate or distribute the product among two or more candidates. Cumulative voting is not available to stockholders of a Nevada corporation, unless its articles of incorporation expressly provide for that voting right. The Company's Articles do not contain a provision permitting stockholders to cumulate their votes when electing directors.

Transfer Agent and Registrar

Signature Stock Transfer, Inc. of Plano, Texas is the transfer agent and registrar for our common stock.

ITEM 12.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article Eleven of the Company's Articles of Incorporation limits the liability of the Company's directors. It provides that no director of the Company shall be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director, except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, or for any transaction from which he derived an improper personal benefit.

In addition, Section 7.8 of the Company's Bylaws provides that the Company shall, to the maximum extent permitted by law, indemnify each officer and director against expenses, judgments, fines, settlements and other amount actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person in connection with any proceeding arising by reason of the fact that such person has served as an officer, agent or director of the Company, and may so indemnify any person in connection with any proceeding arising by reason of the fact that such person has served as an officer or director of the Company.

        Section 78.138(7) of the Nevada Revised Statutes (the "NRS") provides, with limited exceptions, that:

         a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

        (a) His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

        (b) His breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

        Section 78.7502 of the NRS permits the Company to indemnify its directors and officers as follows:

        1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action suit or proceeding if he:

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
        (a) Is not liable pursuant to NRS 78.138; or

        (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS
78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

        2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

        (a) Is not liable pursuant to NRS 78.138; or

        (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

        In addition, Section 78.751 of the NRS permits the Company to indemnify its directors and officers as follows:

        1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

        (a) By the stockholders;

        (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

        (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

        (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

        2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

        3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

        (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

        (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

The Company has purchased director and officer liability insurance, as permitted by the NRS.

ITEM 13.          FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Index to Financial Statements on page F-1.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

(a) With respect to the former accountant, Cornwell Jackson, the company makes the following disclosures:

     (1)  The former accountant was dismissed on September 26, 2008.
     (2) The accountants report for the prior two fiscal years ended June 30, 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion. The accountants report contained a paragraph discussing uncertainties relating to the company's ability to remain as a going concern, but was not otherwise modified as to uncertainty, audit scope, or accounting prnciples.
     (3) The decision to change auditors was approved by the Board of Directors.
     (4) There were no reportable disagreements or other reportable matters with respect to the former accountants.

(b) The new accountants are Cheung and Co., CPA's, members of Kreston International. There are no reportable matters with respect to the new accountants

ITEM 15.          FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Numbers
                                    Exhibits

2.1 Agreement dated February 27, 2004 for the acquisition of Voium Technologies, Ltd.
2.2 Agreement and Plan of Reorganization dated April 2004 for the acquisition of China Voice Corp by Surf Franchise, Inc., predecessor to Registrant
2.3.1 Agreement dated January 18, 2006 for the acquisition of Candidsoft Technologies Co. LTD of Beijing, and Post-Closing Agreement
2.3.2    Technology Agreement regarding Candidsoft
2.4 Agreement and Plan of Merger and Reorganization dated August 25, 2006 for the acquisition of VCG Technologies, Inc. d/b/a DTNet Technologies
2.5 Agreement and Plan of Merger and Reorganization dated June 14, 2007 for the acquisition of Phone House, Inc.
2.6 Agreement and Plan of Merger and Reorganization dated July 19, 2007 for the acquisition of Dial-Tone Communications, Inc.
2.7 Agreement and Plan of Merger and Reorganization dated March 15, 2007 for the acquisition of Stream Jet.Net, Inc.
3.1.1    Articles of Incorporation of the Registrant
3.1.2    Articles of Merger
3.2      Bylaws of the Registrant
4.1      Specimen Certificate for Common Stock of the Registrant
10.1     Employment Agreement dated August 31, 2006 with Bill Burbank
10.2* List of licenses issued by Telecommunication Administrative Bureau of Beijing
10.3 Joint Venture Agreement dated May 31, 2006 between WRIO Corporation and Voium Technologies Ltd.
10.4 Promissory Note dated December 1, 2004 to Associates Funding Group Inc. in the principal amount of $400,000, with Security Agreement
10.5 Loan Agreement dated February 13, 2008 between Essential Security Software Inc. and Stream Jet.Net, Inc., Promissory Note and Security Agreement
10.6 Exclusive Supplier Agreement dated January 10, 2008 between StarCom Alliance, Inc. and Power Prepaid Phone Card Distribution
10.7 Agreement dated June 6, 2007 between Registrant and InterEdge Technologies, LLC to Supply Intelligent Telephone Adaptors
10.8     Collaboration Agreement
21       Subsidiaries of the Registrant

----------
* Filed herewith. All other exhibits were previously filed with the initial Form 10 filing on August 6, 2008 or second filing on October 29, 2008, and are incorporated herein by reference.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page

Consolidated Financial Statements:

Report of Independent Registered Public Accounting Firm                      F-1
Consolidated Balance Sheets at June 30, 2008 and 2007                        F-2
Consolidated Statements of Operations for the years
   ended June 30, 2008 and 2007                                              F-3
Consolidated Statements of Equity for the years
   ended June 30, 2008 and 2007                                              F-4
Consolidated Statements of Cash Flows for the years
   ended June 30, 2008 and 2007                                              F-6
Notes to Consolidated Financial Statements                                   F-8

Consolidated Balance Sheets at September 30, 2008 (unaudited)
    and June 30, 2008                                                       F-40
Consolidated Statements of Operations for the Three Months
   ended September 30, 2008 and 2007 (unaudited)                            F-41
Consolidated Statements of Equity for the Three Months
   ended September 30, 2008                                                 F-42
Consolidated Statements of Cash Flows for the Three Months
   ended September 30, 2008 and 2007 (unaudited)                            F-44
Notes to Consolidated Financial Statements                                  F-45

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  November 26, 2008              CHINA VOICE HOLDING CORP.

                                       By: /s/ Bill Burbank
                                       --------------------
                                           Bill Burbank, Chief Executive Officer
                                           and President

Jimmy C.H. Cheung & Co
Certified Public Accountants
(A member ofKreston International)
Registered with the Public Company
Accounting Oversight Board

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
China Voice Holding Corp.

We have audited the consolidated balance sheets of China Voice Hoiding Corp. and subsidiaries as of June 30, 2008 and 2007 and the related consolidated statements of operations, equity and cash fiows for the years ended June 30, 2008 and 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financiai statements based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financiai position of China Voice Holding Corp. and subsidiaries as of June 30, 2008 and 2007 and the results of its operations and its cash fiows for the years ended June 30, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred net iosses of approximately $5,277,203 and $4,746,446 for the years ended June 30, 2008 and 2007, respectively. Additionally, during the years ended June 30, 2008 and 2007, the Company has used cash fiow in operations of approximately $3,874,482 and $1,714,219 in 2008 and 2007, respectively. Accumuiated deficit amounted to $22,483,047 and $16,450,154 as of June 30, 2008 and 2007, respectively. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note
2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

JIMMY C.H. CHEUNG & CO
Certified Public Accountants
Hong Kong
Date: October 27,2008

1607 Dominion Centre, 43 Queen's Road East, Wanchal, Hong Kong
Telephone: (852) 25295500 Fax: (852) 28651067
Email :jirnmycheung@jlmmycheungco.com
Website : http://www.jirnmycheungco.com
Kreston Intemational
A global association
of independellt accountants
and business ad\'isors


                            CHINA VOICE HOLDING CORP.

                           Consolidated Balance Sheets

                          As of June 30, 2008 and 2007


A S S E T S                                                               2008           2007
                                                                      ------------    ------------
Current assets:
   Cash and cash equivalents                                          $  2,096,070    $    266,429
   Accounts receivable, net                                              1,746,595         590,186
   Inventories                                                             445,163         554,772
   Prepaid expenses and other current assets                                97,873          82,109
   Related party receivables                                                92,300          70,717
    Deposits                                                                61,532            --
                                                                      ------------    ------------




         Total current assets                                            4,539,533       1,564,213
                                                                      ------------    ------------


Long-term assets
   Note receivable                                                       1,500,000            --
   Property and equipment, net                                             588,954         326,559
   Goodwill                                                             10,450,466       9,932,614
   Other intangible assets, net                                          6,964,318       4,339,400
                                                                      ------------    ------------

         Total assets                                                 $ 24,043,271    $ 16,162,786
                                                                      ============    ============

LIABILITIES AND EQUITY

Current liabilities:
   Accounts payable and accrued expenses                              $  2,204,689    $  1,969,419
   Related party payables                                                  390,451         514,511
   Current portion of long term debt, net of debt discount                 158,652         995,489
   Current portion of related party notes                                  310,423         149,179
    Other current liabilities                                               28,188            --
                                                                                      ------------



         Total current liabilities                                       3,092,403       3,628,598
                                                                      ------------    ------------

Long-term liabilities:
   Long-term debt, net of current portion                                   50,000          50,000
   Long-term portion of related party notes, net of current portion           --           168,750
    Long-term contingent liabilities                                     1,500,000            --
                                                                      ------------    ------------



                Total long-term liabilities                              1,550,000         218,750
                                                                      ------------    ------------



                Total liabilities                                        4,642,403       3,847,348
                                                                      ------------    ------------

Equity
   Common stock - par value $.001,  400,000,000 shares  authorized,
      157,909,447 and 111,608,713 shares issued at June 30, 2008
      and 2007, respectively                                               157,910         111,609
   Series  A  preferred  stock - par value $.001, 20,000  shares authorized,  3,304 and 3,274  shares  issued at June 30, 2008
      and 2007,  respectively  (liquidation value of $3,304,000 and              3               3
                                                                                      $  3,274,000)
   Additional paid-in capital                                           41,730,913      28,647,794
   Accumulated deficit                                                 (22,483,047)    (16,450,154)
   Cumulative currency translation adjustment                               (4,911)          6,186
                                                                      ------------    ------------
         Total equity                                                   19,400,868      12,315,438
                                                                      ------------    ------------

         Total liabilities and equity                                 $ 24,043,271    $ 16,162,786
                                                                      ============    ============


              The accompanying notes are an integral part of these
                       consolidated financial statements





                                      F-2




                            CHINA VOICE HOLDING CORP.

                      Consolidated Statements of Operations

                   For the Years Ended June 30, 2008 and 2007


                                                          2008             2007
                                                     -------------    -------------

Revenues                                             $  36,433,747    $   2,342,223

Cost of revenues                                        36,229,024        1,876,835
                                                     -------------    -------------

Gross profit                                               204,723          465,388

Operating expenses:
   Selling, general and administrative expenses          5,485,016        3,207,824
   Depreciation                                             91,418           25,974
                                                     -------------    -------------
         Total operating expenses                        5,576,434        3,233,798

Loss from operations                                    (5,371,711)      (2,768,410)

Other income (expense):
    Gain from sale of subsidiary                           505,733             --
    Refund on federal excise tax                           361,182             --
   Interest income                                          73,681              648
   Interest expense                                       (297,101)        (184,891)
   Impairment of assets and investments                       --            572,339)
    Loss on discontinuing segments                          (5,716)            --
    Loss from disposal of fixed assets                     (44,434)            --
   Other financing charges                                (506,250)      (1,203,588)
   Other income (expenses)                                   7,413          (17,866)
                                                     -------------    -------------


         Total other income (expense), net                  94,508       (1,978,036)
                                                     -------------    -------------

Net loss                                                (5,277,203)      (4,746,446)

Preferred dividend                                        (755,690)        (145,767)
                                                     -------------    -------------

Net loss attributable to common stockholders         $  (6,032,893)   $  (4,892,213)
                                                     =============    =============

Net loss per share - basic and diluted               $        (.04)   $        (.05)
                                                     =============    =============

Common shares used in calculation per share data -
   basic and diluted                                   133,838,870       89,933,010
                                                     =============    =============


              The accompanying notes are an integral part of these
                        consolidated financial statements






                                      F-3



                            CHINA VOICE HOLDING CORP.
                        Consolidated Statements of Equity
                   For the Years Ended June 30, 2008 and 2007



                                                                     Preferred Stock-  Preferred       Additional
                                        Common Stock      Common        Series A         Stock-         Paid-in
                                           Shares          Stock         Shares         Series A        Capital
                                        ------------   ------------   ------------    ------------    ------------


Balance at June 30, 2006                  88,039,612   $     88,040          1,124    $          1    $ 19,955,423

Issuance of common stock                  23,569,101         23,569           --              --         7,574,191

Issuance of preferred stock                     --             --            3,100               3       1,549,996

Value of warrants and  conversion               --             --             --              --           706,992
features ofdebts

Stock option expense                            --             --             --              --            11,802

Redemption of preferred stock                   --             --             (950)             (1)       (860,299)

Translation adjustment                          --             --             --              --              --

Stock subscriptions receivable                  --             --             --              --          (290,311)

Preferred dividends                             --             --             --              --              --

Net loss for year ended June 30, 2007           --             --             --              --              --
                                        ------------   ------------   ------------    ------------    ------------

Balance at June 30, 2007                 111,608,713   $    111,609          3,274    $          3    $ 28,647,794
                                        ============   ============   ============    ============    ============







                                    Retained Earnings    Cumulative currency
                                       (Accumulated         translation            Total
                                         Deficit)            adjustment            Equity
                                       ------------         ------------        ------------


Balance at June 30, 2006                $(11,576,625)       $     17,742        $  8,484,581

Issuance of common stock                        --                  --             7,597,760

Issuance of preferred stock                     --                  --             1,549,999

Value of warrants and  conversion               --                  --               706,992
features ofdebts

Stock option expense                            --                  --                11,802

Redemption of preferred stock                   --                  --              (860,300)

Translation adjustment                        18,684             (11,556)              7,128

Stock subscriptions receivable                  --                  --              (290,311)

Preferred dividends                         (145,767)               --              (145,767)

Net loss for year ended June 30, 2007     (4,746,446)               --            (4,746,446)
                                        ------------        ------------        ------------

Balance at June 30, 2007                $(16,450,154)       $      6,186        $ 12,315,438
                                        ============        ============        ============


              The accompanying notes are an integral part of these
                        consolidated financial statements




                                      F-4




                            CHINA VOICE HOLDING CORP.
                  Consolidated Statements of Equity (Continued)
                   For the Years Ended June 30, 2008 and 2007




                                                                      Preferred Stock-  Preferred       Additional
                                        Common Stock      Common         Series A         Stock-         Paid-in
                                           Shares          Stock          Shares         Series A        Capital
                                        ------------    ------------    ------------    ------------    ------------


Balance at June 30, 2007                 111,608,713    $    111,609           3,274    $          3    $ 28,647,794

Issuance of common stock                  48,400,734          48,401            --              --        16,260,938

Issuance of preferred stock                     --              --             1,298               1         648,999




Sale of subsidiaries
                                          (2,100,000)         (2,100)           --              --        (2,412,900)


Dividends declared on preferred stock
                                                --              --              --              --              --

Redemption of preferred stock                   --              --            (1,650)             (1)     (1,826,499)



Translation adjustment                          --              --              --              --              --

Stock subscriptions receivable                  --              --              --              --            30,581

Preferred dividends conversion to               --              --               382            --           382,000
 preferred stock

Net loss for year ended June 30, 2008           --              --              --              --              --
                                        ------------    ------------    ------------    ------------    ------------


Balance at June 30, 2008                 157,909,447    $    157,910           3,304    $          3    $ 41,730,913
                                        ============    ============    ============    ============    ============






                                    Retained Earnings    Cumulative currency
                                       (Accumulated         translation            Total
                                         Deficit)            adjustment            Equity
                                       ------------         ------------        ------------

Balance at June 30, 2007                $(16,450,154)       $      6,186        $ 12,315,438

Issuance of common stock                        --                  --            16,309,339

Issuance of preferred stock                     --                  --               649,000




Sale of subsidiaries
                                                --                  --            (2,415,000)


Dividends declared on preferred stock
                                            (755,690)               --              (755,690)

Redemption of preferred stock                   --                  --            (1,826,500)



Translation adjustment                          --               (11,097)            (11,097)

Stock subscriptions receivable                  --                  --                30,581

Preferred dividends conversion to               --                  --               382,000
 preferred stock

Net loss for year ended June 30, 2008     (5,277,203)               --            (5,277,203)
                                        ------------        ------------        ------------


Balance at June 30, 2008                $(22,483,047        $     (4,911)       $ 19,400,868
                                        ============        ============        ============



              The accompanying notes are an integral part of these
                        consolidated financial statements






                                      F-5

                            CHINA VOICE HOLDING CORP.

                      Consolidated Statements of Cash Flows

                   For the Years Ended June 30, 2008 and 2007

                                                             2008            2007
                                                          -----------    -----------

Operating activities:
   Net loss                                               $(5,277,203)   $(4,746,446)
   Adjustments to reconcile net loss to net cash
    used in operating activities:
     Depreciation and amortization                            566,042        359,774
        Allowance for doubtful debts                           52,915         53,017
        Stock option expense                                     --           11,802
     Common shares issued for services                      1,337,600        983,407
     Common shares issued for loan costs                         --          179,109
     Preferred shares issued for loan costs                      --          249,999
     Beneficial conversion features                           506,250        168,750
     Non-cash financing costs -warrant issued with debt        12,942        605,730
     Impairment of assets and investments                        --          572,339
        Gain from sale of subsidiary                         (505,733)          --
        Loss on discontinuing segment                           5,716           --
        Loss from disposal of property and equipment           44,434           --
   Changes in assets and liabilities:

     Accounts receivable                                   (1,209,324)      (268,194)
     Inventories                                              109,609       (398,129)
     Prepaid expenses and other current assets                (15,764)        17,325
     Other long-term assets                                   (61,532)        59,024
     Accounts payable and accrued expenses                    235,270        438,274
         Other current liabilities                             28,188           --
                                                          -----------    -----------
   Total adjustments                                        1,106,613      3,302,227
                                                          -----------    -----------


Net cash used in operating activities                      (4,170,590)    (1,714,219)
                                                          -----------    -----------
Investing  activities:
   Purchases of property and equipment                       (110,645)       (84,390)
   Purchase of assets in business combination                 (27,501)      (100,000)
                                                          -----------    -----------

Net cash used in investing activities                        (138,146)      (184,390)
                                                          -----------    -----------

Financing activities:
   Borrowings under long-term debt arrangements              (675,000)       215,418
   Repayments of long-term debt                              (611,837)       (10,768)
    Payment received from subscribed stock                    290,311           --
    Repayment to related parties                               15,602        336,548
   Proceeds from issuance of preferred stock, net
    of issuance costs                                            --          250,000
   Redemption of preferred stock to related parties        (1,222,000)      (410,300)
   Proceeds from issuance of common stock, net of
    issuance costs                                          8,158,600      1,791,183
   Payment of preferred dividends                             122,521       (145,767)
                                                          -----------    -----------

Net cash provided by financing activities                   6,078,197      2,026,314
                                                          -----------    -----------

Effect of exchange rate on changes in cash                     60,180         12,652

Net increase in cash and cash equivalents                   1,829,641        140,357

Cash and cash equivalents -beginning of year                  266,429        126,072
                                                          -----------    -----------

Cash and  cash equivalents - end of year                  $ 2,096,070    $   266,429
                                                          ===========    ===========

              The accompanying notes are an integral part of these
                        consolidated financial statements




                                      F-6


                            CHINA VOICE HOLDING CORP.

                Consolidated Statements of Cash Flows (Continued)

                   For the Years Ended June 30, 2008 and 2007

                                                         2008             2007
                                                   -----------------   ----------


Supplemental Disclosure of Non-Cash Information:
Warrants issued in conjunction with debt           $          12,942   $  605,730
                                                   =================   ==========


Assets acquired under capital lease                $            --     $   85,839
                                                   =================   ==========

Common stock tendered in payment of services       $       1,337,600   $  983,407
                                                   =================   ==========

 Preferred stock issued in conjunction with debt   $            --     $  249,999
                                                   =================   ==========


 Common stock issued in conjunction with debt      $            --     $  179,109
                                                   =================   ==========


Net assets acquired in exchange for common stock   $          81,000   $     --
                                                   =================   ==========


Conversion of preferred stock to common stock      $         629,875   $  494,267
                                                   =================   ==========

Beneficial conversion feature                      $         506,250   $  168,750
                                                   =================   ==========

Common stock options                               $            --     $   11,802
                                                   =================   ==========

Stock tendered for acquisitions                    $       5,811,316   $3,413,143
                                                   =================   ==========

Conversion and cancellation of debt                $         649,000   $1,786,647
                                                   =================   ==========



                              CHINA VOICE HOLDING CORP.

                   Notes to Consolidated Financial Statements

                       Years Ended June 30, 2008 and 2007


NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               Description of Business - China Voice Holding Corp. (the "Company" or "CHVC"), a Nevada corporation formed on August 7, 2003, is a diversified telecommunications company headquartered in Boca Raton, Florida. The Company operates in three countries, the United States, and China. In the United States, the Company has offices and operations located in Los Angeles, California; Boca Raton and Tampa, Florida; and in Dallas, Texas. In China, the Company operates in Beijing and Nanning. The Company operates in four reportable business segments as follows:

               Communications Software Development - In China, the Company has developed patented Office Automation and Internet Telephony technology platforms for large enterprise and government applications. The web-based technology was designed around the specific needs of the Chinese Government and allows multiple workers to collaborate on a single project and enables management to effectively monitor virtually every aspect of the workers on-line and telephony experience.

               Telecommunications Services - The Company provides VoIP telecommunications services to communication Service Providers. The Company's Network Operations Center (NOC) is based in Florida and utilizes a next generation Enhanced Services platform that is manned 24 hours per day.

               Calling Card Distribution - The Company's calling card distribution business sells prepaid telephone and cellular calling cards purchased from various telecommunications carriers through a network of private distributors located primarily in southern California.

               Advanced   Broadband   Hardware   Distribution   -  The  hardware
               distribution line supplies broadband, Wi-Fi, and VoIP components and hardware to broadband service providers.

               Ownership in China Operations - CHVC through its subsidiaries offers network design and international office-automation software and technology services to third party customers and government agencies in the People's Republic of China ("PRC"). To meet ownership requirements under Chinese laws, CHVC has entered into technology service, asset ownership, and ownership trust agreements with two of CHVC's affiliates that are incorporated in
               China: Candidsoft Technologies Co, Ltd of Beijing ("Candidsoft") and Beijing Techview System Engineering Co. Ltd. ("BTSE"). Based on these agreements the Company owns 65% of Candidsoft and 70% of BTSE, representing a controlling interest in its Chinese operations, and consolidated them into its financial statements pursuant to ARB 51 and FAS 94. Management periodically evaluates its effective legal control over its Chinese subsidiaries on an ongoing basis in accordance with new developments in China and/or laws passed by the PRC. Based on this review, it believes it has the ability to effectively maintain control of the operations of the subsidiaries and consolidate them accordingly. BTSE was sold on January 1, 2008.

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

               Recapitalization and Reorganization - On April 1, 2004, Surf Franchise, Inc. ("Surf"), incorporated in the State of New York on August 7, 2003, entered into a stock exchange agreement with China Voice Corporation ("CVC"), incorporated in the State of Nevada on January 15, 2004, and certain shareholders. CVC was formed to effectuate an exchange of shares between VoIUM Technologies, Ltd. ("VoIUM") and certain shareholders. The shareholders of VoIUM exchanged ownership interest in CVC to certain shareholders in exchange for an agreement to assign their exclusive interest in value-added telecommunication licenses issued by the PRC to CVC. Upon the exchange, VoIUM became a wholly-owned subsidiary of CVC.

               Pursuant to the stock exchange agreement, Surf cancelled 43,012,500 shares of its previously issued and outstanding 49,602,500 common shares and issued 50,000,000 Rule 144 restricted Surf common shares to CVC shareholders in exchange for a 100% equity interest in CVC, making CVC a wholly-owned subsidiary of Surf.

               Surf was a subsidiary of a public Company through April 2004, and
               it  operated  as  a  shell   corporation   and  had  no  business
               operations, assets or liabilities.

               The above stock exchange transaction between Surf and CVC resulted in those shareholders of CVC obtaining a majority voting interest in Surf. Accounting principles generally accepted in the United States of America require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Consequently, the stock exchange transaction has been accounted for as a recapitalization of CVC as CVC acquired a controlling equity interest in Surf, as of April 1, 2004. The reverse acquisition process utilizes the capital structure of Surf and the assets and liabilities of CVC recorded at historical cost.

               Subsequent to the stock exchange, a restructuring resulted in CVC leaving the group with VoIUM, remaining as the continuing operating entity for financial reporting purposes. Although VoIUM is deemed to be the acquiring corporation for financial accounting and reporting purposes, the legal status of Surf as the surviving corporation did not change. On April 22, 2004, Surf changed its name to China Voice Holding Corp. On June 10, 2008, the Company reorganized from a New York Corporation to a Nevada Corporation.

               Basis of Consolidation - The consolidated financial statements include 100% of the assets, liabilities, revenues, expenses and cash flows of China Voice Holding Corp ("CHVC"), VoIUM Technologies, LTD ("VoIUM"), Sino-Connection Corp. ("Sino-Connection"), Voium USA Inc. ("Voium USA"), China Voice Communications Corp ("CVCC"), Communications Business Services Corp ("CBSC"), East West Global Communications, Inc. ("EWGC"), VCG Technologies, Inc. d/b/a DTNet Technologies, Inc. ("DTNet"), CVC International, Inc. ("CVC International") and Phone House, Inc. ("PhoneHouse"). The Company additionally consolidated the financial statements Candidsoft for which the Company owned a 65% interest for the years ended June 30, 2008 and 2007 and BTSE, for which the Company owned a 70% interest for the year ended June 30, 2007 and a portion of the year end June 30, 2008. The Company also consolidated 100% of Cable and Voice Corporation ("Cable and Voice"), StarCom Alliance, Inc. ("Star Com"), StreamJet.Net, Inc. ("StreamJet"), Dial-Tone Communications, Inc. ("Dial Tone") and Vastland Holding Beijing Company Limited ("Vastland") which were acquired or set up in 2008. All intercompany accounts and transactions have been eliminated in consolidation.

NOTE  1 -  DESCRIPTION  OF  BUSINESS,  BASIS  OF  PRESENTATION  AND  SUMMARY  OF
           SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Use of Estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

              Significant estimates inherent in the preparation of the accompanying consolidated financial statements include accounting for depreciation and amortization, valuation of goodwill and other intangibles, business combinations, equity transactions, and contingencies.

              Recent Accounting Pronouncements
              --------------------------------

              Accounting for Uncertainty in Income Taxes - In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes
              - an interpretation of Statement of Financial Accounting Standard ("SFAS" No. 109 ("FIN 48"), which clarifies the accounting for uncertainty in income tax positions. This Interpretation requires that the Company recognize in the consolidated financial statements the tax benefits related to tax positions that are more likely than not to be sustained upon examination based on the technical merits of the position. The provisions of FIN 48 became effective for CHVC as of the beginning of the Company's 2007 fiscal year. The adoption of this Interpretation did not have a material impact on the Company's consolidated financial statements.

              Fair Value Option for Financial Assets and Financial Liabilities - In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 permits companies to choose to measure, on an instrument-by-instrument basis, financial instruments and certain other items at fair value, that are not currently required to be measured at fair value. The Company has no assets covered by SFAS 159 and has not determined if it will adopt the fair value option provided for in this standard. SFAS 159 is effective for the Company as of January 1, 2008.

              Business Combinations - On December 4, 2007, the Financial Accounting Standards Board issued SFAS No. 141 (Revised 2007), Business Combinations ("SFAS 141"). SFAS 141R, changes the accounting for business combinations. Under Statement 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. Statement 141R will change the accounting treatment for certain specific items, including but not limited to: acquisition costs, non-controlling interests, acquired contingent liabilities, in-process research and development and restructuring costs. Statement 141 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The impact of adoption is not expected to be material.

NOTE  1 -  DESCRIPTION  OF  BUSINESS,  BASIS  OF  PRESENTATION  AND  SUMMARY  OF
           SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Recent Accounting Pronouncements (Continued)
              --------------------------------------------

              Non-Controlling Interests in Consolidated Financial Statements - On December 4, 2007, the Financial Accounting Standards Board
              issued SFAS No. 160, Non-Controlling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51 ("SFAS 160"). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary in certain circumstances. Specifically, this statement requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement. SFAS No. 160 is effective for fiscal years, and interim periods within these fiscal years, beginning on or after December 15, 2008. The impact of adoption is not expected to be material.

              In March 2008, the FASB issued SFAS No. 161 "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133" (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity's derivative instruments and hedging activities and their effects on the entity's financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. The Company is currently assessing the impact of adopting SFAS 161 on its financial statements and related disclosures.

              In May 2008, the FASB issued SFAS 162 "The Hierarchy of Generally Accepted Accounting Principles." SFAS 162 identifies the sources of accounting principles and the framework for selecting the accounting principles to be used. Any effect of applying the provisions of this statement will be reported as a change in accounting principle in accordance with SFAS No. 154 "Accounting Changes and Error Corrections". SFAS No. 162 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact the adoption of this statement could have on its financial condition, results of operations and cash flows.

              In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60." The scope of this Statement is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, this Statement does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). This Statement also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement will not have any impact on the Company's consolidated financial statements.

NOTE  1 -  DESCRIPTION  OF  BUSINESS,  BASIS  OF  PRESENTATION  AND  SUMMARY  OF
           SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Recent Accounting Pronouncements (Continued)
              --------------------------------------------

              In May 2008, the FASB issued Staff Position No. APB 14-1 "Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion". APB 14-1 requires that the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) be separately accounted for in a manner that reflects an issuer's nonconvertible debt borrowing rate. The resulting debt discount is amortized over the period the convertible debt is expected to be outstanding as additional non-cash interest expense. APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Retrospective application to all periods presented is required except for instruments that were not outstanding during any of the periods that will be presented in the annual financial statements for the period of adoption but were outstanding during an earlier period. The Company is currently evaluating the impact of the adoption of this position could have on its financial condition, results of operations and cash flows.



              In June 2008, the FASB issued Emerging Issues Task Force Issue 07-5 "Determining whether an Instrument (or Embedded Feature) is indexed to an Entity's Own Stock" ("EITF No. 07-5"). This Issue is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early application is not permitted. Paragraph 11(a) of Statement of Financial Accounting Standard No 133 "Accounting for Derivatives and Hedging Activities" ("SFAS 133") specifies that a contract that would otherwise meet the definition of a derivative but is both (a) indexed to the Company's own stock and (b) classified in stockholders' equity in the statement of financial position would not be considered a derivative financial instrument. EITF No.07-5 provides a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer's own stock and thus able to qualify for the SFAS 133 paragraph 11(a) scope exception. The Company is currently evaluating the impact of adoption of EITF No. 07-5 on its financial statements and related disclosures.

              In June 2008, FASB issued EITF Issue No. 08-4, "Transition Guidance for Conforming Changes to Issue No. 98-5 ("EITF No.
              08-4")". The objective of EITF No.08-4 is to provide transition guidance for conforming changes made to EITF No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", that result from EITF No. 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments", and SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Issue is effective for financial statements issued for fiscal years ending after December 15, 2008. Early application is permitted. The Company is currently evaluating the impact of adoption of EITF No. 08-4 on the accounting for the convertible notes and related warrants transactions.

NOTE  1 -  DESCRIPTION  OF  BUSINESS,  BASIS  OF  PRESENTATION  AND  SUMMARY  OF
           SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies
              ------------------------------------------

              Cash and Cash Equivalents

              The Company considers all highly liquid accounts with an original maturity date of three months or less to be cash equivalents. The Company maintains bank accounts in US banks, which at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts and believes it is not exposed to any significant risk on bank deposit accounts.

              Cash accounts of foreign subsidiaries are maintained on deposit in established financial institutions in their respective jurisdiction. Although these deposits are not subject to FDIC insurance coverage provided in the United States, the Company has not experienced any losses and believes that exposure to such risk is minimized by the quality of the institutions being utilized.

              Accounts Receivable

              Accounts receivable represent amounts currently due to the Company under contractual obligations for services performed, or products sold. When necessary, the Company evaluates and maintains an allowance for these accounts to reduce such balances to the amount deemed collectible. The allowance for doubtful accounts is based on the Company's assessment of collectability of customer accounts. The Company regularly reviews the allowance by considering factors such as historical experience, credit quality, age of the accounts receivable balances, and current economic conditions that may affect a customer's ability to pay.

              Inventories

              Inventory consists of finished goods and is valued at the lower of cost or market using the first-in, first-out method.

              Investments

              The Company values the equity investments in private companies and restricted stock of public companies using the cost method of accounting. The Company monitors these investments for factors indicating a permanent impairment of value. The Company recognized an impairment loss on investments of $0 and $503,099, for the years ended June 30, 2008 and 2007, respectively. Such impairment losses are reflected in other income and expense on the financial statements.

NOTE  1 -  DESCRIPTION  OF  BUSINESS,  BASIS  OF  PRESENTATION  AND  SUMMARY  OF
           SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------------------

              Property and Equipment

              Property and equipment are stated at cost, less accumulated depreciation and any impairment loss where the recoverable amount of the asset is estimated to be lower than its carrying amount. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to working condition for its intended use. Expenditures for additions, improvements and renewals are capitalized and normal expenditures for maintenance and repairs are charged to the income statement whereas significant improvements which materially increase values or extend useful lives are capitalized and depreciated over the remaining estimated useful lives of the related assets. When assets are sold or retired, their cost and accumulated depreciation are removed from the financial statements and any gain or loss resulting from their disposal is included in the income statement. Depreciation is provided using the straight line method over the estimated useful lives of the related assets, ranging from 3 - 5 years, or over the lesser of the term of the lease or the estimated useful life of the assets under lease.

              Capitalized Software Development Costs

              The Company accounts for software development costs under SFAS 86, Accounting for the Costs of Software to be Sold, Leased, or Otherwise Marketed. All of the Company's Software related costs pertained to the communications software development segment of the business. The Company capitalized software costs of $72,250 related to the Company's interest in Candidsoft. In 2007, the Company performed an impairment review on its software costs and recorded an aggregate impairment loss of $69,240 for the software development costs.

              Business Combinations

              The Company accounts for business combinations in accordance with Statement of Financial Accounting Standard No. 141, "Business Combinations" (SFAS No. 141). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations. SFAS No. 141 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually by comparing carrying value to the respective fair value in accordance with the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). This pronouncement also requires that the intangible assets with estimated useful lives be amortized over their respective estimated useful lives.

              Goodwill and Other Intangible Assets

              In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," the Company tests its goodwill for impairment at least annually by comparing the fair value of these assets to their carrying values. As a result of such tests, the Company may be required to record impairment charges for these assets if in the future their carrying values exceed their fair values.

              Other intangible assets are amortized using the straight-line method over their estimated useful period of 10 to 15 years. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

NOTE  1 -  DESCRIPTION  OF  BUSINESS,  BASIS  OF  PRESENTATION  AND  SUMMARY  OF
           SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------------------

              Stock Based Compensation

              The Company applies the fair value method of Statement of Financial Accounting Standards No. 123R, "Accounting for Stock Based Compensation" (SFAS No. 123R) in accounting for its stock options. This standard states that compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The fair value for each option granted is estimated on the date of the grant using the Black-Scholes option pricing model. The fair value of all vested options granted has been charged to salaries, wages and benefits in accordance with SFAS No. 123R. Common stock granted to employees, directors, and consultants is charged to operating expense based on the fair value of the stock at the date the stock purchase rights are granted. In accordance with EITF 96-18, the non-employee stock options or warrants are measured at their fair value by using the Black-Scholes option pricing model as of the earlier of the date at which a commitment for performance to earn the equity instruments is reached ("performance commitment date") or the date at which performance is complete ("performance completion date"). The stock-based compensation expenses are recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period. Accounting for non-employee stock options or warrants which involve only performance conditions when no performance commitment date or performance completion date has occurred as of reporting date requires measurement at the equity instruments then-current fair value. Any subsequent changes in the market value of the underlying common stock are reflected in the expense recorded in the subsequent period in which that change occurs.

              Foreign Currency Translation

              Assets and liabilities of non-U.S. subsidiaries that operate in a local currency environment are translated to U.S. dollars at exchange rates in effect at the balance sheet date; with the resulting translation adjustments directly recorded to cumulative currency translation adjustment. Income and expense accounts are translated at average exchange rates during the year. Where the U.S. dollar is the functional currency, translation adjustments are recorded in other income (loss), net.

              Impairment of Long-Lived Assets and Other Intangible Assets

              The Company reviews the carrying value of its long-lived assets, including indefinite-lived intangible assets consisting primarily of goodwill and telecommunications licenses in China, whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the assets by estimating the future net cash flows expected to result from the assets, including eventual disposition. If the future net cash flows are less than the carrying value of the assets, an impairment loss is recorded equal to the difference between the asset's carrying value and its fair value. As of June 30, 2008 and 2007, management determined that no impairment was indicated.

NOTE  1 -  DESCRIPTION  OF  BUSINESS,  BASIS  OF  PRESENTATION  AND  SUMMARY  OF
           SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------------------

              Leases

              The Company leases its office space, warehouses and store locations. Certain leases contain scheduled rent increases, and may include an initial period of free or reduced rent as an inducement to enter into the lease agreement ("rent holidays"). The company recognizes rental expense for rent increases and rent holidays on a straight-line basis over the terms of the underlying leases, without regard to when rent payments are made. The calculation of straight-line rent is based on the "reasonably assured" lease term as defined in SFAS No. 98, Accounting for
              Leases: Sale-Leaseback Transactions Involving Real Estate, Sales Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases - an amendment of FASB Statements No. 13, 66 and 91 and a rescission of SFAS Statement No. 26 and Technical Bulletin No. 79-11. This amended definition of the lease term may exceed the initial non-cancelable lease term.

              Fair Value of Financial Instruments

              The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

              Revenue Recognition

              Revenue from calling cards, prepaid cellular products and broadband hardware sales are recognized upon delivery or shipment of the hardware to broadband service providers at which time title is passed; there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exits; the sales price is fixed and determinable; and collectability is deemed probable. The Company recognizes revenues based on Gross Revenues Reporting pursuant to EITF 99-19.

              Revenue from telecommunications services is recognized when the services are provided.

              Revenue from installation contracts is recognized on the completed contract method. A contract is considered complete when all costs except insignificant items have been incurred and the installation is operating according to specifications and has been accepted by the customer.

              Revenue from software communications development is recognized upon completion of installation and delivery to customers at which time title is passed; there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exits; the sales price is fixed and determinable; and collectability is deemed probable.

              Shipping and Handling Costs

              Shipping and handling costs are included in cost of revenues. Shipping and handling costs invoiced to customers, if any, are included in revenues.

NOTE  1 -  DESCRIPTION  OF  BUSINESS,  BASIS  OF  PRESENTATION  AND  SUMMARY  OF
           SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------------------

              Convertible Debt

              Convertible debt with beneficial conversion features, whereby the conversion feature is "in the money" are accounted for in accordance with guidance supplied by Emerging Issues Task Force ("EITF") No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF No. 27, "Application of Issue 98-5 to Certain Convertible Instruments".

              For convertible debt and related warrants, the recorded debt discount is calculated at the issuance date as the difference between the conversion price and the relative fair value of the common stock into which the security is convertible or exercisable. The fair value of the financial instruments related to warrants associated with convertible promissory notes was determined utilizing the Black-Scholes option pricing model and the respective allocated proceeds to warrants is recorded in additional paid-in capital.

              Debt discount resulting from allocation of proceeds to the beneficial conversion feature, it is amortized to other financing charges over the term of the notes from the respective dates of issuance, using the effective yield method. The relative fair value of the beneficial conversion feature of $675,000 has been amortized to other financing charges over the term of the notes from the date of issuance related to the convertible debenture issued for purchase of DTNet.

              Net Loss per Share

              The Company follows the guidelines of Statement of Financial Accounting Standards No. 128, "Earnings per share" ("SFAS No. 128") in calculating its loss per share. SFAS No. 128 states basic and diluted earnings per share are based on the weighted average number of common shares and equivalent common shares outstanding during the period. Common stock equivalents for purposes of determining diluted earnings per share include the effects of dilutive stock options, warrants and convertible securities. The effect on the number of shares of such potential common stock equivalents is computed using the treasury stock method or the if-converted method, as applicable. The Company has excluded all outstanding stock options and warrants as well as shares issued upon conversion of debt from the calculation of diluted loss per share because these securities are anti-dilutive.

              The following table sets forth potential shares of common stock that are not included in the diluted net loss per share calculation because to do so would be anti-dilutive for the periods indicated:

                                                             2008        2007
                                                          ---------   ---------

Warrants issued in conjunction with financing               563,200   2,948,000
                                                          =========   =========

Contingent shares potentially issuable for acquisitions
                                                          1,137,500   8,428,571
                                                          =========   =========

Common stock options                                         48,513      48,513
                                                          =========   =========

NOTE  1 -  DESCRIPTION  OF  BUSINESS,  BASIS  OF  PRESENTATION  AND  SUMMARY  OF
           SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------------------

              Income Taxes

              The Company recognizes deferred tax assets and liabilities for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

              Segmental Reporting

              SFAS No.  131,"Disclosures  about  Segments of an  Enterprise  and
              Related Information" establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company has four reportable segments: communications software development, telecommunications services, calling card distribution, and advanced broadband hardware distribution.


NOTE 2 - GOING CONCERN

              The accompanying financial statements have been prepared assuming the Company will continue as a going concern. During the years ended June 30, 2008 and 2007, the Company had significant operating losses which raise substantial doubt about the Company's ability to continue as a going concern. The Company's plans regarding those concerns are addressed in the following paragraph. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

              As shown in the accompanying financial statements, the Company has incurred net losses of approximately $5,277,203 and $4,746,446 for the years ended June 30, 2008 and 2007, respectively. Additionally, during the years ended June 30, 2008 and 2007, the Company has used cash flow in operations of approximately $4,170,590 and $1,714,219 in 2008 and 2007, respectively.
              Accumulated deficit amounted to $22,483,047 and $16,450,154 as of June 30, 2008 and 2007, respectively.

              Currently, the operations of the Company are funded through the issuance of debt and equity instruments as well as borrowings from related parties. Management's plans to generate cash flow include expanding the Company's existing operations as well as through additional acquisitions. Additionally, the Company may raise additional funds by raising additional capital through debt or equity offerings in an effort to fund the Company's anticipated expansion. There is no assurance additional capital will be available to the Company on acceptable terms.

NOTE 3 - BUSINESS COMBINATIONS

              The Company has entered into an agreement with a licensed Chinese Telecommunications Company which will permit CHVC to offer advanced communications services along with domestic and international long distance service into and out of China. Effective June 30, 2005, CHVC had issued 20,028,000 common shares valued at $5,007,000 to acquire all of the stock of East West Global Communications Inc., the Corporation which had obtained the Chinese licenses. The telecommunications licenses associated with this acquisition were valued at $5,007,000. The Company has acquired rights to these licenses which are owned by Chinese nationals and controlled by the Company. The licenses are required to be utilized by entities authorized to operate in China. Currently, one entity controlled by the Company uses the licenses.

              The allocation of the purchase price was to the estimated value of six licenses issued by the Telecommunication Bureau of Beijing. The licenses permit mobile network telecommunication value-added service, fax storage and forwarding services, certain internet content service, electronic bulletin board service, internet connection service, and call center service. The licenses expire in 2010. The Company has assigned a 15 year life to the licenses as it believes these will be renewed for as long as the licenses are required to support the Company's services.

              Effective January 18, 2006, the Company acquired a 65% interest in the operations of Candid Soft Technologies Co. Ltd of Beijing ("Candidsoft"), an international office-automation software and technology company headquartered in Beijing, China. The purchase price was $5,171,250 in current consideration paid by issuance of 4,925,000 shares of the Company's common stock. The shares were issued in September 2006. As the effective date of the agreement was January 18, 2006 and management of the Company assumed control of its operations at that time. The Company treated the stock issuance as being effective on the effective date of the acquisition. In addition, the total purchase price also included contingent consideration of 2,000,000 shares of the Company's common stock which were issued on June 30, 2008 at a value of $1,033,000. The Company has valued the equity of Candidsoft at $6,204,250 and $5,171,250 at June 30, 2008 and June 30, 2007,
              respectively.

              The following table presents the allocation of the acquisition cost of Candidsoft, including the assets acquired and liabilities assumed, based on their fair value:

                                                   6/30/2008      6/30/2007
                                                   ---------      ---------
                      Goodwill                   $ 6,056,654    $ 5,023,654
                      Capitalized software            69,240         69,240
                      Other assets                   118,927        118,927
                                                 -----------    -----------
                         Total assets acquired     6,244,821      5,211,821

                      Minority interest              (40,571)       (40,571)
                                                 -----------    -----------

                      Net assets acquired        $ 6,204,250    $ 5,171,250
                                                 ===========    ===========

              Effective August 1, 2006, the Company acquired a 70% interest in the operations of Beijing Techview System Engineering Co. Ltd. ("BTSE"), a network design and installation company headquartered in Beijing, China. The purchase price was $1,920,000 in current consideration paid by issuance of 2,100,000 shares of the Company's common stock. In addition, the total purchase price also includes contingent consideration of 4,000,000 shares of the Company's common stock issuable upon the attainment of certain performance milestones, expiring December 31, 2009. The Company has valued the equity of Techview at $1,920,000.

              The following table presents the allocation of the acquisition cost of BTSE, including the assets acquired and liabilities assumed, based on fair value:


              Goodwill                            $      2,087,852
              Minority interest                             61,278
                                                  ----------------
                 Total assets acquired                   2,149,130

              Liabilities assumed                         (229,130)
                                                  ----------------

              Net assets acquired                 $      1,920,000
                                                  ================

              Effective on January 1, 2008, the Company sold its Techview subsidiary for 2,100,000 shares of Company common stock valued at $2,415,000. As a result of this transaction a gain of $505,733 was recognized.

              Effective December 31, 2006, the Company acquired 100% of the common stock of VCG Technologies Inc. d/b/a DTNet Technologies ("DTNet"), a value added distributor of advanced broadband products and services company headquartered in Florida. The purchase price was $2,150,000 in current consideration paid by issuance of 1,000,000 shares of the Company's common stock and notes payable for $1,000,000. In addition, the total purchase price also includes contingent consideration of 1,000,000 shares of the Company's common stock issuable upon the attainment of certain performance milestones, of which 595,360 were issued in satisfaction of the contingent consideration. The Company has valued the equity of DTNet at $2,150,000 upon acquisition plus $509,521 (595,360 common shares) of contingent consideration for a total of $2,659,521.

              The following table presents the allocation of the acquisition cost of DTNet, including the assets acquired and liabilities assumed, based on their fair value:


              Goodwill                                  $      2,811,028

              Liabilities assumed                               (151,507)
                                                        ----------------

              Net assets acquired                       $      2,659,521
                                                        ================

              On March 23, 2007, the Company entered into an agreement to acquire 100% of the common stock of StreamJet.Net, Inc.
              ("StreamJet"), a broadband data streaming company. The Company issued 4,725,000 shares of common stock to shareholders of StreamJet in escrow pending closing of a subsidiary merger agreement. The Company had not completed the merger at March 31, 2007 because certain deliverables of StreamJet had not been received. The shares are shown as outstanding at June 30, 2007, but no asset value has been placed on the Company's books. On October 22, 2007, the Company completed the merger and valued the equity of StreamJet at $2,882,250.

              The following table presents the allocation of the acquisition cost of StreamJet, including the assets acquired and liabilities assumed, based on their fair value:

              Software License                          $      2,974,293

              Liabilities assumed                               (92,043)
                                                        ---------------

              Net assets acquired                       $      2,882,250
                                                        ================

              On June 14, 2007, the Company closed a subsidiary merger agreement to acquire Phone House, Inc. ("Phone House") a leading distributor of prepaid phone cards. The Company paid cash of $100,000, issued a six month note for $159,179 and issued 650,000 shares of common stock at closing. In addition, the total purchase price also includes contingent consideration of up to 1,500,000 shares of the Company's common stock issuable upon the attainment of certain performance milestones, expiring June 30, 2010. The Company has valued the equity of Phone House at $545,179 on acquisition plus $292,500 (562,500 common shares) of contingent consideration for a total $837,679.

              The following table presents the allocation of the acquisition cost of PhoneHouse, including the assets acquired and liabilities assumed, based on their fair value:


              Accounts receivable                    $        421,519
              Inventory                                       156,545
              Property and equipment                            9,900
              Goodwill                                        754,958
                                                     ----------------
                 Total assets acquired                      1,342,922

              Accounts payable and accrued expenses          (498,884)
              Other liabilities                                (6,359)
                                                     ----------------
                 Total liabilities assumed                   (505,243)
                                                     ----------------

              Net assets acquired                    $        837,679
                                                     ================

              On July 19, 2007, the Company closed a subsidiary merger agreement to acquire Dial Tone Communications, Inc. ("Dial Tone") a leading distributor of prepaid phone cards. The Company paid cash of $27,501, issued a three month note for $20,000 and issued 450,000 shares of common stock at closing. In addition, the total purchase price also includes contingent consideration of up to 200,000 shares of the Company's common stock issuable upon the attainment of certain performance milestones, expiring July 31, 2010. On June 13, 2008, the Company renegotiated the terms of acquisition and canceled 300,000 of total 450,000 shares previously issued. The Company has valued the equity of Dial Tone at $157,759 and $310,759 at June 30, 2008 and 2007, respectively.


NOTE 3 - BUSINESS COMBINATIONS (Continued)

              The following table presents the allocation of the acquisition cost of Dial Tone, including the assets acquired and liabilities assumed, based on their fair value:

                                                   6/30/2008  6/30/2007
                                                   ---------  ---------
                    Accounts receivable            $ 45,933   $ 45,933
                    Goodwill                        111,826    264,826
                                                   --------   --------
                       Total assets acquired        157,759    310,759

                       Total liabilities assumed       None       None
                                                   --------   --------

                    Net assets acquired            $157,759   $310,759
                                                   ========   ========

              On March 31, 2008, CVC International, a subsidiary of the Company acquired all of the assets of Brilliant Telecom Group, LLC
              ("Brilliant Assets") a termination service provider. The Company issued 1,000,000 shares of common stock at closing. The Company has valued the Brilliant Assets at $1,040,000.

              The following table presents the allocation of the acquisition cost of the Brilliant Assets, including the assets acquired and liabilities assumed, based on their fair value:


              Software                                   $        125,000
              Property and equipment                              151,750
              Goodwill                                            763,250
                                                         ----------------
                 Total assets acquired                          1,040,000

                 Total liabilities assumed                           None
                                                         ----------------

              Net assets acquired                        $      1,040,000
                                                         ================

              The following unaudited pro forma information reflects the net revenues, net income, and per share amounts for the years June 30, 2008 and 2007 as if all acquisition by CHVC had been completed on July 1, 2007.


                                                        2008             2007
                                                        ----             ----

Pro forma net revenues                             $  36,433,747    $  20,459,835
Pro forma net income                               $  (4,719,342)   $  (5,719,062)
Pro forma basic and diluted net income per share   $       (0.03)   $       (0.06)
Pro forma weighted average shares - basic and
  diluted                                            137,525,123       98,536,083


NOTE 4 - BUSINESS SEGMENT INFORMATION

              The Company has four reportable segments:  communications software
              development,    telecommunications    services,    calling    card
              distribution,  and advanced broadband hardware distribution.  Each of the segments is described in full in Note 1 to these  financial statements.

              The accounting polices for the segments are the same as those described in the summary of significant accounting polices.
              Information about operations by business segment, as of and for the years ended June 30, 2008 and 2007, is as follows:



                                                                               Advanced
                      Communications          Tele-                            Broadband
                         Software        communications      Calling Card      Hardware           Corporate and
   2008                Development          Services         Distribution     Distribution        Eliminations     Consolidated
   ----                -----------          --------         ------------     ------------        ------------     ------------

Revenues              $    309,343       $  3,521,385       $ 31,446,244      $  1,156,775               --         $ 36,433,747

Interest Expense              --                 --                 --                --             (297,101)          (297,101)
Depreciation and
  amortization            (153,948)          (349,002)              --             (24,061)           (39,031)          (566,042)


Impairment of
  assets                      --                 --                 --                --                 --                 --


Net income (loss)         (534,786)          (288,239)           324,040        (1,112,603)        (3,665,615)        (5,277,203)
Capital
expenditures                  --                 --                 --                --                 --                 --
Identifiable assets      1,845,230            490,119          2,346,557            99,138          1,847,443          6,628,487

Goodwill                 6,009,404            763,250            866,784         2,811,028               --           10,450,466
Other intangible
  assets, net            2,836,594          4,127,475               --                --                  249          6,964,318





                                                                                Advanced
                       Communications          Tele-                            Broadband
                         Software        communications      Calling Card      Hardware           Corporate and
   2007                 Development          Services         Distribution     Distribution        Eliminations     Consolidated
---------             -----------          --------         ------------     ------------        ------------     ------------
Revenues              $   184,116        $   626,397        $   719,124        $   811,533        $     1,053    $ 2,342,223
Interest Expense             --                 --                 --                 --             (184,891)      (184,891)
Depreciation and
  amortization             (6,001)          (333,800)              --              (13,610)            (6,363)      (359,774)
Impairment  of
  assets                  (69,240)          (503,099)              --                 --                 --         (572,339)

Net income (loss)         (60,659)          (338,712)               (10)          (301,695)        (4,045,370)    (4,746,446)
Capital
expenditures                 --                 --                 --                 --                 --             --
Identifiable assets       217,670            201,598            760,196            347,971            363,337      1,890,772
Goodwill                5,023,654          2,087,852            462,458          2,358,650               --        9,932,614
Other intangible
  assets, net                --            4,339,400               --                 --                 --        4,339,400




NOTE 5 - PROPERTY AND EQUIPMENT

              Major categories of property and equipment at June 30, 2008 and 2007 were as follows:

                                      2008         2007
                                    ---------    ---------

Computer equipment                  $ 428,682    $ 105,796
Furniture, fixtures and equipment     297,896      285,045
Motor vehicles                         15,338         --
Construction in progress                 --          2,630


Less:  accumulated depreciation
 and amortization                    (152,962)     (66,912)
                                    ---------    ---------

Total property and equipment        $ 588,954    $ 326,559
                                    =========    =========


              Depreciation expense totaled $91,418 and $25,974 for the years ended June 30, 2008 and 2007, respectively.


NOTE 6 - GOODWILL AND OTHER INTANGIBLE ASSETS

              In accordance with Statement of Financial Accounting Standards No.
              142 (SFAS No. 142), the Company performs an evaluation of the fair values of its operating segments annually, and more frequently if an event occurs or circumstances change that may indicate that the fair value of a reporting unit is less than the carrying amount.

              The Company's balance sheet reflects goodwill of $10,450,466 and $9,932,614 as of June 30, 2008 and 2007, respectively.

              During the years ended June 30, 2008 and 2007, the Company did not capitalize any costs related to internal software development. The
              Company recorded amortization expense related to the internal software development costs placed in service as of January 18, 2006, the acquisition date of Candidsoft.

              Other identifiable intangible assets consist of the acquired licenses to provide telecom services in certain districts within China and capitalized software. Other intangible assets as of June
              30, 2008 and 2007 are as follows:

                                                           Lives               2008                   2007
                                                     -----------------    ----------------       ----------------
              Telecom licenses                       15 Years             $      5,007,000       $      5,007,000
              Software licenses                      15 Years                    2,974,293                      -
              Computer software                      10 Years                      125,249                      -
                                                                          ----------------       ----------------

              Total                                                              8,106,542              5,007,000
              Less accumulated amortization                                     (1,142,224)              (667,600)
                                                                          -----------------      ----------------

                                                                          $      6,964,318       $      4,339,400
                                                                          =================      ================


              Amortization expense totaled $474,624 and $333,800 for the years ended June 30, 2008 and 2007, respectively. Amortization expense of $474,624 will be recorded each year until fully amortized.

                                       F-25


NOTE 7 -NOTES PAYABLE

              The Company's notes payable to financial institutions and third parties consist of the following as of June 30:

                                                                                   2008                         2007
                                                                                 --------                     ---------

        Note payable to a third party with interest at 12% and collateralized by certain assets held by a related party. The note matures on July15,
             2008.  Additionally,  this note  included  detachable  warrants  to purchase  560,000  shares  of the  Company's  common  stock,  which
             expired May 31, 2006.                                                      $ 50,112            $   200,000



        Note payable to an individual,  due on demand.  Interest  accrues at 12%
             and is  payable  monthly.  The note is  collateralized  by  certain assets  held by a related  party  and has  detachable  warrants  to
             purchase 22,400 shares of CHVC's common stock.                                5,000                  5,000


        Note payable to a third party with  interest at 12%, and  collateralized by certain  assets held by a related  party.  The note matures June
             30, 2008.  Additionally,  this note  included  warrants to purchase
             280,000 shares of the Company's common stock, which expired May 31,
             2006.                                                                           -                  100,000


        Note payable to an individual  due November 2, 2007 with interest at 36%
             and collateralized by certain assets
             held by a related party.                                                        -                  100,000

        Note payable to an  individual,  interest  accrues at 24% and is payable monthly.  The note is  collateralized  by certain  assets held by a
             related party, and matures December 8,  2008.                                50,000                50,000


        Note payable to an individual with interest at 8% and  collateralized by certain  assets held by a related  party.  The note has  detachable warrants  to purchase  232,000  shares of CHVC's  common  stock and matures on January 23, 2008.
                                                                                             -                  100,000

        Note payable to a third  party due March 7, 2008 with  interest  at 18%.
             The note is  secured  by the  inventory  and  receivables  of DTNet
             Technologies.
                                                                                             -                  300,000

                                       F-26


NOTE 7 -NOTES PAYABLE (Continued)
                                                                                   2008                           2007
                                                                                   ----                           ----
        Note payable to a financial  institution  due October 22, 2007, at 9.25%
             interest. The note is unsecured.
                                                                                             -                   35,724

        Note payable to an  individual  due  December  31,  2007 at 7%  interest secured by certain stock held by DTNet
             Technologies.                                                                   -                   21,689

        Note payable  to an  equipment  vendor  due May 1, 2011 at 12%  interest secured by computer  equipment of DTNet  Technologies.  The Company
             anticipates   early  payoff  of  this  debt  and   accordingly  has
             classified it as a current liability.
                                                                                          53,540                 83,076

        Note payable to an  individual  due October 5, 2009 with interest at 18%
             and collateralized by certain assets
             held by a related party.                                                     50,000                 50,000
                                                                                      ----------              ----------

        Subtotal                                                                         208,652              1,045,489
        Less discounts                                                                       -                       -
                                                                                      ----------              ----------

                                                                                         208,652              1,045,489
        Less current portion                                                            (158,652)              (995,489)
                                                                                      ----------              ----------

                                                                                      $  50,000               $  50,000
                                                                                      ==========             ===========

              The Company's notes payable to related parties consist of the following as of June 30:

                                                                                       2008                    2007
                                                                                   ------------             ----------


        Note  payable to a related  party due  December  14, 2007 with interest at 12%. The note is  collateralized  by stock of
             the Company.                                                            $       -                $ 149,179

        Convertible  debenture  payable to a related party due December 31, 2008 with interest at 8%. The note is secured by all of the common stock of the Company's DTNet subsidiary and is convertible into 1,566,000 shares  of the  Company's  common  stock at a  conversion  price of
             $0.50.  The option to convert this note was  exchanged  for 637,536 shares of common stock on March 6, 2008.
                                                                                             -                  168,750

        Company's VCG  Technologies,  Inc.,  d/b/a DTNet  Technologies
             subsidiary  payable to a related  party due  December 31,
             2008 with  interest  at 8%. The note is secured by all of                   310,423                    -
             the common stock of the Company's DTNet subsidiary.

                                       F-27


NOTE 7 -NOTES PAYABLE (Continued)

                                                                                         2008                      2007
                                                                                    -------------             ----------


                                                                                         310,423                317,929
        Less current portion                                                            (310,423)              (149,179)
                                                                                    -------------             ----------

                                                                                     $       -                $ 168,750
                                                                                    =============             ==========

              The future maturities of the notes payable to third parties and related parties are as follows:

        2008                                                                                            $         469,075
        2009                                                                                                      50,000
        2010                                                                                                           -
        2011                                                                                                           -
                                                                                                        ----------------

        Total                                                                                           $        519,075
                                                                                                        ================

             Prior to June 30, 2006, the Company incurred debt issuance costs of $288,000 in cash to third parties for services associated with debt acquisition. Amortization of these costs was $0 and $47,583 for the years ended June 30, 2008 and 2007.



NOTE 8 -EQUITY

              Preferred Stock

              All of the Company's preferred stock shares are directly or indirectly owned by entities that are owned or controlled by an officer and director of the Company. As such, this officer has all voting rights relating to this class of stock.

              During the year ended June 30, 2006, the Company's board of directors authorized the issuance of up to 20,000 shares of $0.001 par value Series A Preferred Stock. The Series A Preferred Stock is preferred as to dividends and liquidation over common stock, has a liquidation value of $1,000 per share, and has a dividend rate of 12% of liquidation value per year.

              Preferred shares issued during the year ended June 30, 2008 and 2007 are as follows:

                                             2008                     2007
                                     -------------------       -----------------
                                     Number of                 Number of
   Category                           Shares       Value        Shares     Value
   --------                           ------       -----        ------     -----

Issuance in exchange for                 382   $  382,000         --       $    --
preferred dividends
                                                                   500      250,000
Cash invested                           --           --



Additional collateral to a
creditor                                --           --            500      249,999
For conversion of $1,050,000 in
  debt in 2007 and $649,000 in
   2008
                                       1,298      648,999        2,100    1,050,000
                                  ----------   ----------   ----------   ----------

Total                                  1,680   $1,030,999        3,100   $1,549,999
                                  ==========   ==========   ==========   ==========



              On August 30, 2006 an affiliated entity of the Company purchased 500 shares of the Company's Series A Preferred Stock for $250,000.

              On September 30, 2006, a third party assumed certain debts of the Company totaling $500,000 in exchange for 1,000 shares of Series A Preferred Stock in the Company.

              On September 30, 2006, and affiliated entity of the Company assumed certain debts of the Company totaling $550,000 in exchange for 1,100 shares of Series A Preferred Stock in the Company.

              On September 30, 2006, and affiliated entity of the Company received 500 shares of the company's Series A Preferred Stock in exchange for providing funding. The Company recorded interest expense of $250,000 to reflect the fair value of the shares issued.

              During 2007, certain common stock warrants were exercised which resulted in an exchange of common stock shares for 450 shares of preferred stock.


NOTE 8 -EQUITY (Continued)

              Preferred Stock (Continued)
              ---------------------------

              During  2007,  the Company  redeemed  500 shares of the  Company's
              Series A Preferred Stock for $410,300 from an affiliated entity.

              On March 31, 2008 and June 30, 2008, an  affiliated  entity of the
              Company assumed certain debts of the Company totaling $424,000 and $225,000 in exchange for 848 shares and 450 shares of Series A
              Preferred Stock in the Company.

              During the year ended June 30, 2008, the Company issued 382 shares of Series A Preferred Stock for accrued dividends to related parties.

              On  September  30,  2007,   certain  common  stock  warrants  were
              exercised  which  resulted in an exchange of 442,963  common stock shares for 152 shares of preferred stock.

              On  December  31,  2007,  the Company  redeemed  448 shares of the
              Company's Series A Preferred Stock for $822,000 cash and the issuance of 620,000 shares of common stock from an affiliated entity.

              On March 31, 2008 the company redeemed 625 shares of the Company's
              Series A Preferred Stock in exchange for 3,245,000 shares of company common stock, 500,000 of which shares were issued to an affiliated entity.

              On June 30,  2008,  the  Company  redeemed  425 shares of Series A
              Preferred stock for $400,000 and 105,000 shares of common stock from an affiliated entity.

              Common Stock

              During the years ended June 30, 2008 and 2007, the Company issued common stock as follows:

                                                                      2008                                2007
                                                         --------------------------           --------------------------
                                                          Number of                           Number of
                Category                                   Shares             Value            Shares             Value
                --------                                   ------             -----            ------             -----


              Services                                    1,435,000     $    1,337,600        1,170,500     $    983,407
              Net cash invested                          37,362,487          8,448,911        9,657,308        1,791,183
              Assets exchanged                              150,000          81,000                -               -


              In connection with acquisitions
                                                          4,306,431          5,811,316        8,546,429        3,413,143
              Cancellation  f debt of $736,651
                (including  accrued interest of
                $86,651) in 2007 and
                cancellation of debt
                conversion feature
                                                            637,356                637        2,670,103          736,651
                                                                -                  -            176,985          179,109
              As additional loan costs
              In exchange for shares of series
                 A preferred stock plus $50,375
                 of accrued dividends.

                                                          4,509,460            629,875        1,347,776          494,267
                                                       ------------     --------------     ------------     ------------

              Total                                      48,400,734        $16,309,339       23,569,101       $7,597,760
                                                       ============        ===========     ============       ==========

              ------------------------

              During the year ended June 30, 2007, the Company issued 6,942,308 common shares pursuant to a stock offering under SEC Regulation S. The Company hereby discloses that the shares would have had a value of approximately $3,159,300 had the shares been sold on the OTC (Pink Sheets) market, that discounts and commissions would total $2,211,510, and net proceeds received by the Company were $947,790.

              During the year ended June 30, 2008, the Company issued 23,649,663 common shares pursuant to a stock offering under SEC Regulation S. The Company hereby discloses that the shares would have had a value of approximately $15,420,870 had the shares been sold on the OTC (Pink Sheets) market, that discounts and commissions would total $10,794,609, and net proceeds received by the Company were $4,626,261.


NOTE 9 - COMMITMENTS AND CONTINGENCIES

              Employment Agreements
              ---------------------

              On August 31, 2006, the Company entered into an employment agreement with Bill Burbank, the Company's Chief Executive Officer. The employment agreement is for an initial term of three years with automatic renewals on six month intervals thereafter; and provides entitlement to a base salary equal to $15,500 per month with discretionary cash or stock option bonuses based on performance.

              Litigation
              ----------

              The Company is involved in various claims and legal proceedings in the ordinary course of its business activities. In addition, the Company has been notified that it is under review by the SEC to examine its history of financings, stock issuances and press releases chronicling the Company's development. The company had fully cooperated with the SEC and has provided all requested data. The Company believes that any potential liability associated with the ultimate outcome of these matters will not have a material adverse effect on its financial position or results of operations.

              Long Term Contingent Liability

              During the quarter ended March 31, 2008 the Company issued 3,000,000 shares of common stock to its subsidiary Streamjet. The shares were pledged as collateral to a third party on the debt of an unrelated borrower which is the licensor of a software license owned by Streamjet. Streamjet received a $1,500,000 note from the borrower which bears interest at 12% plus 25,000 shares of the borrower's common stock per month, and is secured by all of the assets of the borrower. The note may be repaid by delivery of the 3,000,000 Company shares back to Streamjet, and because of this redemption feature the $1,500,000 value of the stock is shown as a long term contingent liability by the Company. Subsequent to the June 30, 2008 year end the 3,000,000 shares of common stock were returned to StreamJet, the $1,500,000 note receivable was repaid and the $1,500,000 long term contingent liability was eliminated.

              Operating Leases

              The Company's rent expense amounted to $190,016 and $77,883 for the years ended June 30, 2008 and 2007, respectively. The Company has various long-term non-cancelable lease commitments for its offices, warehouse and other facilities which expire through 2011. The minimum rental commitments under non-cancelable long-term operating leases during the next five years are as follows:

              2009                                          113,531
              2010                                          114,847
              2011                                           50,215
              2012                                           50,215
                                                   ----------------
              Total                                $        328,808
                                                   ================

NOTE 10 - RELATED PARTY TRANSACTIONS

              Related Party Receivables

              One of the Company's subsidiaries has advanced funds to certain employees. Such advances are not interest bearing and are unsecured. Management believes that these assets are collectible as they relate to relationships with continuing employees.

              Related Party Payables

              Certain companies owned or controlled by a major shareholder, director and officer of CHVC, and other related parties has loaned funds to the Company secured by all of the assets of the Company. These advanced funds are due on demand and bear interest at 18%. The balance as of June 30, 2008 and 2007 was $303,790 and $326,786, respectively.

              Certain individuals who are employees and or directors of the Company have advanced funds to the Company on unsecured terms bearing interest at 8%. The balance on these advances was $13,900 and $100,685 as of June 30, 2008 and 2007, respectively.

              An employee of one of the Company's China subsidiaries has advanced funds to the Company on unsecured terms. This advance does not bear interest. The balance due on this advance was $72,761 and $87,040 as of June 30, 2008 and 2007.

              Related Party Notes

              As disclosed in Notes 7, in connection with the Company's acquisition of its PhoneHouse subsidiary, the Company is indebted to the former owner of that company, who remain an employee of PhoneHouse. The note bears interest at 12% and matures on December 14, 2007. The balance on that notes was $0 and $149,179 as of June 30, 2008 and 2007, respectively.

              As disclosed in Note 7, in connection with the Company's acquisition of its DTNet subsidiary, the Company is indebted to a Company controlled by the former owners of DTNet. One of those owners remains a major shareholder, director, officer and employee of CHVC. The note is secured by all of the common stock of DTNet and bears interest at 8% and matures on December 31, 2008. The balance on that note was $675,000 as of June 30, 2007 and it was replaced by one note with balance of $310,423 as of June 30, 2008.



NOTE 10 - RELATED PARTY TRANSACTIONS (Continued)

              Interest paid under these notes was $81,000 and $13,770 for the years ended June 30, 2008 and 2007.

              Joint Ventures

              The Company has entered  into a joint  venture  with WRIO,  Corp., dated May 31, 2006,  wherein WRIO, Corp. and the Company,  through
              contribution   of  $1,000   each,   are  50/50   partners  in  the
              exploitation of wireless broadband technology owned by WRIO, Corp.
              in China.  WRIO,  Corp is controlled by an officer and director of the Corporation.  No revenues were earned under this joint venture during 2008 and 2007,  accordingly,  no  revenues or expense  have been reflected in these financial statements.

              Preferred Stock

              As disclosed Note 8, all of the Company's preferred stock shares are directly or indirectly owned by entities that are owned or controlled by an officer and director of the Company. As such, this officer has all voting rights relating to this class of stock.

              Guarantees

              As disclosed in Note 7, certain of the Company's notes payable due to third parties have been guaranteed by companies owned or controlled by an officer and director of the Company.


NOTE 11 - CONCENTRATION OF RISK

              Major Customers - During the years ended June 30, 2008 and 2007, the Company did not have any individual customers or group of customers from which revenues exceeded 10% of total revenues.
              Accordingly, no trade receivables existed from any individual customers or group of customers which exceeded 10% of accounts receivables at June 30, 2008 and 2007.

              Assets in Foreign Country - The Company has assets related to its China operations which are located in the Peoples Republic of China. Assets held outside of the United States were as follows:

                                                                          June 30, 2008            June 30, 2007
                                                                          ----------------       ------------------

              Tangible assets                                             $        345,230       $        419,268

              Goodwill and other identifiable intangible assets                 10,015,004             11,451,306
                                                                          ----------------       ----------------

              Total assets                                                $     10,360,234       $     11,870,574
                                                                           ===============        ===============

NOTE 12 - INCOME TAXES

              China Taxation - Prior to January 1, 2008, the Company's subsidiaries were governed by the previous Income Tax Law (the "Previous IT Law") of China. Under the Previous IT Law, the Company's subsidiaries were generally subjected to enterprise income taxes at a statutory rate of 33% (30% state income tax plus 3% local income tax) or 15% for qualified new and high technology enterprises. Effective January 1, 2008, the new Enterprise Income Tax Law (the "EIT Law") in China supersedes the Previous IT Law and unifies the enterprise income tax rate for FIEs at 25%. New and high technology enterprises will continue to enjoy a preferential tax rate of 15% but must meet the new set of criteria defined under the EIT Law and related regulations. The EIT Law provides a five-year transitional period for certain entities that enjoyed a favorable income tax rate of less than 25% under the Previous IT Law and were established before March 16, 2007, to gradually increase their rates to 25%. The EIT Law also imposes a withholding income tax of 10% on dividends distributed by a Foreign-Invested Enterprises ("FIE") to its immediate holding company outside of China, if such immediate holding company is considered as a no-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company's jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Such withholding income tax was exempted under the Previous IT Law. In accordance with APB Option No. 23, "accounting for Income Taxes - Special Area," all undistributed earnings are presumed to be transferred to the parent company and are subject to the withholding taxes. The withholding tax imposed on the dividend income will reduce the Company's net income. If a withholding tax were imposed to retained earnings prior to January, 2008, the Company would elect to reinvest these retained earnings in PRC. Accordingly, the Company has not recorded any withholding tax on the retained earnings of its FIEs in China.

              The EIT Law also provides that an enterprise established under the laws of foreign countries or regions but whose "de facto management body" is located in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The Implementing Rules of the EIT Law merely defines the location of the "de facto management body" as "the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, properties, etc., of a non-PRC company is located." The determination of tax residency requires a review of surrounding facts and circumstances of each case. If the Company is treated as a resident enterprise for PRC tax purposes, the Company will be subject to PRC tax on worldwide income at a uniform tax rate of 25% starting from January 1, 2008.

              Like its predecessor, the EIT Law mainly provides a framework for general income tax provisions. There are currently divergent views on ho the EIT Law will be implemented. Details on the definition of numerous terms as well as the interpretation and specific application of various provisions are left to the detailed implementing regulations and supplementary tax circulars, which are still being issued. The Company's ultimate effective tax rate will depend on many factors, including but not limited to, whether certain of the Company's subsidiaries in China will receive the new and high technology enterprise status under the new criteria.

              The current and deferred portion of income tax expenses of the Company's China subsidiaries, which were included in the consolidated statements for the periods presented have no significant deferred tax assets or liabilities and the statutory rate and effective rate for China operations approximates 30%.



NOTE 12 - INCOME TAXES (Continued)

              The  following  table  represents  the  effective  tax rate of the
Company:

                                                June 30, 2008             June 30, 2007
                                                -------------             -------------
              Loss from operations              $    5,277,203        $      4,746,446

              Tax benefit:
                 Federal current                       -                         -
                 Federal deferred                      -                         -
                 U.S. State                            -                         -
                 Foreign                               -                         -
                                                ---------------       ----------------


              Total tax benefit                 $      -                 $       -
                                                ===============       ================

              Effective tax benefit rate               0.0%                   0.0%
                                                ================       ================

              The difference between the tax benefit rate and the statutory benefit rate is as follows:

                                                                           June 30, 2008         June 30, 2006
                                                                           -------------         -------------

              Statutory benefit rate                                                 34.0%                  34.0%

              Inability to utilize operating loss carry forwards                   (34.0%)                 (34.0%)
              Other
                                                                          ----------------

              Effective tax benefit rate                                              0.0%                   0.0%
                                                                          ================       ================


              The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are as follows:

                                                                       June 30, 2008          June 30, 2007
                                                                       -------------          -------------

              Deductible temporary differences:
                 U.S. federal deferred operating loss                     $      3,608,074       $      2,294,509
                 State deferred operating loss                                     350,300                337,428
                 Foreign deferred operating loss                                   106,923                 15,059
                                                                          ----------------       ----------------

              Less:  valuation allowance                                        (4,065,297)            (2,646,996)
                                                                          ----------------       ----------------

              Total tax assets                                            $              -       $              -
                                                                          ================       ================

              At June 30, 2008, the Company had carry forward losses for income tax purposes of approximately $10,611,983 that may be offset against future taxable income. Due to the uncertainty regarding the success of future operations, management has recorded a valuation allowance equal to 100% of the resultant deferred tax asset.


NOTE 12 - INCOME TAXES (Continued)

              The carry forward losses expire in future years through 2028 as follows:

              Expiration Year                         Amount
                                                      ------

                 2025                              $     457,895
                 2026                                  1,499,867
                 2027                                  4,790,794
                 2028
                                                       3,863,427


NOTE 13 - STOCK BASED COMPENSATION

              The Company has granted stock options through certain informal stock option plans to directors, officers and employees. These options vest monthly as earned with no expiration date.

              Prior to July 1, 2005, the Company accounted for these plans under the recognition measurement provisions of APB No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123").

              Effective with its fiscal year beginning July 1, 2005, the Company adopted the fair value  recognition  provisions  of SFAS No. 123R,
              Share-Based    Payment    ("SFAS    No.    123R"),    using    the
              modified-prospective-transition   method.  Under  that  transition
              method,  compensation  cost is  recognized  in the  periods  after adoption for (i) all stock option awards granted or modified after
              December 31, 2005 based on the grant-date  fair value estimated in accordance with the

              provisions of SFAS 123R and (ii) all stock options granted prior to but not yet vested as of July 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123. The results for prior periods were not restated.

              Stock-based compensation cost of $0 and $11,802 for the years ended June 30, 2008 and 2007, respectively. Related deferred income tax asset was $0 as of June 30, 2008 and 2007.

              The following table summarizes the allocation of stock-based compensation expense under SFAS 123R:

                                                                           June 30, 2008        June 30, 2007
                                                                           -------------        -------------

              Selling, general and administrative                         $             0     $         11,802
                                                                          ---------------     ----------------
              Total  stock-based  compensation  expense  included  in
                operating expenses                                        $             0     $         11,802
                                                                          ---------------     ----------------
              Total stock-based compensation expense                      $             0     $         11,802
                                                                          ===============     ================


NOTE 13 - STOCK BASED COMPENSATION (Continued)

              The fair value of stock option awards  granted on or after July 1,
              2005 was determined  using a  Black-Scholes-Merton  option-pricing model utilizing a range of assumptions  related to dividend yield,
              volatility,   risk-free   interest  rate,  and  employee  exercise
              behavior. Dividend yield was determined to be $0 as these have not been  historically  paid.  Expected  volatility  is  based  on the historical volatility calculated from the historical values of the
              Company's  stock prices.  The risk-free  interest rate is based on the U.S.  Treasury yield curve in effect at the time of the grant.
              The Company estimates forfeitures based on historical data.

              On November  10,  2005,  the FASB issued FASB Staff  Position  No.
              123R-3,  Transition Election Related to Accounting for Tax Effects
              of Share-Based  Payment  Awards.  The Company has elected to adopt the  shortcut  method  provided  by the FASB  Staff  Position  for determining  the initial pool of excess tax benefits  available to
              absorb  tax  deficiencies  related  to  stock-based   compensation
              subsequent  to the  adoption  of SFAS 123R.  The  shortcut  method includes simplified  procedures to establish the beginning balance of the pool of excess  tax  benefits  (the "APIC Tax Pool") and to determine the subsequent effect on the APIC Tax Pool and Cash Flow
              Statements of the tax effects of employee stock-based compensation awards.

              Prior to adoption of SFAS 123R,  all tax benefits from  deductions resulting  from the exercise of stock  options  were  presented as operating  cash  flows  in the  Cash  Flow  Statement.  SFAS  123R requires the cash flow tax benefits  resulting from tax deductions
              in  excess  of  the  compensation  cost  recognized   (excess  tax
              benefits) to be  classified  as financing  cash flows.  Excess tax benefits  aggregating $0 were reported in Financing Activities for the years ended June 30, 2008 and 2007.

              A summary of options granted and outstanding is presented below:

                                                                                          2007
                                                                                          ----
                                                                        Number of options       Weighted average
                                                                                                 exercise price
                                                                                                 --------------

              Outstanding at beginning of period                                    92,493       $           0.48
                Granted                                                             23,095                   0.50
                 Exercised                                                               -                      -
                 Forfeited                                                         (67,075)                  0.46
                                                                          ----------------       ----------------

              Outstanding at end of period                                          48,513       $           0.50
                                                                          ----------------       ----------------

              Exercisable at end of period                                          48,513       $           0.50
                                                                          ================       ================

                                                                                          2008
                                                                                          ----
                                                                                                 Weighted average
                                                                               Number of options  exercise price
                                                                               -----------------  --------------
              Outstanding at beginning of period
                Granted                                                            48,513       $           0.50
                 Exercised                                                             -                     -
                 Forfeited                                                             -                     -


              Outstanding at end of period                                          48,513       $           0.50
                                                                          ----------------       ----------------

              Exercisable at end of period                                          48,513       $           0.50
                                                                          ================       ================

              The weighted average fair value of shares granted was $0.50 for 2008 and 2007 and due April 2009.


NOTE 14 - WARRANTS

              The Company has issued warrants to purchase its common stock in connection with financing transactions. As of June 30, 2008, the warrants are exercisable and have terms as follows:



                                                    In connection     In connection
         Exercise Price       Termination Date     with financing    with the DTNet
            per Share                                transactions      acquisition       Shares


              $0.40           July 2008                     350,000                -        350,000
              $0.40          January 2009                   213,200                         213,200


 Total                                                      563,200                         563,200
                                                            =======                         =======

              As of June 30, 2007, the warrants are exercisable and have terms as follows:

                                         In connection
                                           with
                                         financing       In connection
 Exercise Price     Termination Date    transactions     with the DTNet
    per Share                                             acquisition          Shares

            $0.40           July 2008         350,000                   -          350,000
            $0.50        January 2008         632,000                   -          632,000
            $1.00        January 2008         400,000                   -          400,000
            $0.50       December 2008             -              1,566,000        1,566,000
                                              ---------          ---------        --------


                 Total                                              1,382,000           1,566,000        2,948,000
                                                                    =========           =========        =========

              The Company issued warrants to purchase an aggregate of 9,161,420 shares of the Company's common stock at prices ranging from $0.40 to $1.00 per share in connection with financing transactions. The warrants vested immediately and had expiration dates ranging from 1 to 2 years from the date of issuance. The fair value of the warrants at each reporting or measurement date was determined based on the Black-Scholes option pricing model. The fair value of the warrants was calculated with the following weighted average assumptions: no dividend yield; expected volatility of 42%; risk free rates ranging from 3.26% to 5.18% and an expected life equal to the vesting period of 1 month.

              The aggregate fair value of the warrants was $1,407,497. For the years ended June 30, 2008 and 2007, $17,256 and $605,729, respectively was charged to other financing charges with the offset to additional paid-in capital. Of these warrants, 800,000 expired unexercised in January 2008.



NOTE 15 - LOSS ON IMPAIRMENT OF ASSETS AND INVESTMENTS

              As a result of the Company's evaluation of assets and investments, the Company recorded impairment losses as follows for the years ended June 30, 2008 and 2007:

                                                             2008                    2007
                                                       -----------------       ----------------

              Advanced Broadband Distribution          $              -        $         70,000
              Telecommunications services segment                     -                 433,099
              Software development costs                              -                  69,240
                                                       ----------------        ----------------

              Total                                    $              -        $        572,339
                                                       ================        ================


              The impairments recorded by the Company reflect the write offs of $70,000 goodwill in On Line Solutions, an investment in the advanced broadband distribution segment because the investment lost its potential to produce cash flow, $433,099 of investments in minority interests in businesses in the telecommunications services segment because these businesses were operating at a loss and had no equity or market value, and $69,240 of software development in the communications software development segment because the software became obsolete.

NOTE 16 - SUBSEQUENT EVENTS

              During 2008 the Company issued 3,000,000 shares of common stock to its subsidiary StreamJet which were pledged as a part of a financing transaction of an unrelated borrower which is a licensor of a software license owned by StreamJet. The Company recorded a $1,500,000 note receivable and a $1,500,000 long term contingent liability because the $1,500,000 note receivable can be repaid by return of the 3,000,000 shares of pledged stock. Subsequent to the June 30, 2008 year end the 3,000,000 shares of common stock were returned to StreamJet, the $1,500,000 note receivable was repaid and the $1,500,000 long term contingent liability was eliminated.


                            CHINA VOICE HOLDING CORP.
                           Consolidated Balance Sheets
                      As of September 30 and June 30, 2008

A S S E T S                                                           September 30,      June 30,
                                                                           2008           2008
                                                                      ------------    ------------
Current assets:
   Cash and cash equivalents                                          $    976,049    $  2,096,070
   Accounts receivable, net                                              2,260,784       1,746,595
   Inventories                                                             329,480         445,163
   Prepaid expenses and other current assets                               137,280          97,873
   Related party receivables                                                92,300          92,300
    Deposits and other assets                                               88,273          61,532
                                                                      ------------    ------------



         Total current assets                                            3,884,166       4,539,533
                                                                      ------------    ------------

Long-term assets
   Note receivable                                                            --         1,500,000
   Property and equipment, net                                             620,099         588,954
   Investments                                                              15,000            --
   Goodwill                                                             10,591,466      10,450,466
   Other intangible assets, net                                          6,877,171       6,964,318
                                                                      ------------    ------------

         Total assets                                                 $ 21,987,902    $ 24,043,271
                                                                      ============    ============

LIABILITIES AND EQUITY

Current liabilities:
   Accounts payable and accrued expenses                              $  2,599,799    $  2,204,689
   Related party payables                                                  430,541         390,451
   Current portion of long term debt, net of debt discount                 123,586         158,652
   Current portion of related party notes                                  310,423         310,423
    Other current liabilities                                               52,466          28,188
                                                                      ------------    ------------



         Total current liabilities                                       3,516,815       3,092,403
                                                                      ------------    ------------

Long-term liabilities:
   Long-term debt, net of current portion                                   50,000          50,000
   Long-term portion of related party notes, net of current portion           --              --
    Long-term contingent liabilities                                          --         1,500,000
                                                                      ------------    ------------
                Total long-term liabilities                                 50,000       1,550,000
                                                                      ------------    ------------


               Total liabilities                                         3,566,815       4,642,403
                                                                      ------------    ------------

   MINORITY INTEREST                                                      (209,286)           --
                                                                      ------------    ------------



Equity
   Common stock - par value $.001, 400,000,000 shares  authorized,
      161,098,956 and 157,909,447 shares issued at September 30
      and June 30, 2008 respectively                                       161,099         157,910
   Series  A  preferred  stock - par value $.001, 20,000 shares authorized, 4,849 and 3,304 shares issued at September 30
      and June 30, 2008, respectively  (liquidation value of
      $4,849,000 and $3,304,000 on September 30 and June 30, 2008)               5               3
   Additional paid-in capital                                           41,976,108      41,730,913
   Accumulated deficit                                                 (23,501,928)    (22,483,047)
   Cumulative currency translation adjustment                               (4,911)         (4,911)
                                                                      ------------    ------------
         Total equity                                                   18,630,373      19,400,868
                                                                      ------------    ------------

         Total liabilities and equity                                 $ 21,987,902    $ 24,043,271
                                                                      ============    ============


              The accompanying notes are an integral part of these
                       consolidated financial statements


                            CHINA VOICE HOLDING CORP.
                      Consolidated Statements of Operations
             For the Three Months Ended September 30, 2008 and 2007


                                                         2008             2007
                                                     -------------    -------------

Revenues                                             $  15,964,352    $   6,073,510

Cost of revenues                                        15,769,941        5,703,547
                                                     -------------    -------------

Gross profit                                               194,411          369,963

Operating expenses:
   Selling, general and administrative expenses          1,268,999          693,788
   Depreciation                                             36,097           21,044
                                                     -------------    -------------
         Total operating expenses                        1,305,096          714,832

Loss from operations                                    (1,110,685)        (344,869)

Other income (expense):
   Refund on federal excise tax                            384,583             --
   Interest income                                           7,140             --
   Interest expense                                        (25,080)        (117,486)
   Minority interest                                          (977)         (10,010)
   Loss from disposal of fixed assets                     (164,224)            --
   Other financing charges                                    --            (14,126)
   Other income (expenses)                                  39,662             (184)
                                                     -------------    -------------
         Total other income (expense), net                 243,058         (141,806)
                                                     -------------    -------------

Net loss                                                  (869,581)        (486,675)

Preferred dividend                                        (149,300)         (50,250)
                                                                      -------------


Net loss attributable to common stockholders         $  (1,016,927)   $    (536,925)
                                                     =============    =============

Net loss per share - basic and diluted               $        (006)   $        (005)
                                                     =============    =============

Common shares used in calculation per share data -
   basic and diluted                                   159,504,202       98,195,430
                                                     =============    =============


              The accompanying notes are an integral part of these
                       consolidated financial statements



                            CHINA VOICE HOLDING CORP.
                        Consolidated Statements of Equity
                  For the Three Months Ended September 30, 2008



                                                                       Retained       Cumulative
                                                                     Preferred Stock-  Preferred      Additional
                                        Common Stock       Common       Series A        Stock-         Paid-in
                                           Shares          Stock         Shares        Series A        Capital
                                        ------------   ------------   ------------    ------------   ------------


Balance at June 30, 2008                 157,909,447   $    157,910          3,304    $          3   $ 41,730,913
                                        ============   ============   ============    ============   ============

Issuance of common stock                   3,189,509          3,189           --              --          699,697

Issuance of preferred stock                     --             --            2,000               2             (2)



Dividends declared on preferred stock           --             --             --              --             --


Redemption of preferred stock                   --             --             (455)           --         (454,500)



Net loss for three months ended
September 30, 2008                              --             --             --              --             --
                                        ------------   ------------   ------------    ------------   ------------


Balance at September 30, 2008            161,098,956   $    161,099          4,849    $          5   $ 41,976,108
                                        ============   ============   ============    ============   ============

              The accompanying notes are an integral part of these
                       consolidated financial statements


                            CHINA VOICE HOLDING CORP.
                        Consolidated Statements of Equity
                  For the Three Months Ended September 30, 2008


                                          Earnings        currency
                                        (Accumulated     translation       Total
                                          Deficit)       adjustment        Equity
                                        ------------    ------------    ------------

Balance at June 30, 2008                $(22,483,047    $     (4,911)   $ 19,400,868
                                        ============    ============    ============

Issuance of common stock                        --              --           702,886

Issuance of preferred stock                     --              --              --



Dividends declared on preferred stock       (149,300)           --          (149,300)


Redemption of preferred stock                   --              --          (454,500)



Net loss for three months ended
September 30, 2008                          (869,581)           --          (869,581)
                                        ------------    ------------    ------------


Balance at September 30, 2008           $(23,501,928)   $     (4,911)   $ 18,630,373
                                        ============    ============    ============


              The accompanying notes are an integral part of these
                       consolidated financial statements



                            CHINA VOICE HOLDING CORP.
                      Consolidated Statements of Cash Flows
             For the Three Months Ended September 30, 2008 and 2007

                                                             2008           2007
                                                          -----------    -----------

Operating activities:
   Net loss                                               $  (869,581)   $  (486,673)
    Net income (loss) minority interest                           977         10,010
   Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                            169,244         87,044
        Stock option expense                                     --             --
     Common shares issued for services                         42,500        139,190
     Common shares issued for loan costs                         --             --
     Preferred shares issued for loan costs                      --             --
     Beneficial conversion features                              --             --
     Non-cash financing costs -warrant issued with debt          --             --
     Impairment of assets and investments                        --             --
        Gain from sale of subsidiary                             --             --
        Loss on discontinuing segment                            --             --
        Loss from disposal of property and equipment          164,224           --
   Changes in assets and liabilities:
     Accounts receivable                                     (514,189)      (230,391)
     Inventories                                              115,683         30,326
     Prepaid expenses and other current assets                (39,407)      (155,660)
     Other assets                                             (26,741)       (65,951)
        Related party receivables                                --           70,717
     Accounts payable and accrued expenses                    169,214        169,653
        Related party payable                                 (32,671)      (514,511)
         Other current liabilities                             24,278       (351,570)
                                                          -----------    -----------
   Total adjustments                                           72,136       (821,153)
                                                          -----------    -----------

Net cash used in operating activities                        (796,468)    (1,297,816)
                                                          -----------    -----------

Investing  activities:
   Purchases of property and equipment                       (197,323)      (258,317)
   Purchase of assets in business combination                    --             --
                                                          -----------    -----------

Net cash used in investing activities                        (197,323)      (258,317)
                                                          -----------    -----------

Financing activities:
   Borrowings under long-term debt arrangements                  --          675,000
   Repayments of long-term debt                               (35,066)       (10,768)
   Payment received from subscribed stock                        --             --
   Repayment to related parties                                  --         (168,750)
   Proceeds from issuance of preferred stock, net
   of issuance costs                                             --             --
   Redemption of preferred stock to related parties          (454,500)          --
   Proceeds from issuance of common stock, net
   of issuance costs                                          512,636        998,792
   Payment of preferred dividends                            (149,300)          --
                                                          -----------    -----------

Net cash provided by financing activities                    (126,230)     1,505,042
                                                          -----------    -----------


Net increase in cash and cash equivalents                  (1,120,021)       (51,091)

Cash and cash equivalents -beginning of year                2,096,070        266,429
                                                          -----------    -----------

Cash and  cash equivalents - end of year                  $   976,049    $   215,338
                                                          ===========    ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements

                            CHINA VOICE HOLDING CORP.
                   Notes to Consolidated Financial Statements
                 Three Months Ended September 30, 2008 and 2007


NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              Description of Business - China Voice Holding Corp. (the "Company" or "CHVC"), a Nevada corporation formed on August 7, 2003, is a diversified telecommunications company headquartered in Boca Raton, Florida. The Company operates in three countries, the United States, and China. In the United States, the Company has offices and operations located in Los Angeles, California; Boca Raton and Tampa, Florida; and in Dallas, Texas. In China, the Company operates in Beijing and Nanning. The Company operates in four reportable business segments as follows:

              Communications Software Development - In China, the Company has developed patented Office Automation and Internet Telephony technology platforms for large enterprise and government applications. The web-based technology was designed around the specific needs of the Chinese Government and allows multiple workers to collaborate on a single project and enables management to effectively monitor virtually every aspect of the workers on-line and telephony experience.

              Telecommunications Services - The Company provides VoIP telecommunications services to communication Service Providers. The Company's Network Operations Center (NOC) is based in Florida and utilizes a next generation Enhanced Services platform that is manned 24 hours per day.

              Calling Card Distribution - The Company's calling card distribution business sells prepaid telephone and cellular calling cards purchased from various telecommunications carriers through a network of private distributors located primarily in southern California.

              Advanced   Broadband   Hardware   Distribution   -  The   hardware
              distribution line supplies broadband, Wi-Fi, and VoIP components and hardware to broadband service providers.

              Ownership in China Operations - CHVC through its subsidiaries offers network design and international office-automation software and technology services to third party customers and government agencies in the People's Republic of China ("PRC"). To meet ownership requirements under Chinese laws, CHVC has entered into technology service, asset ownership, and ownership trust agreements with two of CHVC's affiliates that are incorporated in
              China: Candidsoft Technologies Co, Ltd of Beijing ("Candidsoft") and Beijing Techview System Engineering Co. Ltd. ("BTSE"). Based on these agreements the Company owns 65% of Candidsoft and 70% of BTSE, representing a controlling interest in its Chinese operations, and consolidated them into its financial statements pursuant to ARB 51 and FAS 94. Management periodically evaluates its effective legal control over its Chinese subsidiaries on an ongoing basis in accordance with new developments in China and/or laws passed by the PRC. Based on this review, it believes it has the ability to effectively maintain control of the operations of the subsidiaries and consolidate them accordingly. BTSE was sold on January 1, 2008.

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Recapitalization and Reorganization - On April 1, 2004, Surf Franchise, Inc. ("Surf"), incorporated in the State of New York on August 7, 2003, entered into a stock exchange agreement with China Voice Corporation ("CVC"), incorporated in the State of Nevada on January 15, 2004, and certain shareholders. CVC was formed to effectuate an exchange of shares between VoIUM Technologies, Ltd. ("VoIUM") and certain shareholders. The shareholders of VoIUM exchanged ownership interest in CVC to certain shareholders in exchange for an agreement to assign their exclusive interest in value-added telecommunication licenses issued by the PRC to CVC. Upon the exchange, VoIUM became a wholly-owned subsidiary of CVC.

              Pursuant to the stock exchange agreement, Surf cancelled 43,012,500 shares of its previously issued and outstanding 49,602,500 common shares and issued 50,000,000 Rule 144 restricted Surf common shares to CVC shareholders in exchange for a 100% equity interest in CVC, making CVC a wholly-owned subsidiary of Surf.

              Surf was a subsidiary of a public Company through April 2004, and it operated as a shell corporation and had no business operations, assets or liabilities.

              The above stock exchange transaction between Surf and CVC resulted in those shareholders of CVC obtaining a majority voting interest in Surf. Accounting principles generally accepted in the United States of America require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Consequently, the stock exchange transaction has been accounted for as a recapitalization of CVC as CVC acquired a controlling equity interest in Surf, as of April 1, 2004. The reverse acquisition process utilizes the capital structure of Surf and the assets and liabilities of CVC recorded at historical cost.

              Subsequent to the stock exchange, a restructuring resulted in CVC leaving the group with VoIUM, remaining as the continuing operating entity for financial reporting purposes. Although VoIUM is deemed to be the acquiring corporation for financial accounting and reporting purposes, the legal status of Surf as the surviving corporation did not change. On April 22, 2004, Surf changed its name to China Voice Holding Corp. On June 10, 2008, the Company reorganized from a New York Corporation to a Nevada Corporation.

              Basis of Consolidation - The consolidated financial statements include 100% of the assets, liabilities, revenues, expenses and cash flows of China Voice Holding Corp ("CHVC"), VoIUM Technologies, LTD ("VoIUM"), Sino-Connection Corp. ("Sino-Connection"), Voium USA Inc. ("Voium USA"), China Voice Communications Corp ("CVCC"), Communications Business Services Corp ("CBSC"), East West Global Communications, Inc. ("EWGC"), VCG Technologies, Inc. d/b/a DTNet Technologies, Inc. ("DTNet"), CVC International, Inc. ("CVC International") and Phone House, Inc. ("PhoneHouse"). The Company additionally consolidated the financial statements Candidsoft for which the Company owned a 65% interest for the years ended June 30, 2008 and 2007 and BTSE, for which the Company owned a 70% interest for the year ended June 30, 2007 and a portion of the year end June 30, 2008. The Company also consolidated 100% of Cable and Voice Corporation ("Cable and Voice"), StarCom Alliance, Inc. ("Star Com"), StreamJet.Net, Inc. ("StreamJet"), Dial-Tone Communications, Inc. ("Dial Tone") and Vastland Holding Beijing Company Limited ("Vastland") which were acquired or set up in 2008. All intercompany accounts and transactions have been eliminated in consolidation.

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Use of Estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

              Significant estimates inherent in the preparation of the accompanying consolidated financial statements include accounting for depreciation and amortization, valuation of goodwill and other intangibles, business combinations, equity transactions, and contingencies.

              Recent Accounting Pronouncements
              --------------------------------

              Accounting for Uncertainty in Income Taxes - In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes
              - an interpretation of Statement of Financial Accounting Standard ("SFAS" No. 109 ("FIN 48"), which clarifies the accounting for uncertainty in income tax positions. This Interpretation requires that the Company recognize in the consolidated financial statements the tax benefits related to tax positions that are more likely than not to be sustained upon examination based on the technical merits of the position. The provisions of FIN 48 became effective for CHVC as of the beginning of the Company's 2007 fiscal year. The adoption of this Interpretation did not have a material impact on the Company's consolidated financial statements.

              Fair Value Option for Financial Assets and Financial Liabilities - In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 permits companies to choose to measure, on an instrument-by-instrument basis, financial instruments and certain other items at fair value, that are not currently required to be measured at fair value. The Company has no assets covered by SFAS 159 and has not determined if it will adopt the fair value option provided for in this standard. SFAS 159 is effective for the Company as of January 1, 2008.

              Business Combinations - On December 4, 2007, the Financial Accounting Standards Board issued SFAS No. 141 (Revised 2007), Business Combinations ("SFAS 141"). SFAS 141R, changes the accounting for business combinations. Under Statement 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. Statement 141R will change the accounting treatment for certain specific items, including but not limited to: acquisition costs, non-controlling interests, acquired contingent liabilities, in-process research and development and restructuring costs. Statement 141 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The impact of adoption is not expected to be material.

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Recent Accounting Pronouncements (Continued)
              --------------------------------------------

              Non-Controlling Interests in Consolidated Financial Statements - On December 4, 2007, the Financial Accounting Standards Board
              issued SFAS No. 160, Non-Controlling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51 ("SFAS 160"). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary in certain circumstances. Specifically, this statement requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement. SFAS No. 160 is effective for fiscal years, and interim periods within these fiscal years, beginning on or after December 15, 2008. The impact of adoption is not expected to be material.

              In March 2008, the FASB issued SFAS No. 161 "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133" (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity's derivative instruments and hedging activities and their effects on the entity's financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133) as well as related hedged items, bifurcated derivatives, and non-derivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. The Company is currently assessing the impact of adopting SFAS 161 on its financial statements and related disclosures.

              In May 2008, the FASB issued SFAS 162 "The Hierarchy of Generally Accepted Accounting Principles." SFAS 162 identifies the sources of accounting principles and the framework for selecting the accounting principles to be used. Any effect of applying the provisions of this statement will be reported as a change in accounting principle in accordance with SFAS No. 154 "Accounting Changes and Error Corrections". SFAS No. 162 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact the adoption of this statement could have on its financial condition, results of operations and cash flows.

              In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60." The scope of this Statement is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, this Statement does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). This Statement also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement will not have any impact on the Company's consolidated financial statements.

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Recent Accounting Pronouncements (Continued)
              --------------------------------------------

              In May 2008, the FASB issued Staff Position No. APB 14-1 "Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion". APB 14-1 requires that the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) be separately accounted for in a manner that reflects an issuer's nonconvertible debt borrowing rate. The resulting debt discount is amortized over the period the convertible debt is expected to be outstanding as additional non-cash interest expense. APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Retrospective application to all periods presented is required except for instruments that were not outstanding during any of the periods that will be presented in the annual financial statements for the period of adoption but were outstanding during an earlier period. The Company is currently evaluating the impact of the adoption of this position could have on its financial condition, results of operations and cash flows.

              In June 2008, the FASB issued Emerging Issues Task Force Issue 07-5 "Determining whether an Instrument (or Embedded Feature) is indexed to an Entity's Own Stock" ("EITF No. 07-5"). This Issue is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early application is not permitted. Paragraph 11(a) of Statement of Financial Accounting Standard No 133 "Accounting for Derivatives and Hedging Activities" ("SFAS 133") specifies that a contract that would otherwise meet the definition of a derivative but is both (a) indexed to the Company's own stock and (b) classified in stockholders' equity in the statement of financial position would not be considered a derivative financial instrument. EITF No.07-5 provides a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer's own stock and thus able to qualify for the SFAS 133 paragraph 11(a) scope exception. The Company is currently evaluating the impact of adoption of EITF No. 07-5 on its financial statements and related disclosures.

              In June 2008, FASB issued EITF Issue No. 08-4, "Transition Guidance for Conforming Changes to Issue No. 98-5 ("EITF No.
              08-4")". The objective of EITF No.08-4 is to provide transition guidance for conforming changes made to EITF No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", that result from EITF No. 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments", and SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Issue is effective for financial statements issued for fiscal years ending after December 15, 2008. Early application is permitted. The Company is currently evaluating the impact of adoption of EITF No. 08-4 on the accounting for the convertible notes and related warrants transactions.

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies
              ------------------------------------------

              Cash and Cash Equivalents

              The Company considers all highly liquid accounts with an original maturity date of three months or less to be cash equivalents. The Company maintains bank accounts in US banks, which at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts and believes it is not exposed to any significant risk on bank deposit accounts.

              Cash accounts of foreign subsidiaries are maintained on deposit in established financial institutions in their respective jurisdiction. Although these deposits are not subject to FDIC insurance coverage provided in the United States, the Company has not experienced any losses and believes that exposure to such risk is minimized by the quality of the institutions being utilized.

              Accounts Receivable

              Accounts receivable represent amounts currently due to the Company under contractual obligations for services performed, or products sold. When necessary, the Company evaluates and maintains an allowance for these accounts to reduce such balances to the amount deemed collectible. The allowance for doubtful accounts is based on the Company's assessment of collectability of customer accounts. The Company regularly reviews the allowance by considering factors such as historical experience, credit quality, age of the accounts receivable balances, and current economic conditions that may affect a customer's ability to pay.

              Inventories

              Inventory consists of finished goods and is valued at the lower of cost or market using the first-in, first-out method.

              Investments

              The Company values the equity investments in private companies and restricted stock of public companies using the cost method of accounting. The Company monitors these investments for factors indicating a permanent impairment of value. The Company recognized no impairment loss for the quarters ended September 30, 2008 and 2007, respectively.

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------------------

              Property and Equipment

              Property and equipment are stated at cost, less accumulated depreciation and any impairment loss where the recoverable amount of the asset is estimated to be lower than its carrying amount. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to working condition for its intended use. Expenditures for additions, improvements and renewals are capitalized and normal expenditures for maintenance and repairs are charged to the income statement whereas significant improvements which materially increase values or extend useful lives are capitalized and depreciated over the remaining estimated useful lives of the related assets. When assets are sold or retired, their cost and accumulated depreciation are removed from the financial statements and any gain or loss resulting from their disposal is included in the income statement. Depreciation is provided using the straight line method over the estimated useful lives of the related assets, ranging from 3 - 5 years, or over the lesser of the term of the lease or the estimated useful life of the assets under lease.

              Capitalized Software Development Costs

              The Company accounts for software development costs under SFAS 86, Accounting for the Costs of Software to be Sold, Leased, or Otherwise Marketed. All of the Company's Software related costs pertained to the communications software development segment of the business. The Company capitalized software costs of $72,250 related to the Company's interest in Candidsoft. In 2007, the Company performed an impairment review on its software costs and recorded an aggregate impairment loss of $69,240 for the software development costs.

              Business Combinations

              The Company accounts for business combinations in accordance with Statement of Financial Accounting Standard No. 141, "Business Combinations" (SFAS No. 141). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations. SFAS No. 141 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually by comparing carrying value to the respective fair value in accordance with the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). This pronouncement also requires that the intangible assets with estimated useful lives be amortized over their respective estimated useful lives.

              Goodwill and Other Intangible Assets

              In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," the Company tests its goodwill for impairment at least annually by comparing the fair value of these assets to their carrying values. As a result of such tests, the Company may be required to record impairment charges for these assets if in the future their carrying values exceed their fair values.

              Other intangible assets are amortized using the straight-line method over their estimated useful period of 10 to 15 years. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------------------

              Stock Based Compensation

              The Company applies the fair value method of Statement of Financial Accounting Standards No. 123R, "Accounting for Stock Based Compensation" (SFAS No. 123R) in accounting for its stock options. This standard states that compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The fair value for each option granted is estimated on the date of the grant using the Black-Scholes option pricing model. The fair value of all vested options granted has been charged to salaries, wages and benefits in accordance with SFAS No. 123R. Common stock granted to employees, directors, and consultants is charged to operating expense based on the fair value of the stock at the date the stock purchase rights are granted. In accordance with EITF 96-18, the non-employee stock options or warrants are measured at their fair value by using the Black-Scholes option pricing model as of the earlier of the date at which a commitment for performance to earn the equity instruments is reached ("performance commitment date") or the date at which performance is complete ("performance completion date"). The stock-based compensation expenses are recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period. Accounting for non-employee stock options or warrants which involve only performance conditions when no performance commitment date or performance completion date has occurred as of reporting date requires measurement at the equity instruments then-current fair value. Any subsequent changes in the market value of the underlying common stock are reflected in the expense recorded in the subsequent period in which that change occurs.

              Foreign Currency Translation

              Assets and liabilities of non-U.S. subsidiaries that operate in a local currency environment are translated to U.S. dollars at exchange rates in effect at the balance sheet date; with the resulting translation adjustments directly recorded to cumulative currency translation adjustment. Income and expense accounts are translated at average exchange rates during the year. Where the U.S. dollar is the functional currency, translation adjustments are recorded in other income (loss), net.

              Impairment of Long-Lived Assets and Other Intangible Assets

              The Company reviews the carrying value of its long-lived assets, including indefinite-lived intangible assets consisting primarily of goodwill and telecommunications licenses in China, whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the assets by estimating the future net cash flows expected to result from the assets, including eventual disposition. If the future net cash flows are less than the carrying value of the assets, an impairment loss is recorded equal to the difference between the asset's carrying value and its fair value. As of September 30, 2008 and 2007, management determined that no impairment was indicated.

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------------------

              Leases

              The Company leases its office space, warehouses and store locations. Certain leases contain scheduled rent increases, and may include an initial period of free or reduced rent as an inducement to enter into the lease agreement ("rent holidays"). The company recognizes rental expense for rent increases and rent holidays on a straight-line basis over the terms of the underlying leases, without regard to when rent payments are made. The calculation of straight-line rent is based on the "reasonably assured" lease term as defined in SFAS No. 98, Accounting for
              Leases: Sale-Leaseback Transactions Involving Real Estate, Sales Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases - an amendment of FASB Statements No. 13, 66 and 91 and a rescission of SFAS Statement No. 26 and Technical Bulletin No. 79-11. This amended definition of the lease term may exceed the initial non-cancelable lease term.

              Fair Value of Financial Instruments

              The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

              Revenue Recognition

              Revenue from calling cards, prepaid cellular products and broadband hardware sales are recognized upon delivery or shipment of the hardware to broadband service providers at which time title is passed; there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exits; the sales price is fixed and determinable; and collectability is deemed probable. The Company recognizes revenues based on Gross Revenues Reporting pursuant to EITF 99-19.

              Revenue from telecommunications services is recognized when the services are provided.

              Revenue from installation contracts is recognized on the completed contract method. A contract is considered complete when all costs except insignificant items have been incurred and the installation is operating according to specifications and has been accepted by the customer.

              Revenue from software communications development is recognized upon completion of installation and delivery to customers at which time title is passed; there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exits; the sales price is fixed and determinable; and collectability is deemed probable.

              Shipping and Handling Costs

              Shipping and handling costs are included in cost of revenues. Shipping and handling costs invoiced to customers, if any, are included in revenues.

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------

              Convertible Debt

              Convertible debt with beneficial conversion features, whereby the conversion feature is "in the money" are accounted for in accordance with guidance supplied by Emerging Issues Task Force ("EITF") No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF No. 27, "Application of Issue 98-5 to Certain Convertible Instruments".

              For convertible debt and related warrants, the recorded debt discount is calculated at the issuance date as the difference between the conversion price and the relative fair value of the common stock into which the security is convertible or exercisable. The fair value of the financial instruments related to warrants associated with convertible promissory notes was determined utilizing the Black-Scholes option pricing model and the respective allocated proceeds to warrants is recorded in additional paid-in capital.

              Debt discount resulting from allocation of proceeds to the beneficial conversion feature, it is amortized to other financing charges over the term of the notes from the respective dates of issuance, using the effective yield method. The relative fair value of the beneficial conversion feature of $675,000 has been amortized to other financing charges over the term of the notes from the date of issuance related to the convertible debenture issued for purchase of DTNet.

              Net Loss per Share

              The Company follows the guidelines of Statement of Financial Accounting Standards No. 128, "Earnings per share" ("SFAS No. 128") in calculating its loss per share. SFAS No. 128 states basic and diluted earnings per share are based on the weighted average number of common shares and equivalent common shares outstanding during the period. Common stock equivalents for purposes of determining diluted earnings per share include the effects of dilutive stock options, warrants and convertible securities. The effect on the number of shares of such potential common stock equivalents is computed using the treasury stock method or the if-converted method, as applicable. The Company has excluded all outstanding stock options and warrants as well as shares issued upon conversion of debt from the calculation of diluted loss per share because these securities are anti-dilutive.

              The following table sets forth potential shares of common stock that are not included in the diluted net loss per share calculation because to do so would be anti-dilutive for the periods indicated:

                                                              2008        2007
                                                           ---------   ---------

Warrants issued in conjunction with financing                563,200   2,948,000
                                                           =========   =========

Contingent shares potentially issuable for
  acquisitions                                               950,000   8,241,071
                                                           =========   =========

Common stock options                                          48,513      48,513
                                                           =========   =========

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------

              Income Taxes

              The Company recognizes deferred tax assets and liabilities for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

              Segmental Reporting

              SFAS No.  131,"Disclosures  about  Segments of an  Enterprise  and
              Related Information" establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company has four reportable segments: communications software development, telecommunications services, calling card distribution, and advanced broadband hardware distribution.


NOTE 2 - GOING CONCERN

              The accompanying financial statements have been prepared assuming the Company will continue as a going concern. During the quarters ended September 30, 2008 and 2007, the Company had significant operating losses which raise substantial doubt about the Company's ability to continue as a going concern. The Company's plans regarding those concerns are addressed in the following paragraph. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

              As shown in the accompanying financial statements, the Company has incurred net losses of approximately $869,581 and $486,675 for the quarters ended September 30, 2008 and 2007, respectively. Additionally, during the quarters ended September 30, 2008 and 2007, the Company has used cash flow in operations of approximately $796,468 and $1,297,816 in 2008 and 2007, respectively. Accumulated deficit amounted to $23,501,928 and $22,483,047 as of September 30 and June 30, 2008, respectively.

              Currently, the operations of the Company are funded through the issuance of debt and equity instruments as well as borrowings from related parties. Management's plans to generate cash flow include expanding the Company's existing operations as well as through additional acquisitions. Additionally, the Company may raise additional funds by raising additional capital through debt or equity offerings in an effort to fund the Company's anticipated expansion. There is no assurance additional capital will be available to the Company on acceptable terms.

NOTE 3 - BUSINESS COMBINATIONS

              The Company has entered into an agreement with a licensed Chinese Telecommunications Company which will permit CHVC to offer advanced communications services along with domestic and international long distance service into and out of China. Effective June 30, 2005, CHVC had issued 20,028,000 common shares valued at $5,007,000 to acquire all of the stock of East West Global Communications Inc., the Corporation which had obtained the Chinese licenses. The telecommunications licenses associated with this acquisition were valued at $5,007,000. The Company has acquired rights to these licenses which are owned by Chinese nationals and controlled by the Company. The licenses are required to be utilized by entities authorized to operate in China. Currently, one entity controlled by the Company uses the licenses.

              The allocation of the purchase price was to the estimated value of six licenses issued by the Telecommunication Bureau of Beijing. The licenses permit mobile network telecommunication value-added service, fax storage and forwarding services, certain internet content service, electronic bulletin board service, internet connection service, and call center service. The licenses expire in 2010. The Company has assigned a 15 year life to the licenses as it believes these will be renewed for as long as the licenses are required to support the Company's services.

              Effective January 18, 2006, the Company acquired a 65% interest in the operations of Candid Soft Technologies Co. Ltd of Beijing ("Candidsoft"), an international office-automation software and technology company headquartered in Beijing, China. The purchase price was $5,171,250 in current consideration paid by issuance of 4,925,000 shares of the Company's common stock. The shares were issued in September 2006. As the effective date of the agreement was January 18, 2006 and management of the Company assumed control of its operations at that time. The Company treated the stock issuance as being effective on the effective date of the acquisition. In addition, the total purchase price also included contingent consideration of 2,000,000 shares of the Company's common stock which were issued on June 30, 2008 at a value of $1,033,000. The Company has valued the equity of Candidsoft at $6,204,250 and $5,171,250 at September 30, 2008 and September 30,
              2007, respectively.

              The following table presents the allocation of the acquisition cost of Candidsoft, including the assets acquired and liabilities assumed, based on their fair value:

                                          9/30/2008      9/30/2007
                                         -----------    -----------
Goodwill                                 $ 6,056,654    $ 5,023,654
Capitalized software                          69,240         69,240
Other assets                                 118,927        118,927
                                         -----------    -----------
   Total assets acquired                   6,244,821      5,211,821

Minority interest                            (40,571)       (40,571)
                                         -----------    -----------

Net assets acquired                      $ 6,204,250    $ 5,171,250
                                         ===========    ===========

              Effective August 1, 2006, the Company acquired a 70% interest in the operations of Beijing Techview System Engineering Co. Ltd. ("BTSE"), a network design and installation company headquartered in Beijing, China. The purchase price was $1,920,000 in current consideration paid by issuance of 2,100,000 shares of the Company's common stock. In addition, the total purchase price also includes contingent consideration of 4,000,000 shares of the Company's common stock issuable upon the attainment of certain performance milestones, expiring December 31, 2009. The Company has valued the equity of Techview at $1,920,000.

              The following table presents the allocation of the acquisition cost of BTSE, including the assets acquired and liabilities assumed, based on fair value:


Goodwill                                                 $ 2,087,852
Minority interest                                             61,278
                                                         -----------
   Total assets acquired                                   2,149,130

Liabilities assumed                                         (229,130)
                                                         -----------

Net assets acquired                                      $ 1,920,000
                                                         ===========

              Effective on January 1, 2008, the Company sold its Techview subsidiary for 2,100,000 shares of Company common stock valued at $2,415,000. As a result of this transaction a gain of $505,733 was recognized.

              Effective December 31, 2006, the Company acquired 100% of the common stock of VCG Technologies Inc. d/b/a DTNet Technologies ("DTNet"), a value added distributor of advanced broadband products and services company headquartered in Florida. The purchase price was $2,150,000 in current consideration paid by issuance of 1,000,000 shares of the Company's common stock and notes payable for $1,000,000. In addition, the total purchase price also includes contingent consideration of 1,000,000 shares of the Company's common stock issuable upon the attainment of certain performance milestones, of which 595,360 were issued in satisfaction of the contingent consideration. The Company has valued the equity of DTNet at $2,150,000 upon acquisition plus $509,521 (595,360 common shares) of contingent consideration for a total of $2,659,521.

              The following table presents the allocation of the acquisition cost of DTNet, including the assets acquired and liabilities assumed, based on their fair value:


Goodwill                                                 $ 2,811,028

Liabilities assumed                                         (151,507)
                                                         -----------

Net assets acquired                                      $ 2,659,521
                                                         ===========

              On March 23, 2007, the Company entered into an agreement to acquire 100% of the common stock of StreamJet.Net, Inc.
              ("StreamJet"), a broadband data streaming company. The Company issued 4,725,000 shares of common stock to shareholders of StreamJet in escrow pending closing of a subsidiary merger agreement. The Company had not completed the merger at March 31, 2007 because certain deliverables of StreamJet had not been received. The shares are shown as outstanding at June 30, 2007, but no asset value has been placed on the Company's books. On October 22, 2007, the Company completed the merger and valued the equity of StreamJet at $2,882,250.

              The following table presents the allocation of the acquisition cost of StreamJet, including the assets acquired and liabilities assumed, based on their fair value:

Software License                                         $ 2,974,293

Liabilities assumed                                         (92,043)
                                                         ----------

Net assets acquired                                      $ 2,882,250
                                                         ===========

              On June 14, 2007, the Company closed a subsidiary merger agreement to acquire Phone House, Inc. ("Phone House") a leading distributor of prepaid phone cards. The Company paid cash of $100,000, issued a six month note for $159,179 and issued 650,000 shares of common stock at closing. In addition, the total purchase price also includes contingent consideration of up to 1,500,000 shares of the Company's common stock issuable upon the attainment of certain performance milestones, expiring June 30, 2010. The Company has valued the equity of Phone House at $545,179 on acquisition plus $292,500 (562,500 common shares) of contingent consideration for a total $837,679.

              The following table presents the allocation of the acquisition cost of PhoneHouse, including the assets acquired and liabilities assumed, based on their fair value:


Accounts receivable                                      $    421,519
Inventory                                                     156,545
Property and equipment                                          9,900
Goodwill                                                      754,958
                                                         ------------
   Total assets acquired                                    1,342,922

Accounts payable and accrued expenses                        (498,884)
Other liabilities                                              (6,359)
                                                         ------------
   Total liabilities assumed                                 (505,243)
                                                         ------------

Net assets acquired                                      $    837,679
                                                         ============

              On July 19, 2007, the Company closed a subsidiary merger agreement to acquire Dial Tone Communications, Inc. ("Dial Tone") a leading distributor of prepaid phone cards. The Company paid cash of $27,501, issued a three month note for $20,000 and issued 450,000 shares of common stock at closing. In addition, the total purchase price also includes contingent consideration of up to 200,000 shares of the Company's common stock issuable upon the attainment of certain performance milestones, expiring July 31, 2010. On June 13, 2008, the Company renegotiated the terms of acquisition and canceled 300,000 of total 450,000 shares previously issued. The Company has valued the equity of Dial Tone at $157,759 and $310,759 at June 30, 2008 and 2007, respectively.


NOTE 3 - BUSINESS COMBINATIONS (Continued)

              The following table presents the allocation of the acquisition cost of Dial Tone, including the assets acquired and liabilities assumed, based on their fair value:

                                                         9/30/2008          9/30/2007
                                                         ----------         ----------
Accounts receivable                                      $   45,933         $   45,933
Goodwill                                                    111,826            264,826
                                                         ----------         ----------
   Total assets acquired                                    157,759            310,759

   Total liabilities assumed                                   None               None
                                                         ----------         ----------

Net assets acquired                                      $  157,759         $  310,759
                                                         ==========         ==========

              On March 31, 2008, CVC International, a subsidiary of the Company acquired all of the assets of Brilliant Telecom Group, LLC
              ("Brilliant  Assets") a VoIP service provider.  The Company issued
              1,000,000 shares of common stock at closing. The Company has valued the Brilliant Assets at $1,040,000.

              The following table presents the allocation of the acquisition cost of the Brilliant Assets, including the assets acquired and liabilities assumed, based on their fair value:


Software                                                                    $   125,000
Property and equipment                                                          151,750
Goodwill                                                                        763,250
                                                                            -----------
   Total assets acquired                                                      1,040,000

   Total liabilities assumed                                                       None
                                                                            -----------

Net assets acquired                                                         $ 1,040,000
                                                                            ============


NOTE 4 - BUSINESS SEGMENT INFORMATION

              The Company has four reportable segments:  communications software
              development,    telecommunications    services,    calling    card
              distribution,  and advanced broadband hardware distribution.  Each of the segments is described in full in Note 1 to these  financial statements.

              The accounting polices for the segments are the same as those described in the summary of significant accounting polices.
              Information about operations by business segment, as of and for the three months ended September 30, 2008 and 2007, is as follows:



                                                                                Advanced
                      Communications         Tele-                              Broadband
                         Software        communications      Calling Card       Hardware         Corporate and
   2008                Development         Services          Distribution      Distribution      Eliminations      Consolidated
   ----                -----------         --------          ------------      ------------      ------------      ------------
Revenues              $     95,985       $    669,453       $ 14,741,421      $    457,493               --         $ 15,964,352

Interest Expense              --                 --                 --                --              (25,080)           (25,080)
Depreciation and
  amortization             (54,484)          (101,309)              --              (3,504)            (9,947)          (169,244)


Impairment of
  assets                      --                 --                 --                --                 --                 --


Net income (loss)          (47,758)           (80,815)           429,914          (162,196)        (1,008,726)          (869,581)
Capital
expenditures                  --                 --                 --                --                 --                 --
Identifiable assets        303,612            497,014          2,509,941           343,399            865,299          4,519,265

Goodwill                 6,056,654            763,250            960,534         2,811,028               --           10,591,466
Other intangible
  assets, net            2,787,022          4,040,900               --                --               49,249          6,877,171


                                                                                Advanced
                      Communications         Tele-                              Broadband
                         Software        communications      Calling Card       Hardware         Corporate and
   2007                Development         Services          Distribution      Distribution      Eliminations      Consolidated
   ----                -----------         --------          ------------      ------------      ------------      ------------

Revenues              $    136,081       $    581,634       $  5,051,339      $    304,456    $          --         $  6,073,510
Interest Expense              --                 --                 --                --             (131,611)          (131,611)
Depreciation and
  amortization              (4,912)          (101,309)              --              (3,504)             5,231           (104,494)
Impairment of
  assets                      --                 --                 --                --                 --                 --


Net income (loss)           19,429            (83,806)            79,646           (99,205)          (402,738)          (486,673)
Capital
expenditures                  --                 --                 --                --                 --                 --
Identifiable assets        157,783            331,429            822,585           326,385            786,230          2,424,412
Goodwill                 5,023,654          2,087,852            739,284         2,397,579               --           10,248,369

Other intangible
  assets, net                 --            4,255,950               --                --               68,586          4,324,536


NOTE 5 - PROPERTY AND EQUIPMENT

              Major categories of property and equipment at September 30 and June 30, 2008 were as follows:

                                        September 30,       June 30,
                                            2008              2008
                                         ---------         ---------
Computer equipment                       $ 430,162         $ 428,682
Furniture, fixtures and equipment          342,988           297,896
Motor vehicles                              15,338            15,338

Less:  accumulated depreciation
 and amortization                         (168,390)         (152,962)
                                         ---------         ---------

Total property and equipment             $ 620,098         $ 588,954
                                         =========         =========


              Depreciation expense totaled $36,097 and $21,044 for three months ended September 30, 2008 and 2007, respectively.


NOTE 6 - GOODWILL AND OTHER INTANGIBLE ASSETS

              In accordance with Statement of Financial Accounting Standards No. 142 (SFAS No. 142), the Company performs an evaluation of the fair values of its operating segments annually, and more frequently if an event occurs or circumstances change that may indicate that the fair value of a reporting unit is less than the carrying amount.

              The Company's  balance sheet reflects  goodwill of $10,591,466 and
              $10,450,466   as  of  September   30,  2008  and  June  30,  2008,
              respectively.

              During the three months ended September 30, 2008 and 2007, the Company did not capitalize any costs related to internal software development. The Company recorded amortization expense related to the internal software development costs placed in service as of January 18, 2006, the acquisition date of Candidsoft.

              Other identifiable intangible assets consist of the acquired licenses to provide telecom services in certain districts within China and capitalized software. Other intangible assets as of September 30, 2008 and 2007 are as follows:

                                Lives                 2008              2007
                              -----------         -----------       -----------
Telecom licenses               15 Years           $ 5,007,000       $ 5,007,000
Software licenses              15 Years             2,974,293              --
Computer software              10 Years               125,249              --
Patent - software              10 Years                49,000              --
                                                  -----------       -----------


Total                                               8,155,542         5,007,000
Less accumulated amortization                      (1,278,371)         (751,050)
                                                  -----------       -----------

                                                  $ 6,877,171       $ 4,255,950
                                                  ===========       ===========

              Amortization expense totaled $133,147 and $83,450 for the three months ended September 30, 2008 and 2007, respectively.


NOTE 7 -NOTES PAYABLE

              The Company's notes payable to financial institutions and third parties consist of the following as of June 30:

                                                                                       2008                2007
                                                                                    ------------      ------------
Note payable to a third party with interest at 12% and collateralized by certain assets held by a related  party.  The note is due on demand.  Additionally, this note included  detachable  warrants to purchase  560,000 shares of the
     Company's common stock, which expired May 31, 2006.

                                                                                    $     25,614      $    200,000


Note payable to an  individual,  due on demand.  Interest  accrues at 12% and is payable  monthly.  The note is  collateralized  by certain assets held by a related  party and has  detachable  warrants to purchase  22,400  shares of
     CHVC's common stock.
                                                                                              --             5,000

Note payable to a third  party  with  interest  at 12%,  and  collateralized  by certain  assets held by a related  party.  The note  matures June 30, 2008.
     Additionally, this note included warrants to purchase 280,000 shares of the
     Company's common stock, which expired May 31, 2006.
                                                                                              --           100,000

Note payable to an  individual  due  November  2, 2007 with  interest at 36% and collateralized by certain assets
     held by a related party.                                                                 --           100,000

Note payable to an individual,  interest  accrues at 24% and is payable monthly.
     The note is  collateralized  by certain assets held by a related party, and matures December 8,
     2008.                                                                                50,000            50,000

Note payable to an individual with interest at 8% and  collateralized by certain assets  held by a  related  party.  The note  has  detachable  warrants  to purchase  232,000  shares of CHVC's common stock and matures on January 23,
     2008.
                                                                                              --           100,000

Note payable to a third party due March 7, 2008 with interest at 18%. The note is secured by the inventory and receivables of DTNet Technologies.


                                      F-62

NOTE 7 -NOTES PAYABLE (Continued)                                                      2008                2007
                                                                                    ------------      ------------

Note payable to a financial institution due October 22, 2007, at 9.25% interest.
     The note is unsecured.
                                                                                              --             9,724

Note payable to an  individual  due December 31, 2007 at 7% interest  secured by certain stock held by DTNet
     Technologies.                                                                            --            10,093

Note payable to an equipment  vendor due May 1, 2011 at 12% interest  secured by computer  equipment of DTNet  Technologies.  The Company  anticipates early payoff  of  this  debt  and  accordingly  has  classified  it as a  current liability.
                                                                                          47,972            74,786

Note payable  to an  individual  due  October 5, 2009 with  interest  at 18% and collateralized by certain assets
     held by a related party.                                                             50,000            50,000
                                                                                    ------------      ------------

Subtotal                                                                                 173,586           989,879
Less discounts                                                                                --                --
                                                                                    ------------      ------------

                                                                                         173,586           989,879
Less current portion                                                                    (123,586)         (939,879)
                                                                                    ------------      ------------

                                                                                    $     50,000      $     50,000
                                                                                    ============      ============

              The Company's notes payable to related parties consist of the following as of June 30:


                                                                                        2008                2007
                                                                                    ------------      ------------

Note  payable to a related  party due  December  14, 2007 with interest at 12%. The note is  collateralized  by stock of
     the Company.                                                                   $         --      $    149,179

Convertible  debenture  payable to a related  party due  December  31, 2008 with interest  at 8%.  The note is  secured  by all of the  common  stock of the
     Company's DTNet  subsidiary and is convertible into 1,566,000 shares of the
     Company's  common  stock at a  conversion  price of  $0.50.  The  option to convert this note was exchanged for 637,536 shares of common stock on March
     6, 2008.
                                                                                              --           168,750

Company's VCG  Technologies,  Inc.,  d/b/a DTNet  Technologies
     subsidiary  payable to a related  party due  December 31,
     2008 with  interest  at 8%. The note is secured by all of
     the common stock of the Company's DTNet subsidiary.                                 310,423                --


                                      F-63


NOTE 7 -NOTES PAYABLE (Continued)

                                                                                        2008                2007
                                                                                    ------------      ------------


                                                                                         310,423           317,929
Less current portion                                                                    (310,423)         (149,179)
                                                                                    ------------      ------------

                                                                                    $         --      $    168,750
                                                                                    ============      ============

              The future maturities of the notes payable to third parties and related parties are as follows:

2008                                                                                                  $    434,009
2009                                                                                                        50,000
2010                                                                                                            --
2011                                                                                                            --
                                                                                                      ------------

Total                                                                                                 $    484,000
                                                                                                      ============


NOTE 8 -EQUITY

              Preferred Stock

              All of the Company's preferred stock shares are directly or indirectly owned by entities that are owned or controlled by an officer and director of the Company. As such, this officer has all voting rights relating to this class of stock.

              During the year ended June 30, 2006, the Company's board of directors authorized the issuance of up to 20,000 shares of $0.001 par value Series A Preferred Stock. The Series A Preferred Stock is preferred as to dividends and liquidation over common stock, has a liquidation value of $1,000 per share, and has a dividend rate of 12% of liquidation value per year.

              Preferred shares issued during the three months ended September 30, 2008 are as follows:




                                          Number of
             Category                      Shares             Value
             --------                      ------             -----

Issuance in exchange for common            2,000          $ 800,000
stock

              On September 30, 2008, the Company redeemed 455 shares of Series A Preferred stock for $454,500 from an affiliated entity.

              Common Stock
              ------------

              During the three months ended September 30, 2008, the Company issued common stock as follows:


                                          Number of
             Category                      Shares             Value
             --------                      ------             -----

Services                                     85,000         $  42,500
Net cash invested                         2,789,809           512,636
Assets exchanged
In connection with acquisitions             287,500           142,750

Cancellation  of debt of $736,651
  (including  accrued interest of
  $86,651) in 2007 and
  cancellation of  debt
  conversion feature
Conversions
                                             27,200             5,000
In exchange for shares of series
  A preferred stock.

Total                                     3,189,509         $ 702,886
                                          =========         =========

              ------------------------

              During the quarter ended  September 30, 2008,  the Company  issued
              2,058,144 common shares pursuant to a stock offering under SEC Regulation S. The Company hereby discloses that the shares would have had a value of approximately $1,017,120 had the shares been sold on the OTC (Pink Sheets) market, that discounts and commissions would total $711,984, and net proceeds received by the Company were $305,136.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

              Employment Agreements
              ---------------------

              On August 31, 2006, the Company entered into an employment agreement with Bill Burbank, the Company's Chief Executive Officer. The employment agreement is for an initial term of three years with automatic renewals on six month intervals thereafter; and provides entitlement to a base salary equal to $15,500 per month with discretionary cash or stock option bonuses based on performance.

              Litigation
              ----------

              The Company is involved in various claims and legal proceedings in the ordinary course of its business activities. In addition, the Company has been notified that it is under review by the SEC to examine its history of financings, stock issuances and press releases chronicling the Company's development. The company had fully cooperated with the SEC and has provided all requested data. The Company believes that any potential liability associated with the ultimate outcome of these matters will not have a material adverse effect on its financial position or results of operations.

              Long Term Contingent Liability
              ------------------------------

              During the quarter ended March 31, 2008 the Company issued 3,000,000 shares of common stock to its subsidiary Streamjet. The shares were pledged as collateral to a third party on the debt of an unrelated borrower which is the licensor of a software license owned by Streamjet. Streamjet received a $1,500,000 note from the borrower which bears interest at 12% plus 25,000 shares of the borrower's common stock per month, and is secured by all of the assets of the borrower. The note may be repaid by delivery of the 3,000,000 Company shares back to Streamjet, and because of this redemption feature the $1,500,000 value of the stock is shown as a long term contingent liability by the Company.
              Subsequent to the June 30, 2008 year end the 3,000,000 shares of common stock were returned to StreamJet, the $1,500,000 note receivable was repaid and the $1,500,000 long term contingent liability was eliminated.

              Operating Leases
              ----------------

              The Company's rent expense amounted to $39,441 and $40,382 for the three months ended September 30, 2008 and 2007, respectively. The Company has various long-term non-cancelable lease commitments for its offices, warehouse and other facilities which expire through 2011. The minimum rental commitments under non-cancelable long-term operating leases during the next five years are as follows:

2009                                                                 113,531
2010                                                                 114,847
2011                                                                  50,215
2012                                                                  50,215
                                                                  ----------
Total                                                             $  328,808
                                                                  ==========

NOTE 10 - RELATED PARTY TRANSACTIONS

              Related Party Receivables
              -------------------------

              One of the Company's subsidiaries has advanced funds to certain employees. Such advances are not interest bearing and are unsecured. Management believes that these assets are collectible as they relate to relationships with continuing employees.

              Related Party Payables
              ----------------------

              Certain companies owned or controlled by a major shareholder, director and officer of CHVC, and other related parties has loaned funds to the Company secured by all of the assets of the Company. These advanced funds are due on demand and bear interest at 18%. The balance as of September 30 and June 30, 2008 was $343,790 and $303,790, respectively.

              Certain individuals who are employees and or directors of the Company have advanced funds to the Company on unsecured terms bearing interest at 8%. The balance on these advances was $13,990 and $13,990 as of September 30 and June 30, 2008, respectively.

              An employee of one of the Company's China subsidiaries has advanced funds to the Company on unsecured terms. This advance does not bear interest. The balance due on this advance was $72,761 and $87,040 as of September 30 and June 30, 2008.

              Related Party Notes
              -------------------

              As disclosed in Note 7, in connection with the Company's acquisition of its DTNet subsidiary, the Company is indebted to a Company controlled by the former owners of DTNet. One of those owners remains a major shareholder, director, officer and employee of CHVC. The note is secured by all of the common stock of DTNet and bears interest at 8% and matures on December 31, 2008. The balance on that note was $675,000 as of September 30, 2007 and it was replaced by one note with balance of $310,423 as of September 30 and June 30, 2008.

              Interest paid under these notes was $4,630 and none for the quarters ended September 30, 2008 and 2007.

              Joint Ventures
              --------------

              The Company has entered into a joint venture with WRIO, Corp., dated May 31, 2006, wherein WRIO, Corp. and the Company, through contribution of $1,000 each, are 50/50 partners in the exploitation of wireless broadband technology owned by WRIO, Corp. in China. WRIO, Corp is controlled by an officer and director of the Corporation. No revenues were earned under this joint venture during 2008 and 2007, accordingly, no revenues or expense have been reflected in these financial statements.

              Preferred Stock
              ---------------

              As disclosed Note 8, all of the Company's preferred stock shares are directly or indirectly owned by entities that are owned or controlled by an officer and director of the Company. As such, this officer has all voting rights relating to this class of stock.

              Guarantees
              ----------

              As disclosed in Note 7, certain of the Company's notes payable due to third parties have been guaranteed by companies owned or controlled by an officer and director of the Company.


NOTE 11 - CONCENTRATION OF RISK

              Major Customers - During the quarters ended September 30, 2008 and 2007, the Company did not have any individual customers or group of customers from which revenues exceeded 10% of total revenues. Accordingly, no trade receivables existed from any individual customers or group of customers which exceeded 10% of accounts receivables at September 30, 2008 and 2007.

              Assets in Foreign Country - The Company has assets related to its China operations which are located in the Peoples Republic of China. Assets held outside of the United States were as follows:


                                        September 30,           June 30,
                                            2008                  2008
                                        ------------          ------------
Tangible assets                         $    303,612          $    345,230

Goodwill and other identifiable
  intangible assets                        9,978,804            10,015,004
                                        ------------          ------------

Total assets                            $ 10,282,416          $ 10,360,234
                                        ============          ============

NOTE 12 - INCOME TAXES

              China Taxation - Prior to January 1, 2008, the Company's subsidiaries were governed by the previous Income Tax Law (the "Previous IT Law") of China. Under the Previous IT Law, the Company's subsidiaries were generally subjected to enterprise income taxes at a statutory rate of 33% (30% state income tax plus 3% local income tax) or 15% for qualified new and high technology enterprises. Effective January 1, 2008, the new Enterprise Income Tax Law (the "EIT Law") in China supersedes the Previous IT Law and unifies the enterprise income tax rate for FIEs at 25%. New and high technology enterprises will continue to enjoy a preferential tax rate of 15% but must meet the new set of criteria defined under the EIT Law and related regulations. The EIT Law provides a five-year transitional period for certain entities that enjoyed a favorable income tax rate of less than 25% under the Previous IT Law and were established before March 16, 2007, to gradually increase their rates to 25%. The EIT Law also imposes a withholding income tax of 10% on dividends distributed by a Foreign-Invested Enterprises ("FIE") to its immediate holding company outside of China, if such immediate holding company is considered as a no-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company's jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Such withholding income tax was exempted under the Previous IT Law. In accordance with APB Option No. 23, "accounting for Income Taxes - Special Area," all undistributed earnings are presumed to be transferred to the parent company and are subject to the withholding taxes. The withholding tax imposed on the dividend income will reduce the Company's net income. If a withholding tax were imposed to retained earnings prior to January, 2008, the Company would elect to reinvest these retained earnings in PRC. Accordingly, the Company has not recorded any withholding tax on the retained earnings of its FIEs in China.

              The EIT Law also provides that an enterprise established under the laws of foreign countries or regions but whose "de facto management body" is located in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The Implementing Rules of the EIT Law merely defines the location of the "de facto management body" as "the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, properties, etc., of a non-PRC company is located." The determination of tax residency requires a review of surrounding facts and circumstances of each case. If the Company is treated as a resident enterprise for PRC tax purposes, the Company will be subject to PRC tax on worldwide income at a uniform tax rate of 25% starting from January 1, 2008.

              Like its predecessor, the EIT Law mainly provides a framework for general income tax provisions. There are currently divergent views on ho the EIT Law will be implemented. Details on the definition of numerous terms as well as the interpretation and specific application of various provisions are left to the detailed implementing regulations and supplementary tax circulars, which are still being issued. The Company's ultimate effective tax rate will depend on many factors, including but not limited to, whether certain of the Company's subsidiaries in China will receive the new and high technology enterprise status under the new criteria.

              The current and deferred portion of income tax expenses of the Company's China subsidiaries, which were included in the consolidated statements for the periods presented have no significant deferred tax assets or liabilities and the statutory rate and effective rate for China operations approximates 30%.

          The following table represents the effective tax rate of the Company:

                                             September 30,    September 30,
                                                2008             2007
                                              --------         --------
Loss from operations                          $869,581         $486,675

Tax benefit:
   Federal current                                --               --
   Federal deferred                               --               --
   U.S. State                                     --               --
   Foreign                                        --               --
                                              --------         --------

Total tax benefit                             $   --           $   --
                                              ========         ========

Effective tax benefit rate                        0.0%             0.0%
                                              ========         ========

              The difference between the tax benefit rate and the statutory benefit rate is as follows:

                                             September 30,    September 30,
                                                2008             2007
                                              --------         --------

Statutory benefit rate                           34.0%            34.0%

Inability to utilize operating
   loss carry forwards                          (34.0%)          (34.0%)
Other
                                              --------         --------

Effective tax benefit rate                        0.0%             0.0%
                                              ========         ========


              The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are as follows:

                                             September 30,            June 30,
                                                 2008                   2008
Deductible temporary differences:            ------------          ------------
   U.S. federal deferred operating loss      $  3,887,494          $  3,608,074
   State deferred operating loss                  391,391               350,300
   Foreign deferred operating loss                121,250               106,923
                                             ------------          ------------

Less:  valuation allowance                     (4,400,135)           (4,065,297)
                                             ------------          ------------

Total tax assets                             $          -          $          -
                                             ============          ============

              At September 30, 2008, the Company had carry forward losses for income tax purposes of approximately $11,433,806 that may be offset against future taxable income. Due to the uncertainty regarding the success of future operations, management has recorded a valuation allowance equal to 100% of the resultant deferred tax asset.


NOTE 12 - INCOME TAXES (Continued)

          The carry forward losses expire in future years through 2029 as follows:

Expiration Year                                              Amount
                                                             ------

   2025                                                  $     457,895
   2026                                                      1,499,867
   2027                                                      4,790,794
   2028                                                      3,863,427
   2029                                                        821,823


NOTE 13 - STOCK BASED COMPENSATION

              The Company has granted stock options through certain informal stock option plans to directors, officers and employees. These options vest monthly as earned with no expiration date.

              Prior to July 1, 2005, the Company accounted for these plans under the recognition measurement provisions of APB No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123").

              Effective with its fiscal year beginning July 1, 2005, the Company adopted the fair value  recognition  provisions  of SFAS No. 123R,
              Share-Based    Payment    ("SFAS    No.    123R"),    using    the
              modified-prospective-transition   method.  Under  that  transition
              method,  compensation  cost is  recognized  in the  periods  after adoption for (i) all stock option awards granted or modified after
              December 31, 2005 based on the grant-date  fair value estimated in accordance with the

              provisions of SFAS 123R and (ii) all stock options granted prior to but not yet vested as of July 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123. The results for prior periods were not restated.

              Stock-based compensation cost of $0 and $11,802 for the years ended June 30, 2008 and 2007, respectively. Related deferred income tax asset was $0 as of June 30, 2008 and 2007.

              The following table summarizes the allocation of stock-based compensation expense under SFAS 123R:

                                                           September 30,          September 30,
                                                               2008                   2007
                                                            ----------             ----------
Selling, general and administrative                         $        0             $        0
                                                            ----------             ----------
Total stock-based compensation expense included in
  operating expenses                                        $        0             $        0
                                                            ----------             ----------
Total stock-based compensation expense                      $        0             $        0
                                                            ==========             ==========

              The fair value of stock option awards granted on or after July 1, 2005 was determined using a Black-Scholes-Merton option-pricing model utilizing a range of assumptions related to dividend yield, volatility, risk-free interest rate, and employee exercise behavior. Dividend yield was determined to be $0 as these have not been historically paid. Expected volatility is based on the historical volatility calculated from the historical values of the Company's stock prices. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of the grant. The Company estimates forfeitures based on historical data.

              On November 10, 2005, the FASB issued FASB Staff Position No. 123R-3, Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards. The Company has elected to adopt the shortcut method provided by the FASB Staff Position for determining the initial pool of excess tax benefits available to absorb tax deficiencies related to stock-based compensation subsequent to the adoption of SFAS 123R. The shortcut method includes simplified procedures to establish the beginning balance of the pool of excess tax benefits (the "APIC Tax Pool") and to determine the subsequent effect on the APIC Tax Pool and Cash Flow Statements of the tax effects of employee stock-based compensation awards.

              Prior to adoption of SFAS 123R, all tax benefits from deductions resulting from the exercise of stock options were presented as operating cash flows in the Cash Flow Statement. SFAS 123R requires the cash flow tax benefits resulting from tax deductions in excess of the compensation cost recognized (excess tax benefits) to be classified as financing cash flows. Excess tax benefits aggregating $0 were reported in Financing Activities for the quarters ended September 30, 2008 and 2007.

              A summary of options granted and outstanding is presented below:

                                                     September 30, 2008
                                          -------------------------------------
                                                                Weighted average
                                          Number of options      exercise price
                                          -----------------      --------------


Outstanding at beginning of period           48,513                  $ 0.50
  Granted
                                               --                       --
   Exercised
                                               --                       --
   Forfeited
                                               --                       --
                                             ------                  ------


Outstanding at end of period                 48,513                  $ 0.50
                                             ------                  ------

Exercisable at end of period                 48,513                  $ 0.50
                                             ======                  ======

          The weighted average fair value of shares granted was $0.50 and due April 2009.

NOTE 14 - WARRANTS

              The Company has issued warrants to purchase its common stock in connection with financing transactions. As of September 30, 2008, the warrants are exercisable and have terms as follows:


                                                     In connection
                                                         with
            Exercise Price                             financing
               per Share      Termination Date        transactions       Shares
               ---------      ----------------        ------------       ------


                 $0.40          January 2008            350,000          350,000
                 $0.40          January 2009            213,200          213,200


    Total                                                563,200         563,200
                                                         =======         =======

              The Company issued warrants to purchase an aggregate of 9,161,420 shares of the Company's common stock at prices ranging from $0.40 to $1.00 per share in connection with financing transactions. The warrants vested immediately and had expiration dates ranging from 1 to 2 years from the date of issuance. The fair value of the warrants at each reporting or measurement date was determined based on the Black-Scholes option pricing model. The fair value of the warrants was calculated with the following weighted average assumptions: no dividend yield; expected volatility of 42%; risk free rates ranging from 3.26% to 5.18% and an expected life equal to the vesting period of 1 month.

              The aggregate fair value of the warrants was $1,407,497. For the quarters ended September 30, 2008 and 2007, $0 and $14,126, respectively was charged to other financing charges with the offset to additional paid-in capital. Of these warrants, 800,000 expired unexercised in January 2008.